Exhibit 10.43

LOAN AGREEMENT

Between

METROPOLITAN LIFE INSURANCE COMPANY

And

ORM TIMBER OPERATING COMPANY II, LLC,
as Borrower

With

ORM TIMBER FUND II, INC.,
as Guarantor

FIRST MORTGAGE LOAN
of US$11,000,000

LOAN NO.: 194231

September 1, 2010

- i -

TABLE OF CONTENTS
(continued)

- ii -

ARTICLE 8. MISCELLANEOUS		56

8.1	Audit and Appraisal Rights	56
8.2	Fees and Expenses Incurred by Lender	56
8.3	Waiver by the Lender	57
8.4	Severability	57
8.5	Modification of Agreement	57
8.6	Authorization to Disseminate Information	57
8.7	Waivers by Borrower	57
8.8	Authorized Signature	58
8.9	Notices	58
8.10	Assignment	59
8.11	Actions by Lender	60
8.12	Performance by Lender	60
8.13	Entire Agreement	60
8.14	Partial Payment	60
8.15	Time of the Essence	61
8.16	Default Rate	61
8.17	Brokerage Commission	61
8.18	Further Assurances	61

ARTICLE 9. INTERPRETATION OF THIS AGREEMENT		61

9.1	Defined Terms	61
9.2	Accounting Terms; Interpretation of Financial Covenants	68
9.3	Directly or Indirectly	68
9.4	Section Headings and Table of Contents, etc	68
9.5	Construction	68
9.6	Governing Law	68
9.7	Jurisdiction	69
9.8	Waiver of Trial by Jury	69
9.9	Counterparts	69
9.10	Joint and Several Liability	69
9.11	Successors and Assigns	70

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SCHEDULES

Schedule 1.2	Promissory Note

Schedule 1.3	Payment Instructions

Schedule 2.3	Ownership of Borrower, Officers of Borrower and Statutory Agents in Each State

Schedule 2.4.1	Pending Litigation

Schedule 2.6.1	Project Manager Certificate

Schedule 2.6.1A	Timber Volumes

Schedule 2.6.2	Non-Access to Timberlands

Schedule 2.6.3	Timber Sale Agreements

Schedule 2.6.4	Leases (other than those included on Schedule 2.7)

Schedule 2.6.5	Mining Permits

Schedule 2.7	Rent Roll – Recreational Licenses and Leases

Schedule 2.15.4	Endangered Species Issues

Schedule 2.15.5	Storage Tanks

Schedule 4.2.6	Administrative Values

Exhibit A	Timberlands

Exhibit B	Partial Release Forms

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is dated as of September 1, 2010, by and among ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company (“Borrower”), with an address at 19245 Tenth Avenue NE, Poulsbo, Washington 98370 and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”).

RECITALS

A.     WHEREAS, Borrower has entered into a Purchase Agreement dated as of July 27, 2010 (the “Purchase Agreement”) with Weyerhaeuser Real Estate Development Company, a Washington corporation (“Seller”), pursuant to which Borrower shall purchase from Seller a fee simple interest in certain of the Timberlands situated in the State of Oregon and defined herein as the Copper Creek Block (all such Timberlands, appurtenances, related contracts rights and property purchased by or owned by Borrower pursuant to or arising from the transactions contemplated under the Purchase Agreement, the “Purchased Assets”).

B.     WHEREAS, Borrower recently completed the acquisition of certain of the Timberlands situated in the State of Washington and defined herein as the Riffe Lake Block (all such Riffe Lake Block Timberlands, appurtenances, related contracts rights and property purchased by or owned by Borrower pursuant to or arising from the transactions contemplated under the Purchase Agreement, the “Riffe Lake Assets”) pursuant to the following agreements (collectively, the "Riffe Lake Purchase Agreement"): (i) Purchase and Sale Agreement dated July 7, 2010 between Terrapointe LLC, a Delaware limited liability company and Borrower; and (ii) Purchase and Sale Agreement dated July 7, 2010 between Rayonier Forest Resources, L.P., a Delaware limited partnership and Borrower.

C.     WHEREAS, Borrower has requested that Lender agree to make a first mortgage loan in the original principal amount of Eleven Million Dollars $11,000,000, the proceeds of which shall be used by Borrower in purchasing the Purchased Assets and which loan shall be secured by first mortgage and security interests in the Purchased Assets together with the Riffe Lake Assets.

D.     WHEREAS, subject to the terms and conditions set forth herein, Lender has agreed to make such loan to Borrower pursuant to that certain Term Sheet/Loan Application dated July 8, 2010 (the “Application”) in order to fund a portion of the purchase price to be paid by Borrower for the Purchased Assets, which loan shall be secured as provided herein and in the other Loan Documents.  The Loan will be guaranteed by ORM TIMBER FUND II, INC., a Delaware corporation (the “Guarantor”).

E.     WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings set forth in Article 9 hereof.

NOW THEREFORE, in consideration of the Loan, the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. LOAN TERMS AND COLLATERAL

1.1       Loan Amount.  Subject to the terms and conditions of this Agreement, Lender agrees on the Closing Date to make a senior secured first mortgage loan to Borrower (the “Loan”) in the original principal amount of ELEVEN MILLION US DOLLARS (US$11,000,000).

1.2       The Note.  The Loan shall be evidenced by one (1) Promissory Note executed and delivered by Borrower to Lender of even date herewith in the amount of Eleven Million Dollars ($11,000,000) bearing a fixed rate of interest with a term of ten (10) years in the form of Schedule 1.2 attached hereto (as amended, restated, extended, renewed or otherwise modified from time to time, together with any note or notes given in substitution or replacement thereof at the request of Lender, collectively, the “Note” or “Notes”).

1.3        Interest and Payments.  The Loan shall bear interest at the rate or rates specified in the Note and principal and interest shall be payable by Borrower in accordance with the terms of the Note.  Payments in respect of the Note shall be made by Borrower to Lender in accordance with the payment instructions set forth on Schedule 1.3.

1.4        Collateral Security for the Loan.  The indebtedness evidenced by the Note and the other obligations of Borrower with respect to the Loan are and shall continue to be secured by a first and senior mortgage, security interest and lien (subject only to Permitted Encumbrances) encumbering the Timberlands, including, without limitation, all Timber and biomass thereon or derived therefrom, and the other Collateral.

1.5        Collateral Security Documents for Loan.  The indebtedness evidenced by the Note and the other obligations of Borrower with respect to the Loan are and shall continue to be secured by, among others, the following documents (collectively, the “Security Documents”):

1.5.1   With respect to the Timberlands situated in Marion and Clackamas Counties, in the State of Oregon, a first Trust Deed, Security Agreement, Assignment of Leases and Rents and Fixture Filing encumbering the Timberlands, and with respect to the Timberlands situated in Lewis County, in the State of Washington, a first Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing encumbering the Timberlands, subject only to the Permitted Encumbrances (collectively, the “Deeds of Trust”);

1.5.2   A first perfected security interest (subject only to the Permitted Encumbrances) in and to all of Borrower’s Property consisting of personal property, located on, derived from or related to the Timberlands, pursuant to a security agreement supplementing or contained herein and in the Deeds of Trust as well as a separate security agreement from Borrower and any of its Subsidiaries having an interest in any of the Collateral if required by Lender (collectively, as amended, restated or supplemented from time to time, the “Security Agreement”);

1.5.3   Assignments of, and a first perfected security interest (subject only to the Permitted Encumbrances) in and to, all leases, contracts, licenses and permits relating to the Timberlands, including any listed on Schedules 2.6.4 and 2.7 hereof, together with any consents required for such assignments pursuant to a security agreement supplementing or contained herein and in the Deeds of Trust as well as separate assignments from Borrower and any of its Subsidiaries having an interest in any of the Collateral if required by Lender (collectively, as amended, restated or supplemented from time to time, the “Assignment of Contracts”); and

1.5.4   Assignments of, and first perfected security interests (subject only to the Permitted Encumbrances) in and to, all timber sale and stumpage agreements related to the Timberlands, including any listed on Schedule 2.6.3 hereof, and timber agreements, purchase contracts, and guarantees thereof, in respect of the Timberlands, together with any consents required for such assignments pursuant to a security agreement supplementing or contained herein and in the Deeds of Trust as well as separate assignments from Borrower and any of its Subsidiaries having an interest in any of the Collateral if required by Lender (collectively, as amended, restated or supplemented from time to time, the “Assignment of Timber Contracts”).

1.6         Other Loan Documents.  The Loan is also supported by the following documents which are Loan Documents:

1.6.1   the Environmental Indemnity Agreement executed by the Borrower and Guarantor which is not secured by the Deeds of Trust; and

1.6.2   the Guaranty Agreement executed by the Guarantor.

1.7    Acquisition.  Borrower shall furnish to Lender a collateral assignment of the purchaser’s rights, but not the purchaser’s obligations or liabilities, under the Purchase Agreement together with any consent by the seller required under the Purchase Agreement and Borrower shall not permit any amendment of the Purchase Agreement without the prior written consent of Lender.  Borrower shall purchase the Purchased Assets simultaneously with, but immediately prior to, the Closing.

ARTICLE 2.   REPRESENTATIONS AND WARRANTIES

As an inducement to Lender to enter into this Agreement and to make the Loan and with the understanding that Lender is relying thereon, Borrower represents and warrants to Lender, as of the date hereof and as of the date of Closing as follows:

2.1    Nature of Business.  Borrower’s only business is the ownership and operation of the Timberlands and the Unencumbered Timberlands as timberlands.  The Timberlands and related assets and the Unencumbered Timberlands and related assets constitute the only assets owned by Borrower.

2.2     Financial Statements; Equity, Debt; Contracts; Material Adverse Change.

2.2.1   Financial Statements. Borrower has delivered to Lender prior to the date of Closing copies of audited annual financial statements and operating statements of the Borrower dated as of December 31, 2009, and unaudited consolidated quarterly financial statements for Guarantor and Borrower dated as of June 30, 2010, which have been accepted by Lender.  All of said financial statements (including in each case the related schedules and notes) are true and correct in all material respects and present fairly the financial position of the Borrower and/or Guarantor, as applicable, as of the respective dates specified in such statements (subject, in the case of interim financial statements, to audit and normal year end adjustments) and the results of its operations and its cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except (i) for charges required or permitted by GAAP and with which the auditors of Borrower or Guarantor, as applicable, concur, or (ii) where applicable, as set forth in the notes thereto.

2.2.2   Debt.  Borrower has no Debt other than the Loan.

2.2.3   Material Adverse Change. Since the date of the most recent financial statements delivered to Lender pursuant to Section 2.2.1 there has been no material adverse change in the business, prospects, profits, property or condition (financial or otherwise) of Borrower or Guarantor or any Affiliate.

2.2.4   Bankruptcy; Compromise.  Neither Borrower nor Guarantor or any Affiliate is or has ever been, involved in bankruptcy or adjudicated as bankrupt, and has not entered into an agreement or received the benefit of any settlement or compromise of a Debt, as debtor.

2.3   Ownership of Borrower; Subsidiaries.  All of the direct and indirect interests in Borrower are owned by the parties and in the manner set forth in Schedule 2.3, which Schedule also identifies all Subsidiaries of Borrower.  Borrower’s statutory agent for service of process in each state in which its Property is located is also set forth in Schedule 2.3.

2.4     Pending Litigation.

2.4.1   Pending Litigation. Except as set forth on Schedule 2.4.1 attached hereto and made a part hereof, there are no proceedings, actions or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, Guarantor, any Subsidiaries or any of their respective Property (including without limitation the Collateral) in any court or before any Governmental Authority or arbitration board or tribunal.

2.4.2   No Defaults. None of Borrower, Guarantor, any Subsidiaries nor any of their respective Property is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal.

2.5     Title to Timberlands; Collateral.

2.5.1   Timberlands. The Timberlands consist of (i) approximately 12,759 acres, collectively located in Marion and Clackamas Counties, Oregon and referred to herein as the Copper Creek Block; and (ii) approximately 9,119 acres located in Lewis County, Washington, all as described in Exhibit A, as shown on maps furnished by Borrower to Lender and as described in the Deeds of Trust.

2.5.2   Title to the Timberlands. At Closing, Borrower will have good and marketable fee simple, indefeasible title to all of the Timberlands free of all Liens except the Permitted Encumbrances.

2.5.3   Timber.  At Closing, Borrower will have good and marketable unencumbered title to all of the Timber standing, lying, or growing on the Timberlands, (except for timber sold in the ordinary course of business pursuant to the timber sale agreements listed on Schedule 2.6.3).

2.5.4   Timberlands.  The Timberlands include all of the Purchased Assets.

2.5.5   Collateral.  The Collateral constitutes all Property of the Borrower that relates to, is derived from, is appurtenant to, is located on or is necessary for the operation of the Timberlands as commercial timberland, and Borrower has no other Property which does not constitute Collateral, except for the Unencumbered Timberlands and such Property that exclusively relates to, is derived from or is appurtenant to or is located on the Unencumbered Timberlands.

2.6         Timber, Coal, Oil and Gas.

2.6.1   Condition and Volumes of Timber.  To the best knowledge of Borrower following diligent inquiry, the standing Timber located on the Timberlands is in good condition and is substantially free from pests, blight, fungus, disease, or infestation and from any other adverse condition.  The Merchantable Timber located on the Timberlands is marketable.  Borrower certifies to Lender that the information set forth in the timber inventory verification report attached hereto as Schedule 2.6.1 setting forth the species, age, quantity, location and volumes of all standing timber located on the Timberlands is not misleading and is true, correct and complete at a 95% confidence level with a margin of error of +/- 5%, and is the same information that was provided by Borrower or Project Manager to the appraiser and from which was prepared the appraisal referenced in Section 4.5.2 below.  Borrower shall deliver to Lender prior to Closing a certificate of Project Manager representing and warranting to Lender the truth and accuracy of the statements in this Section 2.6.1, in the form of Schedule 2.6.1 attached.  Both Project Manager and Borrower have certified said Timber volumes to Lender knowing that Lender is relying on such certifications to make this Loan, including, without limitation, Lender’s reliance on the appraisal update referenced in Section 4.5.2 below, which is based upon such Timber volumes.

2.6.2   Access to Timberlands.  Except as set forth in Schedule 2.6.2, the Timberlands are accessible to vehicles either via direct access from a public road or by valid, enforceable, perpetual easements or irrevocable licenses over third-party lands, and such access is sufficient for timberland management, timber harvesting, transportation of forest products and rock aggregates, and planting operations and other silvicultural practices customary in the industry.  Portions of the Timberlands that are contiguous to other portions of the Timberlands which have such access shall be deemed to have such access.

Following the Closing, Borrower shall obtain the consent from the Bureau of Land Management (“BLM”) for the assignment to Borrower of the Road Use Agreement referenced in Schedule 2.6.2, and shall provide evidence of Borrower’s legally enforceable rights to access the Copper Creek Block under the Road Use Agreement promptly upon receipt but in no event later than September 1, 2011.  Borrower shall keep Lender apprised of BLM’s consent process and provide Lender with copies of the related documentation.

With regard to the portion of the Riffe Lake Timberlands identified on Schedule 2.6.2, Borrower agrees to obtain legally enforceable access easements appurtenant to and sufficient to use and operate this portion of the Timberlands, in a form or forms reasonably approved by Lender, prior to September 1, 2011. Failure to obtain the foregoing easements for the benefit of all but 640 acres of the portion of the Riffe Lake Timberlands identified on Schedule 2.6.2 by such date shall constitute an Event of Default unless Borrower shall have provided to Lender, by such date, Replacement Timberlands meeting the standards set forth in Section 4.9.

2.6.3   Timber Sale Agreements.  There are presently no leases, timber deeds, stumpage agreements, timber cutting agreements or other agreements in effect for the sale or cutting of any timber on the Timberlands, except as set forth on Schedule 2.6.3, which includes all of the documents comprising all of the sale agreements or leases affecting the Timberlands wherein Borrower is the seller or landlord, together with all modifications, amendments and supplements thereto, from which any payments, royalty or any other income is or may be received by Borrower from the sale or harvest of timber from the Timberlands; no party has made a claim or demand adverse to the title of Borrower as set forth in any such agreement or lease; and such agreements and leases are in full force and effect without default by any party thereto and no action under the bankruptcy laws of the United States or any State, whether voluntary or involuntary, are pending against any of the purchasers or tenants or sublessees (including all parties presently owning any interest as purchaser or tenant thereunder) of such agreements or leases; and no consent of any of such purchasers or tenants or sublessees, or any other party, is required for the assignment by the Borrower of said agreements or leases to Lender.

2.6.4   Other Leases.  Except as set forth on Schedule 2.6.4, there are presently no leases or other agreements affecting the Timberlands wherein Borrower is the landlord, including, without limitation, pasture leases, cell tower leases, wind turbine leases, commercial leases, mineral leases, surface leases to mineral owners, any other leases from which any royalty or production income may be received by Borrower from, or which permits the tenant thereunder to undertake, the mining of coal, oil, gas or other minerals, and any other leases or use or occupancy agreements affecting the Timberlands.

2.6.5   Mining Permits.  Except as set forth on Schedule 2.6.5, Borrower has not held at any time, and does not now hold, nor has Borrower ever permitted the holding for the benefit of or on behalf of Borrower (it being understood and agreed that a mining permit held by a tenant under a bona fide lease from Borrower to such tenant shall not be considered held for the benefit of or on behalf of Borrower), any permit or license issued by any Governmental Authority which permits or allows the exploration, mining, drilling, extraction, production, storage, transportation or processing of coal, oil, gas or any other minerals on or at the Timberlands, and no such permit or license is required to be held by or for the benefit of or on behalf of Borrower for any operations presently carried on at the Timberlands or contemplated by Borrower.  For the purpose of this Section 2.6.5, mining for sand, hard rock or gravel by Borrower is not considered mining.

2.7         Recreational and Hunting Leases; Licenses.  Attached hereto as Schedule 2.7 is a Rent Roll of all of the licenses and other documents comprising all agreements affecting the Timberlands wherein Borrower has leased or licensed, including all modifications, amendments and supplements thereto, rights for hunting, fishing or other recreational uses, and the term, expiration date and rents or fees payable with respect thereto.  Borrower has submitted to Lender its standard form of license agreement and certifies that the licenses listed on the Schedule are generally in the form of such standard form.

2.8         Taxes.

2.8.1   Returns Filed; Taxes Paid.  All Federal and other tax returns, if any, required to be filed by Borrower and any other Person with which Borrower files or has filed a consolidated return in any jurisdiction have in fact been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon Borrower and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, including, without limitation, ad valorem taxes imposed on the Timberlands and any conveyance or excise taxes related thereto except for such taxes (i) which are not delinquent or (ii) that are being contested in good faith and by proper proceedings.

2.8.2   Reserves for Taxes.

(i) Borrower has made adequate provision to establish reserves for liability for taxes as of the date hereof (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by Borrower (and any other Person with whom Borrower is required by applicable law to file a consolidated tax return) in respect of all tax periods ending on or prior to such dates.

(ii) Borrower knows of no proposed additional material tax assessment against it or any Person with whom Borrower is required by applicable law to file a tax return and all taxes payable in connection with the acquisition of the Purchased Assets have been or shall be paid as and when due.

2.9        Non Foreign Certification.  Neither Borrower , Guarantor, nor any Affiliate is a foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.10  Borrower Organization and Authority.

2.10.1         Borrower:

                   (i)            Is a duly formed, validly existing limited liability company and in good standing under the laws of the State of Delaware;

                   (ii)   Has all requisite power and authority, and the legal right, to own and operate its Property and to conduct the business in which it is currently engaged and as presently proposed to be conducted in each jurisdiction in which it is currently conducting its business or presently proposing to conduct its business;

                   (iii)   Is duly qualified as a foreign limited liability company and in good standing under the laws of Washington, Oregon, and any other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification; and

                    (iv)   Has all necessary licenses, permits and certificates to own and operate its Property and to carry on its business as now conducted and as presently proposed to be conducted.

2.10.2   Guarantor:

                     (i)   Is a duly organized, validly existing corporation, and is in good standing under the laws of Delaware;

                     (ii)   Has all requisite power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged and as presently proposed to be conducted in each jurisdiction in which it is currently conducting its business or presently proposing to conduct its business;

                     (iii)   Is duly qualified as a foreign corporation and in good standing under the laws of any jurisdiction where the conduct of its business requires such qualification; and

                     (iv)   Has all necessary licenses, permits and certificates to carry on its business as now conducted and as presently proposed to be conducted.

2.10.3   Olympic Resource Management LLC, a Washington limited liability company, is the Manager of Borrower (“Manager”) and:

                                          (i)   Is a duly organized, validly existing limited liability company and in good standing under the laws of the State of Washington;

                    (ii)   Has all requisite power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged and as presently proposed to be conducted in each jurisdiction in which it is currently conducting its business or presently proposing to conduct its business, and specifically, to act as manager of the Borrower;

                    (iii)   Is duly qualified as a foreign limited liability company and in good standing under the laws of any jurisdiction where the conduct of its business requires such qualification; and

                    (iv)   Has all necessary licenses, permits and certificates to carry on its business as now conducted and as presently proposed to be conducted.

2.10.4   Borrower’s organizational information is as follows:

                    (i)   The exact legal name of the Borrower as that name appears on its Certificate of Formation is as follows:  ORM Timber Operating Company II, LLC.

                    (ii)   The following is the principal place of business and mailing address of the Borrower:  19245 Tenth Avenue NE Poulsbo, Washington  98370.

                    (iii)   The following is the Borrower’s state issued organizational identification number: 602904078.

                    (iv)   The following is a list of all other names (including trade names or similar appellations) used by the Borrower, or any other business or organization to which the Borrower became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:  none.

                    (v)   The following are all other states in the United States of America in which the Borrower is qualified to do business: Oregon, Washington, and Delaware.

2.10.5   Borrower maintains all of its books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods at its place of business set forth above.

2.10.6   The officers of Borrower are as set forth on Schedule 2.3.  The Officers of Manager are as set forth on Schedule 2.3.

2.10.7   Borrower’s U.S. employer identification number is: 27-0970624.

2.11  Restrictions on Borrower.  Borrower is not a party to any contract or agreement, or subject to any restriction in its organizational documents that restricts the right or ability of Borrower to incur Debt, (other than any restrictions in its organizational documents that have been satisfied with respect to the borrowing of the Loan), other than this Agreement, or otherwise perform under the terms of the Loan Documents; and has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Timberlands, or any interest therein, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien; and has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, or any interest therein, whether now owned or hereinafter acquired, to be subject to a Lien other than Permitted Liens.

2.12  Compliance with Law.

Neither Borrower, Guarantor nor any Affiliate:

2.12.1   Is in violation of any law, ordinance, governmental rule or regulation to which it or its Property is subject, including, without limitation, those relating to zoning and planning, building, subdivision, inland-wetland, wildlife protection, forest practices, hazardous or toxic waste, materials or substances, mining, drilling, extraction, or reclamation, but not including any such laws, ordinances, rules or regulations which are specifically addressed in Subsections 2.12.3 or 2.12.4;

2.12.2   Has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business, including, without limitation, to the extent required, building, zoning, subdivision, traffic and environmental approvals, forest practices, wildlife protection, certificates of occupancy, mining, drilling, extraction, or reclamation; but not including under this Section any of the same that are addressed in Subsections 2.12.3 or 2.12.4;

2.12.3   Is in violation of any law, ordinance, government rule or regulation with respect to mining, drilling, extraction, sale or management of the coal, oil, gas and other minerals from the Timberlands, and has not failed to obtain any necessary license, certificate, permit, franchise or other governmental authorization;

2.12.4   Is in violation of any law, ordinance, government rule or regulation with respect to cutting, handling, harvesting, selling and the management of Timber from the Timberlands, and has not failed to obtain any necessary license, certificate, permit, franchise or other governmental authorization; and

2.12.5   Has received any written notice of any violation of or with respect to any of the matters set forth above in this Section.

2.13  Pension Plans; ERISA.  Borrower does not maintain any pension plan or employee benefit plan.  Neither Borrower nor any entity with which Borrower would be aggregated (a “Commonly Controlled Entity”) under Section 414(b), (c), (m) or (o) of the IRS Code, is an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) or “governmental plan” (as defined in Section 3(32) of ERISA), and none of Borrower’s assets constitute “plan assets”, as defined in 29 C.F.R. §2510.3-101 or “assets of a governmental plan” subject to regulation under any of the laws of the United States of America.  The transactions under this Agreement do not constitute a non-exempt prohibited transaction under ERISA and will not result in the assessment of a direct or indirect liability to Borrower or Lender under Section 409 or 502 of ERISA or Section 4975 of the Code by reason of the QPAM exemption or otherwise.

2.14  Certain Laws.  The incurrence of the Debt evidenced by the Note, and the performance under the Loan Documents by the Borrower and Guarantor:

2.14.1   Is not subject to regulation under the Investment Company Act of 1940, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended, and

2.14.2   Does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Borrower or Guarantor.

2.15  Environmental Compliance.

2.15.1   Compliance. To the best of Borrower’s knowledge following diligent inquiry and except as disclosed in the Phase I Report, Borrower and its Property, including, without limitation, the Timberlands, and the use thereof, are in compliance with all Environmental Protection Laws in effect in any jurisdiction where it currently is doing business or owns Property, including, without limitation, all states where any of the Timberlands are located.

2.15.2   No Releases.  To the best of Borrower’s knowledge following diligent inquiry and except as disclosed in the Phase I Report, there has not been any Release (as hereinafter defined) or threat of a Release of any Hazardous Substances on, upon, into or emanating from the Timberlands, except those Releases, permitted by applicable Environmental Laws or reported to the appropriate government authorities and resolved to the satisfaction of such authorities, and except for minor oil leaks from logging operations or vehicles used in Timberlands management and the application of pesticides or herbicides used in accordance with applicable regulations in the ordinary course of normal silvicultural activities and possible “over spray” of pesticides or herbicides from agricultural operations on adjacent lands, and there have never been any such Releases on, upon or into any real property adjoining or in the vicinity of the Timberlands which could have had the result that Hazardous Substances have come to be located upon the Timberlands or the water or groundwater thereunder.  As used in this Agreement, “Release” means any presence, spill, leak, seepage, discharge, escape, leaching, dumping, or disposing in or into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance or pollutant or contaminant).

2.15.3   To the best of Borrower’s knowledge following diligent inquiry and except as disclosed in the Phase I Report, no Hazardous Substances are currently located on or under the Timberlands and no portion of the Timberlands has been used as a land fill or dump to receive garbage, refuse or waste.

2.15.4   No portion of the Timberlands is listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency or any other list purporting to identify properties posing the threat or existence of contamination by Hazardous Substances; except as set forth on Schedule 2.15.4, to the best of Borrower’s knowledge after diligent inquiry, no “endangered species” or “threatened species”, as those terms are defined in the Endangered Species Act of 1973, 16 U.S.C. § 1531 et seq., as amended (the “Endangered Species Act”), are present on the Timberlands, and no portion of the Timberlands has been designated as a “critical habitat”, as that term is defined in the Endangered Species Act.

2.15.5   Storage Tanks.  To the best of Borrower’s knowledge following diligent inquiry and except as set forth in the Phase I Report, and except as listed on the attached Schedule 2.15.5, there are no underground storage tanks of any kind or character, whether empty or containing substances of any nature located within the Timberlands, and there are no above-ground storage tanks of any kind or character, whether empty or containing substances of any nature, located within the Timberlands, except as shown on Schedule 2.15.5.

2.15.6   Liability.    Borrower is not subject to any liability under any Environmental Protection Law.

2.15.7   Notices.    Borrower has not received, nor, to Borrower’s best knowledge, have there been issued to any party any:

                    (i)    Written notice from any Governmental Authority by which any of the Collateral, including, without limitation, the Timberlands has been identified in any manner by any Governmental Authority as a Hazardous Substance disposal or removal site, clean-up site or candidate for removal, remediation or closure pursuant to any Environmental Protection Law;

                    (ii)    Notice of any violation of, or Lien arising under or in connection with any Environmental Protection Law with respect to the Timberlands; or

                    (iii)    Communication from any Governmental Authority or other Person concerning any Hazardous Substance on or related to the Timberlands or any action or omission by Borrower in connection with its currently or previously owned or leased Properties, including, without limitation, the Timberlands, concerning the release or presence of any Hazardous Substance or concerning any violation of any Environmental Protection Law.

2.15.8   For the purposes of this Section 2.15:

                    (i)   Any notice shall not include any matter that has been resolved to the written satisfaction of Governmental Authorities; and

                    (ii)   “Timberlands” owned by Borrower shall be deemed to include any Property of any Affiliate of Borrower which would be treated as if it were a part of the Timberlands under any Environmental Protection Law.

2.16  Loan Transaction Legal and Authorized; Obligations are Enforceable.

2.16.1   Loan Transaction Legal and Authorized. The execution and delivery by Borrower of the Note and the other Loan Documents to which it is a party, and compliance by Borrower with all of its obligations under the Loan Documents are within the company powers and authority of Borrower; are legal and do not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien other than Permitted Liens upon any Property of Borrower under the provisions of, any agreement or other instrument to which it is a party or by which it or any of its Property may be bound; and do not give rise to a right or option of any other Person under any agreement or other instrument.

2.16.2   Obligations are Enforceable. Each of the Note and the other Loan Documents to which Borrower is a party has been authorized by all necessary company actions on the part of Borrower, has been properly executed and delivered by the duly authorized officer of Borrower, and constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

2.16.3   Guaranty Agreement Legal.  The execution and delivery by Guarantor of the Guaranty Agreement are legal and do not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien on any Property of Guarantor under the provisions of any agreement or other instrument to which Guarantor is a party or by which it or any of its Property may be bound; and do not give rise to a right or option of any other Person under any agreement or other instrument.

2.16.4   Obligations under Guaranty Agreement are Enforceable.  The Guaranty Agreement has been properly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms.

2.16.5   Governmental Consent.  Neither the nature of Borrower or Guarantor, or of any businesses or Properties of Borrower or Guarantor, nor any relationship between Borrower or Guarantor and any other Person, nor any circumstance in connection with the Loan transaction and the execution and delivery of the Loan Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of Borrower or Guarantor as a condition to the execution and delivery of any Loan Document or the Loan transaction, including, without limitation, the Hart Scott Rodino Act.

2.17  No Defaults.

2.17.1   The Loan Documents. No event has occurred and no condition exists that, upon consummation of the Loan transaction contemplated hereby and the execution and delivery of the Loan Documents, would constitute a Default or an Event of Default.

2.17.2   Organizational Documents; Other Agreements. Borrower is not in violation in any respect of any term of its certificate of formation, operating agreement or any other constitutive document or instrument.  To the best of Borrower’s knowledge, neither Borrower nor Guarantor is in violation of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound.

2.18  Use of Proceeds.

2.18.1   Use of Loan Proceeds. Proceeds of the Loan will be used by Borrower to pay a portion of the purchase price of the Purchased Assets, closing costs for the transaction contemplated hereunder and for general working capital needs and for no other purpose.  Borrower’s uses of the proceeds of the Loan are, and will continue to be, legal and proper uses under Borrower’s organizational documents and applicable laws and regulations.  Borrower’s uses of the proceeds of the Loan are limited to its commercial business activities.

2.18.2   Margin Securities. None of the transactions contemplated by the Loan Documents (including, without limitation, the use of the proceeds from the Loan) violates, will violate or will result in a violation of section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the United States of America Federal Reserve System, 12 C.F.R., Chapter II.  Borrower does not intend to use the proceeds from the Loan to own, carry or purchase, or refinance borrowings that were used to own, carry or purchase, any Margin Security, or for any purpose that might constitute this Loan as a purpose credit within the meaning of such Regulation U.

2.19  Validity of Lien.  Upon recording the Deeds of Trust in the proper recording offices, the execution and delivery of the Security Documents and the filing of related financing statements in the proper filing offices, the Liens granted to Lender by Borrower and any Subsidiary pursuant to the Loan Documents shall constitute valid perfected first priority Liens under the laws of each State in which any part of the Collateral is located and all other applicable laws, ordinances, rules and regulations, entitled to all the rights, benefits and priorities provided by such law and any and all other such laws, ordinances, rules and regulations, and the Collateral is subject to no other Liens except for Permitted Liens. All action that is necessary or advisable to establish such Liens of Lender, and their priority as described in the preceding sentence, including filing of registrations, financing statements or similar notices in the appropriate offices and the recording of all appropriate documents with appropriate public officials, will be taken on or prior to the Closing Date or provisions satisfactory to the Lender for the taking of such actions have been or will be made, and there will be, upon execution, delivery and filing or recordation of such registrations, financing statements and documents, no necessity for any further action in order to protect, preserve and continue such Liens and such priority other than the filing of continuation statements with respect to such financing statements, which Borrower hereby agrees to undertake or cause to be undertaken as reasonably necessary to protect, preserve and continue such Liens and such priority.  Borrower has the full power and lawful authority to assign, transfer, deliver and pledge, or cause to be assigned, transferred, delivered and pledged, the Collateral.

2.20  Solvency.  The fair value of the business and assets of Borrower and Guarantor is in excess of the amount that will be required to pay its respective liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both before and after giving effect to the transactions contemplated by the Loan Documents.  Neither Borrower nor Guarantor, after giving effect to the transactions contemplated by the Loan Documents, is engaged in any business or transaction, or about to engage in any business or transaction, for which such party has unreasonably small assets or capital (within the meaning of applicable law, including, without limitation, section 548 of the United States Bankruptcy Code), and neither Borrower nor Guarantor has intent to (a) hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted, or (b) incur debts that would be beyond its ability to pay as they mature.

2.21  Full Disclosure.  The statements and information contained in the Loan Documents and the application, documents, certificates and other written information furnished by or on behalf of Borrower or Guarantor to Lender in connection with the Loan and the closing of the Loan are true and complete (other than projections and forward looking information).  There is no fact that Borrower has not disclosed to Lender that has had or, so far as the Borrower can now reasonably foresee, could be expected to have, a materially adverse effect on (i) the business, prospects, profits, Property or condition (financial or otherwise) of Borrower, Guarantor or any Affiliate; (ii) the ability of Borrower to perform its obligations set forth herein and in the Note, (iii) any of the rights or remedies of Lender under any Loan Document or (iv) the enforceability against Borrower or Guarantor of any Loan Document to which Borrower or Guarantor is a party.

2.22  Representations and Warranties Specifically Relating to Certain Agreements.

2.22.1   The Borrower has good title to the Leases and Rents (for the purpose of this Section, as defined in the Deeds of Trust) assigned in the Deeds of Trust and good right to assign the same, and no other person, corporation or entity has any right, title or interest therein.

2.22.2   The Borrower has duly and punctually performed all and singular terms, covenants, conditions and warranties of the Leases on the Borrower’s part to be kept, observed and performed.

2.22.3   The Borrower has not previously sold, assigned, transferred, mortgaged or pledged the Leases or the Rents, whether now or hereafter to become due.

2.22.4   Other than annual rents under hunting, recreational and crop leases, and advance payments under lump-sum pay-in-advance cutting agreements, no Rents due for any period subsequent to the month next succeeding the date hereof have been collected, and no payment of any of the Rents has otherwise been anticipated, waived, released, discounted, set-off or otherwise discharged or compromised, except in the ordinary course of the Borrower’s business.

2.22.5   To the best of the Borrower’s knowledge, none of the parties to any Leases are in default under any of the terms thereof.

2.23  Survival of Representations and Warranties.  Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct on the date hereof and at Closing and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the Closing of the transactions described therein or related thereto.

ARTICLE 3.   GENERAL COVENANTS

Borrower covenants and agrees that on and after the Closing Date and thereafter for so long as any Obligations are outstanding to Lender:

3.1     Payment of Taxes and Claims; Deposits for Taxes and Insurance Premiums.

3.1.1   Subject to Section 3.1.3 hereof, Borrower will pay or cause to be paid prior to delinquency all taxes, assessments, ad valorem taxes and other governmental, municipal or other public dues, charges, fines or impositions imposed or levied on or with respect to its Property, including, without limitation, upon the Timberlands or on the interests created by any Deed of Trust or with respect to the filing of any Deed of Trust, and any tax or excise on rents or other tax, however described, assessed or levied by any state, federal or local taxing authority as a substitute, in whole or in part, for taxes assessed or imposed on the Collateral, including, without limitation, timber, coal or mineral severance taxes, taxes on the value of unmined or unextracted coal, oil, gas or other minerals, or any other taxes related to mining, drilling, extracting, producing, transporting, storing or processing coal, oil, gas or other minerals, or any royalty interest therein, and all excise, privilege or license taxes that may be levied against or upon coal, oil, gas or other minerals located on or produced from the Timberlands, or on the lien and other interests created by any Deed of Trust (collectively, the “Impositions”), and Borrower will deliver to Lender on an annual basis, along with the financial statements required to be delivered under Section 5.2.2 below, a certification (“Tax Certificate”) by Borrower to Lender that all such Impositions for the immediately preceding Fiscal Year have been paid in full (other than those Impositions being contested in accordance with Section 3.1.3 hereof), or at the request of Lender, receipts for such Impositions or other evidence of payment satisfactory to Lender.

3.1.2   Borrower shall file all Federal and other tax returns required to be filed in any jurisdiction (or shall obtain effective extensions for filing) and, subject to Section 3.1.3 hereof, shall pay and discharge all taxes prior to delinquency whether or not shown on such returns, and, in addition to the Impositions, all other taxes, assessments, governmental charges, conveyance taxes or levies imposed upon its Property or activity (the “Other Taxes,” and collectively with the Impositions, the “Taxes”).

3.1.3   Borrower may, at Borrower’s own expense, in good faith contest any Taxes and, in the event of any such contest, may permit the Taxes so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that (a) no Event of Default shall be in existence during such period; (b) such contest is carried out in good faith and by appropriate proceedings diligently pursued, (c) adequate reserves are established and maintained by Borrower in accordance with GAAP and in amount and manner reasonably acceptable to Lender, and (d) title of Borrower to, or its right to use, any affected Property, is not, and is likely not to be, adversely affected thereby (and in no event is foreclosure or other adverse action under any lien or any other proceeding or governmental right arising from such non-payment or contest is imminent).

3.1.4   If any tax or assessment (other than state and federal income or franchise taxes) is levied, assessed or imposed by any Governmental Authority on Lender as the legal holders of the Notes, any interest in any Deed of Trust or any of the other Loan Documents, then unless all such taxes and assessments are paid by Borrower before they become delinquent (and in the reasonable opinion of counsel for Lender, such payment by Borrower is lawful and does not place Lender in violation of any law, or subject Lender to any penalty), Lender may, if Borrower shall fail to pay any such tax or assessment within thirty (30) days after written notice thereof from Lender, at its option, declare an Event of Default under the applicable Deed of Trust or hereunder.

3.1.5   Lender may, at its option exercisable at any time that Borrower shall fail to provide Lender the Tax Certificate when due or shall fail to provide Lender the receipts or other evidence of payment required under paragraph 3.1.1 above, after ten (10) days written notice from Lender, and at any time that an Event of Default is in existence, either:  (i) require Borrower to provide to Lender, at Borrower’s expense, a tax service contract for the term of the Loan issued by a tax reporting agency acceptable to Lender, or (ii) require Borrower to thereafter deposit with Lender on the first (1st) day of each month, in addition to making payments of regular installments of principal and interest, an amount equal to one-twelfth (1/12) of all Impositions, and all ground rents, maintenance charges, other governmental impositions and other governmental charges, with regard to the Collateral, including, without limitation, license fees (collectively, “Other Charges” ) and/or of the annual premiums for all insurance as estimated by Lender in order to accumulate with Lender sufficient funds to pay such amounts thirty (30) days prior to their due dates.  Such deposits shall not be, nor be deemed to be, trust funds, may be held by Lender in commingled accounts and shall not bear interest, but Lender shall, subject to the provisions hereof, make payment of such Impositions and Other Charges to the appropriate authorities, as set forth in bills or other statements therefor furnished to Lender by Borrower.  Upon demand by Lender, Borrower shall deliver to Lender such additional monies as are necessary to make up any deficiencies in the amounts necessary to enable Lender to pay such Impositions, Other Charges and premiums when due.  At any time following the occurrence and during the continuance of an Event of Default, Lender may apply to the reduction of the sums secured by the Deeds of Trust in such order, priority and proportions as Lender acting reasonably shall determine in its sole and absolute discretion, any amount under this paragraph then being held by Lender on account of such deposits and any return premium received from cancellation of any insurance policy by Lender upon foreclosure of the Deeds of Trust.  Upon an assignment of this Agreement by Lender and upon assumption by the assignee thereof of the obligations of Lender as escrow holder, Lender shall pay over the balance of such deposits in its possession to the assignee and provide a written statement of such amount to Borrower.  Lender shall thereupon be completely released from all liability with respect to such deposits transferred to the assignee, and Borrower shall look solely to the assignee or transferee with respect thereto, except as otherwise provided by applicable law.  This provision shall apply to every transfer of such deposits to a new assignee.

3.2         Documentary Stamps, Other Taxes.

3.2.1   If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or the Deeds of Trust, or impose any mortgage recording tax, mortgage privilege tax or similar tax or charge on the same.  Borrower will pay for the same, with interest and penalties thereon, if any.  In the event of the passage, after the date of the Deeds of Trust, of any law deducting from the value of the Property subject thereto, for the purposes of taxation, any Lien thereon or security interest therein, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust and/or security agreements, or the manner of the collection of any such taxes, which has the effect of imposing payment of the whole or any portion of any taxes, assessments or other similar charges against any of such Property upon Lender, the Obligations shall immediately become due and payable at the option of Lender; provided, however, that such election by Lender shall be ineffective if prior to the due date thereof:  (1) Borrower is permitted by law (including, without limitation, applicable interest rate laws), and without subjecting Lender to any penalty, to, and actually does, pay such tax or the increased portion thereof (in addition to continuing to pay the Obligations as and when due and payable); and (2) Borrower agrees with Lender in writing to pay or reimburse Lender for the payment of any such tax or increased portion thereof when thereafter levied or assessed against such Property or any portion thereof.  Any money paid by Lender with respect to any such taxes or changes referenced in this Section shall be reimbursed to Lender upon demand or at Lender’s option, added to the Obligations.

3.3         Pension Plans; ERISA.

3.3.1   Borrower shall not take any action which would cause it to become an “employee benefit plan” as defined in Section 3(3) of ERISA, or a “governmental plan” as defined in Section 3(32) of ERISA, or its assets to become “assets of a governmental plan” subject to regulation under any of the laws of the United States of America.  Borrower shall not sell, assign or transfer all or substantially all of its Property, to any transferee which does not execute and deliver to Lender its written assumption of the obligations of this covenant.  Borrower shall not cause or permit the loan transaction which is the subject of this Agreement to constitute a non-exempt prohibited transaction under ERISA or to result in the assessment of a direct or indirect liability to Borrower or Lender under Section 409 or 502 of ERISA or Section 4975 of the IRS Code.  Borrower further covenants and agrees to protect, defend, indemnify and hold Lender harmless from and against all loss, cost, damage and expense (including without limitation all reasonable attorneys’ fees and excise taxes, and costs of correcting any prohibited transaction or obtaining an appropriate exemption) which Lender may incur as a result of Borrower’s breach of the foregoing covenants in this Section.  This indemnity shall survive repayment of the Note and the extinguishment of the Liens securing the Obligations by foreclosure or action in lieu thereof with respect to events that occur before the repayment of the Note and the extinguishment of the Liens securing the Obligations by foreclosure.

3.3.2   Borrower shall not (i) have any pension plan, employee benefit plan or Employee Welfare Plan; (ii) create or adopt, or become liable with respect to, any employee benefit plan without the prior written consent of Lender; (iii) create or adopt any new Employee Welfare Plan; or (iv) engage, or participate, in any transaction which would reasonably result in the assessment of a direct or indirect liability to Borrower under Section 409 or 502 of ERISA or Section 4975 of the IRS Code.

3.4        Margin Stock.  Borrower shall not own, purchase or acquire (or enter into any contract to purchase or acquire) any Margin Security unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement or the Note to violate Regulations U or X or any other regulation of the Federal Reserve Board then in effect.

3.5         Insurance.  Borrower shall, at Borrower’s cost and expense, and at no cost or expense to Lender:

3.5.1   Liability Insurance. Maintain commercial general liability insurance with respect to its Property and businesses, including broad form contractual liability subject to specific policy conditions, limitations and exclusions, personal injury and third party bodily injury (including death) and property damage coverage, in an amount of not less than $5,000,000, combined single limit with respect to damages or injuries (including death) arising from use or occupation of its Property and against such other customary risks or hazards as Lender may from time to time reasonably designate with a deductible of not more than $10,000. Limits can be met with a combination of primary and/or umbrella/excess liability policies.  Such policies shall name Lender, its subsidiaries, affiliates, successors and assigns, as additional insureds.

3.5.2   Property Insurance.  Maintain property insurance with respect to any buildings owned by Borrower in connection with the and any other improvements (but not, for the avoidance of doubt, any Timber) which may in the future be located on the Timberlands, against all risks, for the full replacement value, and in such amounts and covering such risks or hazards as Lender may from time to time reasonably designate.  Such policies shall name Lender, its subsidiaries, affiliates, successors and assigns as their interest may appear, as mortgagee under a non-contributory, standard mortgagee clause.

3.5.3   Generally.  All insurance required hereunder shall be maintained with financially sound and reputable insurers licensed in each State in which the Collateral is located, accorded a rating by A.M. Best Company of “A-” or better and a size rating of “VIII” or larger (or comparable ratings by any comparable successor rating agency) and otherwise acceptable to Lender in its reasonable discretion. Each insurance policy shall contain such provisions as Lender reasonably deems necessary or desirable to protect its interests, from time to time, as various needs arise. Each insurance policy shall contain, without limitation, a provision for at least thirty (30) days prior written notice to the Lender of cancellation in the risk or coverages insured. At Lender’s request, Borrower shall furnish to Lender a copy of each insurance policy as evidence of coverage certified true and correct by an appropriate authority of the issuing insurance company; provided, that, a certified, insurance company issued binder will suffice until a reasonable time has been allowed for such insurance company to issue a certified copy of an insurance policy.  Borrower shall furnish to Lender on or before January 1 of each year (or such other date which is the expiration or termination of the then existing coverage), certificates of insurance from or authorized by the carrier verifying continual coverage as required hereunder in form and substance reasonably acceptable to Lender.

3.5.4   Insurance Proceeds.  In the event of any insured loss, Borrower shall give immediate written and oral notice thereof to Lender and to the insurer.  All of the loss proceeds of any such policies shall be applied, first for the sole purpose of altering, restoring or rebuilding all or any part of the Improvements which may have been damaged or destroyed as a result of any of the insured perils, and any remainder, or the entire amount if Borrower decides not to so repair or rebuild, to the payment of principal of the Loan (whether or not then due and payable), which shall be treated like any other prepayment, interest accrued on the Loan and any other amounts due or to become due hereunder or under the Loan Documents, or shall be paid to Borrower, on such terms as Lender may reasonably specify.

In the event of a foreclosure sale of all or any part of the Timberlands pursuant to the provisions of the Deeds of Trust, Lender shall succeed to all the rights and interest of the Borrower, including any right to unearned premiums in and to all such policies of insurance with respect to such foreclosed Timberlands, or any part thereof.

3.6         Liens.

3.6.1   Negative Pledge.  Borrower shall not cause or permit, or agree or consent to cause or permit now or in the future (upon the happening of a contingency or otherwise), any of its Property, including without limitation any of the Collateral, the Unencumbered Timberlands and the Property of any Subsidiary, whether now owned or hereafter acquired, to be subject to a Lien, whether voluntarily or by operation of law, in each case, without the prior written consent of Lender, except the following permitted liens (the “Permitted Liens”):

                                  (i)   Liens securing taxes, assessments or governmental charges or levies, provided that the payment thereof is not at the time required by Section 3.1 or liens for taxes being contested in good faith by appropriate proceedings in the same manner as permitted in Section 3.1.3;

                                  (ii)   Liens in favor of the Lender that secure obligations under any of the Loan Documents;

                                  (iii)   As to the Timberlands, Liens created by specifically identified (e.g. by name, date, parties, recording information, etc.) written documents which, or a memorandum of which, are recorded in the land records and listed as exceptions on  Schedule B of any title insurance policy for the Timberlands which Lender has accepted and approved, including without limitation the Alta Rock Lease Documents, any inchoate liens for real property taxes listed on such Schedule B and any statutory inchoate liens to the extent covered by such title insurance policy, and as to the Unencumbered Timberlands, encumbrances, easements and restrictions of record as of the date hereof which do not comprise Liens securing Debt, other than any inchoate liens for real property taxes (the “Permitted Encumbrances”);

                                  (iv)   The leases or licenses set forth in Schedule 2.7 and any extensions or renewals of such licenses or leases and other hunting or recreational leases or licenses hereinafter entered into in the ordinary course of business on a form approved by Lender with respect to portions of the Timberlands not exceeding 1,000 acres in any one case or having a term greater than two (2) years granted for recreational purposes, provided such leases do not have an adverse impact on the operation or value of the Timberlands affected;

                                  (v)   Timber sale agreements set forth on Schedule 2.6.3 and timber sale agreements entered into in the future which are permitted under Section 4.6 below which are subject and subordinate to the Lien of the Loan Documents, unless a partial release thereof is issued by Lender;

                                  (vi)   Liens imposed by law arising in the ordinary course of business such as materialmen’s, mechanics’, logger’s, carriers and other nonconsensual statutory Liens which are not delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP and acceptable to Lender have been established (and as to which the property subject to any such Lien is not subject to foreclosure, sale or loss on account thereof);

                                  (vii)   Easements and rights of way affecting the Unencumbered Timberlands (but not the Timberlands), and easements and rights of way affecting the Timberlands, other than the easements described in Section 2.6.2 which require Lender’s prior approval, which (a) do not materially detract from the value or functionality of the Timberlands; (b) do not materially interfere with the ordinary conduct of silvicultural activities on the Timberlands; (c) do not result in the incurrence by Borrower of any Debt; (d) are expressly subordinate by their terms to the Deeds of Trust and any other Security Documents; (e) provide for any benefits thereunder to run with the Timberlands and inure to successive owners thereof; and (f) have been provided to Lender in draft form at least thirty (30) days prior to execution; and

                                  (viii)   Judgment or attachment liens resulting from litigation or other legal proceedings (and not otherwise an Event of Default hereunder) in the ordinary course of Borrower’s business which (a) are currently being contested in good faith by appropriate proceedings; (b) will not, if determined adversely, result in a loss or forfeiture of any of the Property having a collective value of $50,000 or more; and (c) are supported by adequate reserves and posted bonds sufficient to satisfy the related lien or, if possible, to remove the lien as an encumbrance against the Timberlands.

3.6.2   Collateral.  Nothing in this Section shall be deemed to permit Borrower to cause or permit, or agree or consent to cause or permit now or in the future (upon the happening of a contingency or otherwise), any of the Collateral, whether now owned or hereafter acquired, to be subject to any Lien, or to any Permitted Lien (other than a Permitted Encumbrance) which has priority over any Deed of Trust or any other Loan Document, or otherwise in violation of the terms of this Agreement or the Loan Documents.

3.6.3   Equity Interests in Borrower. Notwithstanding anything to the contrary in this Section, Borrower shall not cause, or agree or consent to cause or permit now or in the future (upon the happening of a contingency or otherwise), any interest in Borrower or any Subsidiary, whether direct or indirect, or through one or more intermediaries, at any time to be subject to a Lien.

3.6.4   Financing Statements and Registrations. Borrower shall not sign, file or authorize the filing of a financing statement under the Uniform Commercial Code of any jurisdiction or similar act that names Borrower as debtor, or sign any security agreement authorizing any secured party thereunder, other than Lender, to file any such financing statement, with respect to the Collateral or any interests in Borrower.

3.7         Maintenance of Properties and Legal Existence.

3.7.1   Property.  Borrower shall preserve and maintain the Collateral in good condition, ordinary wear and tear and damage by casualties (subject to Sections 4.2.13 and 7.1.11) excepted, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, except for any equipment that is obsolete or worn-out or with respect to which, in Borrower’s reasonable business judgment, replacement is unnecessary, and shall not commit or permit any waste to occur with respect thereto.

3.7.2   Compliance with Law. Borrower shall comply at all times with all present and future laws, ordinances governmental rules and regulations, decrees, orders and governmental standards to which it or any of its Property is or may become subject, including, without limitation, any zoning, planning, building, subdivision, inland-wetland, stream management, wildlife protection or forest practices laws, tree severance or growth tax laws, mining, drilling, extraction, reclamation and occupational health and safety laws (but not including under this Section 3.7.2 any Environmental Protection Laws which are addressed in Section 3.16 below), and shall obtain and continuously maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business.

3.7.3   Maintenance of Business. Borrower and Guarantor will continue to be engaged in the business of owning, growing, managing and harvesting timber on the Timberlands, and shall continuously operate such business and maintain such business and franchises in full force and effect, and shall preserve and keep in full force and effect its legal existence as set forth in the certificate of Borrower submitted to Lender by Borrower pursuant to Section 6.1.9.

3.7.4   Timber Stumpage and Sale Agreements.  Borrower shall fully perform all obligations of Borrower under any Timber stumpage or sale agreement or Timber leases, or any other agreement for the sale of Timber, however denominated, affecting the Timberlands and shall not permit any violation thereof on the part of Borrower, and shall enforce all obligations of the purchaser thereunder in a commercially reasonable manner.  Further, Borrower shall enforce the obligations of any guarantor under any guarantee of any such agreements.

3.7.5   Compliance with Conservation Easements.  Borrower shall comply with all conservation easements and other similar agreements affecting the Timberlands and shall not permit any violation thereof on the part of Borrower, and shall enforce the terms and conditions of such conservation easements and other agreements in a commercially reasonable manner.

3.8    Change in Capital Structure.  Borrower shall not (i) create any additional Subsidiaries, (ii) divest itself of all or any part of the Timberlands or any other Property that is collateral security for the Loan, (except in compliance with Sections 4.2, 4.6, 4.7 or 4.8), and including, without limitation, any transfer of any or all of them to any Affiliate of Borrower or Subsidiary, (iii) enter into any partnership, joint venture or similar arrangement, or (iv) make any change in its ownership or capital structure; in each of the above cases, without the prior written consent of Lender.

3.9    Ownership of Timberlands and Borrower.  Borrower acknowledges that in agreeing to make the Loan, Lender has examined and relied on the creditworthiness and experience of Borrower and Guarantor and the experience, competence and reputation of Manager, and their respective directors and officers, with respect to the operation of the Timberlands and that Lender will continue to rely on Borrower’s ownership of the Collateral, and the Manager continuing to be the manager of Borrower and continuing to have directors, officers and employees of the same experience, competence and capacity as presently exists, as a means of maintaining the value of the Collateral as security for repayment of the Obligations.  Borrower further acknowledges that Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should Borrower default in the repayment of the Obligations, Lender can recover the Obligations by a sale of the Collateral.

3.9.1   Borrower shall not, without the prior written consent of Lender, or in compliance with Section 3.6, 4.2, 4.6, 4.7 or 4.8, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Timberlands or any part thereof or interest therein or possession thereof, or suffer or permit the Timberlands or any part thereof or interest therein or possession thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred, and whether voluntarily, involuntarily or by operation of law.

3.9.2   A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include, without limitation:  (i) an installment sales agreement wherein Borrower agrees to sell the Timberlands or any part thereof for a price to be paid in installments, (ii) an agreement by Borrower leasing all or a substantial part of the Timberlands, or a sale or assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any leases or rents related to the Timberlands, (iii) any assignment or transfer, whether voluntary or involuntary, by operation of law or otherwise, of or affecting more than 20% of the ownership or membership interest in Borrower or Manager, whether through one or more intermediaries and whether at one time or in a series of related transactions (iv) the change, removal, resignation or addition of a manager or managing member of Borrower, Manager or any Affiliate, (v) any change in ownership of more than 20% of any ownership and membership interest in Borrower or Manager, or change in control of any such interest in Borrower or Manager, whether through one or more intermediaries and whether at one time or in a series of related transactions, and (vi) any assignment or transfer, whether voluntary or involuntary, by operation of law or otherwise, that would cause Pope Resources, a Delaware limited partnership, to fail to maintain at least a 19.2% ownership interest in Guarantor and at least a 100% direct or indirect ownership interest in Manager.  Borrower shall notify Lender promptly upon any other change in the identity or percentage interest held by shareholders in Guarantor such that Lender shall at all times be advised of the current ownership of interests in Guarantor.

3.9.3   Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to establish the existence of an Event of Default in any violation of any of the terms and conditions of this Section.  This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer in violation of this Section, regardless of whether voluntary, involuntary or by operation of law, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Timberlands.  Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral made in contravention of this Section shall constitute an Event of Default and at the option of Lender, shall be null and void and of no force and effect.

3.9.4   Lender’s consent to a sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Timberlands or any other action described in this Section shall not be deemed to be a waiver of Lender’s right to require such consent to any future occurrence of same.  Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Timberlands or other action made in contravention of this Section shall be null and void and of no force and effect.

3.9.5   Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, reasonable attorneys fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

3.9.6   Except for changes in officers for which Borrower shall submit to Lender a revised Schedule 2.3 within thirty (30) days after such change, and except for changes permitted under this Section 3.9 and changes in identity or address of agents for service of process, for which Borrower shall submit to Lender a revised Schedule 2.3 at least fifteen (15) days prior to such change, the information set forth on Schedule 2.3 shall remain true and correct and unchanged in all respects at all times.  Further, the certificate of formation, operating agreement and all other organizational documents of Borrower, Guarantor and Manager shall at all times be acceptable in form and substance to Lender and shall not be modified or amended in any manner whatsoever, whether directly or indirectly, through one or more agreements or intermediaries, and no agreements among members, officers, managers or directors with respect to voting, operations or any other matters addressed in the organizational documents of such entity or customarily addressed in the organizational documents of similar entities shall be permitted to exist, whether verbal or in writing, without the prior written consent of the Lender, such consent not to be unreasonably withheld.  Each of Borrower, Guarantor and Manager shall at all times comply with such organizational documents.  Borrower shall, at the request of the Lender from time to time, verify and certify the status of the information on Schedule 2.3, and the ownership and organizational documents of Borrower, Guarantor and Manager and their respective direct and indirect owners, and other relevant information to establish compliance under this Section 3.9.

3.10      Merger; Acquisition.  Borrower shall not merge with or into, consolidate with, or sell, lease as lessor, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to merge with or into or consolidate with it, without the prior written consent of Lender.

3.11      Separateness; Operating Procedures.  Borrower represents, warrants and covenants to Lender as follows:

3.11.1   Borrower’s purpose for which Borrower is organized and existing shall be and remain limited solely to (A) acquiring, owning and holding the Timberlands, harvesting and selling Timber and/or portions of the Timberlands to third parties, and operating and managing the Timberlands as industrial timberlands, (but shall not include any mining or mineral extraction or processing activity that requires any permit or may cause Borrower to be liable under SMCRA or any other law relating to mining or minerals other than the activities conducted under the Alta Rock Lease Documents), (B) acquiring, owning and holding the Unencumbered Timberlands, harvesting and selling timber located on the Unencumbered Timberlands and/or portions of the Unencumbered Timberlands to third parties, and operating and managing the Unencumbered Timberlands as an industrial timberlands, (but shall not include any mining or mineral extraction or processing activity that requires any permit or may cause Borrower to be liable under SMCRA or any other law relating to mining or minerals), (C) entering into the Loan and (D) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing, and Borrower will not engage in any other business without the prior written consent of Lender.

3.11.2   Borrower does not own and will not own any asset or property other than the Collateral and the Unencumbered Timberlands and subsequently acquired timberlands permitted under the terms of Borrower’s organizational documents.

3.11.3   Borrower will not enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the engagement or rendering of any service, with any Affiliate of Borrower, any direct or indirect constituent party of Borrower, any owner of Borrower, the Manager of Borrower, the Project Manager, any Affiliate of any such party, or any officer of any such party, except in the ordinary course of business and pursuant to the requirements of Borrower’s business and upon terms and conditions that are intrinsically fair, commercially reasonably and upon fair and reasonable terms no less favorable to Borrower than would exist in a comparable arm’s-length transaction with a Person not an Affiliate, constituent party, owner or officer.  Borrower has not entered into any agreement, whether written or oral, with Project Manager except the Management Agreement.

3.11.4   Borrower has not made and will not make any loans or advances to any entity or person (including any Affiliate or constituent party or owner of Borrower), and shall not acquire obligations or securities of its Affiliates or any constituent party (other than the ownership interests of any currently existing Subsidiaries).

3.11.5   Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

3.11.6   Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates, any constituent party and any other Person.  Subject to the exception set forth in the next sentence, Borrower’s assets will not be listed as assets on the financial statement, of any other entity.  Borrower shall have its own separate financial statement, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its parent companies if inclusion on such a consolidated statement is required to comply with the requirements of GAAP, provided that such consolidated financial statement shall contain a footnote to the effect that Borrower’s assets are owned by Borrower and that they are being included on the financial statement of its parent solely to comply with the requirements of GAAP, and further provided that such assets shall be listed on Borrower’s own separate balance sheet.  For Federal income tax purposes, Borrower has elected to be taxed as a partnership under the Internal Revenue Code, and will notify Lender in writing if such election is changed.  Borrower will file its own tax returns and will not file a consolidated Federal income tax return with any other entity, unless required to do so by applicable law or regulation.

3.11.7   Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of any other Person and shall maintain and utilize separate checks and invoices.  The collective reference to Borrower and Guarantor in public reports and filings as “Fund II” shall not constitute a violation of the foregoing covenant.

3.11.8   Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

3.11.9   Borrower shall maintain its bank accounts separate from any other person or entity and will not commingle the funds and other assets of Borrower with those of any Affiliate, constituent party or owner of Borrower, or any other Person, and will not participate in a cash management system with any party other than its Affiliates.

3.11.10        Borrower will not guarantee or become obligated for the debts of any other entity or Person or pledge its assets for the benefit of any such entity or Person and does not and will not hold itself out as being responsible for the debts or obligations of any other Person, or hold out its credit as available to satisfy the obligations of any other person or entity.

3.11.11        Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an Affiliate or any other Person, including paying for office space and services performed by any employee of an Affiliate or any other Person.

3.11.12        Borrower shall hold regular meetings, as appropriate, to conduct the business of the Borrower, and Borrower has done or caused to be done and will do all things necessary to observe all customary organizational and operational formalities and to preserve its existence.

3.11.13        Borrower shall pay its own liabilities and expenses out of its own funds drawn on its own bank account.

3.11.14        Borrower shall not buy or hold evidence of indebtedness, obligations or securities issued by its direct or indirect owners or Affiliates or any other Person or entity (other than cash and investment-grade securities).

3.11.15       Borrower shall maintain all required qualifications to do business in each state in which the Timberlands is located.

3.11.16       Neither Borrower nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of substantially all of the assets of Borrower.

3.11.17       Borrower has maintained and will maintain its assets in such a manner that is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate, or any other Person.

3.12      Compliance With Financial Control Laws.

3.12.1   Borrower and Guarantor is each, and shall remain at all times, in compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.), the Trading with the Enemy Act and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.; each as amended.

3.12.2   Borrower represents and warrants that: (i) no Borrower or Affiliate is a Barred Person (hereinafter defined); (ii) no Borrower or Affiliate is owned or controlled, directly or indirectly, by any Barred Person; and (iii) no Borrower or Affiliate is acting, directly or indirectly, for or on behalf of any Barred Person; and Borrower covenants and agrees that Borrower shall not now or at any time in the future permit or suffer the assignment or ownership of any membership or shareholder interest in Borrower to or by any Barred Person.

3.12.3   Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.12.4   Under any provision of this Loan Agreement or any of the other Loan Documents where the Lender shall have the right to approve or consent to any particular action, including without limitation any (i) sale, transfer, assignment of the Timberlands or of any direct or indirect ownership interest in Borrower, (ii) leasing of the Timberlands, or any portion thereof, or (iii) incurring of additional financing secured by Timberlands, or any portion thereof or by any direct or indirect ownership interest in any Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion, if the granting of such approval or consent could be construed as a violation of any of the Financial Control Laws.

3.12.5   Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws.

3.12.6   As used in this Loan Agreement or any of the other Loan Documents, the term “Barred Person” shall mean (i) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (iii) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC and (iv)  any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

3.13      Perfection of Liens.  At the request of Lender, Borrower, at its sole expense, will promptly take all steps necessary to cause the authorization, execution, filing and recording, or the re-execution, refiling and re-recording of any documents pertaining to the Loan as may be reasonably specified by Lender.  Borrower shall take such other actions as Lender may reasonably request in order to perfect and protect the Liens or security interests of Lender in the Property in which a Lien is granted pursuant to the Loan Documents, together with all other Property in which Borrower now or will hereafter pursuant to this Agreement grant a Lien in favor of Lender.  Upon any failure by Borrower to do so (within ten (10) Business Days following the written request of Lender unless any Event of Default shall have occurred and be continuing), Lender may make, execute and record any and all such instruments, certificates and documents for and in the name of Borrower, and at the sole expense of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney in fact of Borrower to do so, this appointment being coupled with an interest  Lender shall promptly provide Borrower a copy of any instrument, certificate, or document executed by Lender on behalf of Borrower.

3.14      Security Agreement.  Borrower hereby grants to Lender a security interest in all of the types and categories of personal property included within the Collateral or as described in the Deeds of Trust or any of the other Loan Documents set forth in Sections 1.5 or 1.6 above.  Borrower hereby irrevocably authorizes Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the UCC or Code Collateral (as defined in the Deeds of Trust) regardless of whether any particular asset included in such Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, and (b) contain any information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable state for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the debtor is an organization, the type of organization and any organization identification number issued to the debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral that is as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates and, if the debtor does not have an interest of record in the real property, provide the name of the record owner.  Further, Borrower, to the extent permitted by law, does hereby authorize Lender to file any financing statement in respect of any Lien created pursuant to the Loan Documents which may at any time be required or which, in the reasonable opinion of Lender, may at any time be desirable.  If signing such financing statement is required, Borrower agrees to sign the same within five (5) days after written request by Lender, or, at Lender’s election, Lender may and is hereby authorized by Borrower, to sign such financing statement on behalf of Borrower and file the same.  Lender may, at its option, advance the expenses incurred in making, executing and recording any and all such instruments, certificates and documents, and such sums advanced, with interest, will be repaid to Lender by the Borrower upon request.  This Agreement shall constitute a security agreement for the purpose of the Uniform Commercial Code.

3.15      Required Notices.  In addition to any and all notices required to be made by Borrower hereunder, Borrower shall notify Lender in writing of:

3.15.1   Promptly upon Borrower becoming aware thereof, any litigation or administrative proceeding, or written threat thereof, against Borrower, any Affiliate of Borrower, Guarantor or Project Manager, or relating to the Collateral, or which, if not seeking money damages or such performance, could have an adverse effect on the business, finances or prospects of Borrower or Guarantor, whether or not the claim is considered by Borrower to be covered by insurance;

3.15.2   Promptly upon Borrower becoming aware thereof, (a) any Default hereunder or under any of the Loan Documents, (b) any payment default or any material non-payment default under any note, indenture, loan agreement, lease, deed or other similar agreement relating to any indebtedness, obligation or Property of Borrower, or (c) any (i) default by Borrower under any timber sale agreement, timber deed, timber mortgage, timber lease or any agreement however denominated whereby any Timber or any interest in Timber from the Timberlands is being sold or transferred in any manner, or (ii) obligation of Borrower under any such agreement to furnish more Timber, reduce the payment required, refund any payments or take any other action due to a shortage of Timber on the portion of the Timberlands which was originally subject to such an agreement;

3.15.3   Within ten (10) days after the occurrence thereof, any default continuing beyond any applicable notice or grace periods by any obligor under any note or other evidence of debt payable to Borrower which is material to the financial condition of Borrower or Guarantor;

3.15.4   At least ten (10) days prior thereto, Borrower’s intention to relocate any Collateral from any location at which Lender has a valid, perfected security interest with respect to such Collateral to any location with respect to which Lender has not filed registrations, financing statements or similar notices necessary for the perfection of the Lender’s security interest in such Collateral, provided that no notice shall be required in connection with ordinary course sale of Timber, stumpage or personal property, or any Mineral Activity, or other sale or disposition that is otherwise permitted hereunder or under the Loan Documents;

3.15.5   Promptly following receipt of any written notice thereof, any violation or asserted violation of any law, regulation, governmental standard or code with respect to the Timberlands, or Borrower, any Subsidiary or Guarantor;

3.15.6   Not less than thirty (30) days prior thereto, any change in the location of its principal place of business, or any other places of business or of the establishment of any new place of business, or the discontinuance of any existing place of business, or the change in Borrower’s place of organization; and

3.15.7   Promptly upon Borrower becoming aware thereof, any catastrophic damage to Timber from fire, insects, disease and storms.  As used herein, “Catastrophic Damage” shall mean any natural disaster affecting more than 500 acres of the Timberlands.

3.15.8   As early as possible prior to (and in any event at least two (2) business days prior to, except in the case of an emergency), any proposed press release (with a full copy thereof) to be issued by Borrower, Guarantor, Manager, any Affiliate or Project Manager.

3.15.9   Promptly upon Borrower becoming aware of the exercise of any option rights under the Alta Rock Lease Documents or the  execution of any lease pursuant thereto.

3.16      Environmental Covenants.  With respect to Hazardous Substances, Borrower represents, warrants, covenants and agrees as follows, and such representations, warranties, covenants and agreements shall survive the foreclosure of the Deeds of Trust:

3.16.1   In the event that any underground storage tank is discovered on the Timberlands, Borrower shall within sixty (60) days after discovery remove or “abandon” in place (that is, fill with sand and disable the tank) in accordance with all applicable laws and regulations.

3.16.2   If Borrower receives any notice of (i) the happening of any event involving the use, presence, spill, discharge or cleanup of any Hazardous Substances (a “Hazardous Discharge”) affecting Borrower or the Collateral or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental matter affecting Borrower or the Collateral (an “Environmental Complaint”) from any person or entity, including, without limitation, the United States Environmental Protection Agency (“EPA”), then Borrower will give, within seven (7) Business Days, written notice of same to the Lender.

3.16.3   Upon the reasonable request of Lender and no more often than once per year, Borrower agrees to provide Lender with copies of all emergency and hazardous chemical inventory forms (hereinafter “Notices”) given by Borrower to any Governmental Authority as required pursuant to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C., Section 11001 et seq.

3.16.4   Borrower agrees, during the term of the Loan, to promptly furnish to Lender a complete copy of any written environmental report, assessment or similar information prepared by an environmental professional or environment company relating to the Timberlands which is at any time in the possession or control of Borrower and, at the request of Lender, shall cause Lender to be a named “user” under such reports or provide reliance letters in favor of Lender from the preparers of such reports.

3.16.5   Borrower, promptly upon any request of Lender, given from time to time during the existence of an Event of Default or upon a Hazardous Discharge or Environmental Complaint or upon the reasonable determination of Lender that Hazardous Substances are present on the Collateral, shall cause to be performed by an environmental professional reasonably acceptable to Lender, tests, including without limitation, subsurface testing, soil and ground water testing, and other tests which may physically invade the Timberlands pursuant to a scope of work proposed by Borrower and approved by Lender (the “Tests”), as Lender, in its reasonable discretion, determines are necessary to (i) investigate the condition of the Timberlands, (ii) protect the security interest created under the Deeds of Trust and (iii) determine compliance in all material respects with all Environmental Protection Laws, the provisions of the Loan Documents and other matters relating thereto.  Upon completion of such Tests, Borrower shall provide Lender environmental site assessment or environmental audit report, or an update of such an assessment or report, including the results of any additional testing recommended by an environmental professional or determined to be necessary by Lender based upon such audits or reports, all in scope, form, content, and prepared and certified by an environmental professional satisfactory to Lender at Borrower’s expense.  In the event Borrower shall fail to so provide any such assessment, audit or update or shall fail to remove or remediate any Hazardous Substances required to be removed or remediated by Borrower under any Environmental Protection Law or if Lender is not reasonably satisfied with the results of any of the Tests or of any environmental site assessment, audit or report, Borrower grants Lender and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to enter the Collateral to conduct testing and to remove or remediate such Hazardous Substances, and the reasonable out of pockets costs of such testing and removal shall immediately be due and payable by the Borrower upon demand by Lender together with interest at the Default Rate and shall be secured by the Deeds of Trust, provided Lender shall not exercise such rights unless Borrower’s failure continues for more than thirty (30) days after such request by Lender, except in the case of an emergency where failure to do so would reasonably be expected to imminently and adversely affect human health or the environment, or where failure to quickly act would reasonably be expected to make it impossible or materially more difficult to remedy or control the potential contamination.

3.16.6   Borrower covenants and agrees that it shall comply with all Environmental Protection Laws which are now or in the future applicable to the Collateral, including, without limitation, removal and remediation of any Hazardous Substances as required by such applicable law, and shall maintain the Timberlands in accordance with all Environmental Protection Laws.

3.16.7   Borrower shall not cause, or permit and shall, using commercially reasonable due diligence, prevent, any part of the Timberlands to be used for or to contain, (a) other than in connection with the lawful exercise of mineral rights which are not owned by Borrower or any Affiliate of Borrower, a mine, drilling site or underground storage for gas or other minerals, (b) a landfill, a dump, or other disposal facility, (c) any underground storage tanks of any kind or character, whether empty or containing substances of any nature to be located on the Collateral, (d) the location, production, treatment, transportation, incorporation, discharge, emission, release, deposit or disposal of any Hazardous Substances in violation of any Environmental Protection Law in, upon, under, over or from the Collateral, or (e) any Hazardous Substances except for the routine use and storage, all in accordance with applicable laws, regulations and codes, of petroleum and other commercial products used in the ordinary course of Borrower’s business, such as minor oil leaks from logging operations or vehicles used in Timberlands management and the application of pesticides or herbicides used in accordance with applicable laws and regulations and in the ordinary course of normal silvicultural activities.

3.16.8   Borrower has not been, is not and will not hold or cause or permit to be held for its benefit, any permit or license with respect to exploration, mining, extraction, storage, transportation or processing or sale of coal, oil, gas or any other minerals (except for any permits required for Borrower to extract hard rock, sand, and gravel for its own use and which does not subject Borrower or the Timberlands to SMCRA), or become involved in operations at the Timberlands or any other property currently or subsequently owned or operated by Borrower which could lead to imposition on Borrower of liability under any Environmental Protection Law or any law relating to exploration, mining, extraction, or processing of coal, oil, gas or other minerals, including, without limitation, laws relating to reclamation of land affected thereby.  Borrower expressly warrants, represents and covenants that Borrower shall comply or cause compliance with all material requirements of Environmental Protection Laws and other laws relating to exploration, mining, extraction or processing of coal, oil, gas or other minerals, and shall immediately notify Lender of any releases of Hazardous Substances at, upon, under or within the Timberlands.

3.17      Compliance with Anti-Forfeiture Laws.  Borrower will not commit, permit or suffer to exist any act or omission affording the federal government or any state or local government the right of forfeiture as against the Collateral or any part thereof or any money paid in performance of Borrower’ obligations under the Notes or under any of the other Loan Documents.  Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against any Borrower, or against all or any part of the Collateral under any federal or state law for which forfeiture of the Collateral or any part thereof or of any monies paid in the performance of Borrower’ obligations under the Loan Documents is a potential result shall, at the election of the Lender, constitute an Event of Default hereunder without notice or opportunity to cure.

ARTICLE 4.     TIMBER COVENANTS

Borrower covenants and agrees that on and after the Closing Date and thereafter for so long as any Obligations are outstanding to Lender:

4.1        Annual Operating Plan.  On or before the date of Closing, for the remaining portion of the 2010 Fiscal Year (September 1, 2010 through December 31, 2010) and on or before December 1 of each year thereafter for the following Fiscal Year, Borrower will submit to Lender for approval an annual plan of operations for forest management and Timber harvesting (the “Plan”) for the Timberlands, which shall be in form and substance satisfactory to Lender in Lender’s reasonable discretion.  The Plan shall (a) specify the total Timber volume to be harvested from the Timberlands, by species, product class and location, the planned forest management and silvicultural programs during that year, (b) not create an Event of Default hereunder, (c) contain a certification by Borrower and Project Manager to Lender that such plan or modification will not create a Default and complies with the terms of this Agreement, including, without limitation, the long term sustainability of the Timberlands and SFI (as set forth in Section 4.2 below), (d) upon request, contain maps to identify proposed harvest sites, projected cash flow budgets and cruise and inventory plans, and (e) such other information as may be reasonably requested by Lender.

4.2        Timber Harvesting and Forest Management Operations.  Borrower covenants and agrees to comply with all of the following requirements; and provided that no Event of Default exists hereunder and that Borrower is not in default in any of the terms and conditions contained herein and in the other Loan Documents, then Borrower shall have the privilege to sell Timber on the stump, cut or remove any volume of Timber from the Timberlands in any one Fiscal Year without principal reduction, provided that such volume shall in no event exceed the amounts which comply with and would be permitted under the following requirements and conditions:

4.2.1   That all Timber sales, cutting, or removal of Timber, shall be (a) in accordance with generally accepted forestry industry practices and standards, (b) in compliance with all then current federal, state and local laws, regulations and ordinances concerning the harvesting of timber and operation of a tree farm with respect to the Timberlands, as well as applicable forest management rules promulgated by the Oregon Department of Forestry and the Washington Department of Natural Resources and any other applicable governmental authority, (c) in measure and manner consistent with a long-term Timberlands investment approach that promotes a sustained availability of commercially merchantable timber volume, (d) in a manner which shall maintain the value of the Timberlands and (e) shall be in compliance with this Loan Agreement (including, without limitation, Section 5.4 below) and the Loan Documents.

4.2.2   That no Timber sales, cutting or removal of Timber shall be permitted at any time that there is an Event of Default or at any time a Default exists due to the LTV not being in compliance under Section 5.4.1 and no Timber sales, cutting or removal of Timber shall be permitted which may cause such a Default due to the LTV not being in compliance.  Lender may determine the LTV at any time and from time to time in its sole discretion for the purpose of confirming compliance with this Section.

4.2.3   That all cutting, logging and removal shall be conducted in a manner which shall maintain the value of the Timberlands, and compliance with this Agreement and the Loan Documents.  Further, Borrower represents and warrants to Lender that all forest management, cutting, logging and removal of Timber with respect to the Timberlands shall be in accordance with sustainable forestry practices and shall comply with the requirements of the Sustainable Forestry Initiative (“SFI®”), whether or not certified, but as if certified to the standard which would be applicable to maintain the designation under the SFI® 2005-09 Standard and, not later than January 2011, under the SFI® 2010-2014 Standard, and to comply with all future modifications of SFI® as reasonably agreed by Lender and Borrower.  Borrower shall furnish to Lender evidence of SFI certification for all of the Timberlands prior to September 1, 2011.  Once obtained,  Borrower shall promptly furnish to Lender evidence of the status of the SFI certification designations of the Timberlands, at least annually thereafter.

4.2.4   Until and unless subsequently revised from time to time by Lender, and subject to the other conditions herein, Borrower shall have the privilege of cutting from the Timberlands in any one Fiscal Year, without mandatory prepayment of the Loan, the volume of Merchantable Timber generally representing the volume of the anticipated annual growth of Timber on the Timberlands (the “Annual Allowable Cut” or “AAC”).  Volume references in the Loan Documents and associated reports shall be reported as net merchantable volume in thousands of board feet (“MBF”) or millions of board feet (“MMBF”).  Until modified in accordance with this Agreement, the AAC shall be 12,000 MBF.  The AAC may be adjusted by Lender, in Lender’s reasonable discretion, either up or down, based on updated cruise and inventory information from a Lender approved third party consultant, provided, however, that Lender shall not make any such adjustments more frequently than once every five (5) years, except as such adjustments as may be made by Lender to reflect any land released from Lender’s security during the previous cutting period or such other adjustments as are otherwise specifically provided for herein.

4.2.5   For any Fiscal Year in which less than the AAC permitted for such year is harvested, the difference between the AAC and the actual volume severed (the “Annual Harvest Remainder”) for such period will be carried forward to subsequent Fiscal Years, subject to the limitations in this Section 4.2.5.  For any Fiscal Year, the AAC for that year plus the sum of any unapplied Annual Harvest Remainders from previous years is referred to as the “Cumulative Allowable Harvest” or “CAH,” provided, however that (i) the unapplied Annual Harvest Remainders from previous Fiscal Years that may be carried over to the next Fiscal Year is limited for any year to an amount equal to the then AAC, and (ii) any Annual Harvest Remainder in excess of the AAC must be deferred to a subsequent Fiscal Year, and (iii) an Annual Harvest Remainder arising during any given Fiscal Year may only be carried forward to a subsequent Fiscal Year for a period of five (5) successive Fiscal Years.  In no event shall the CAH for any Fiscal Year exceed twice the AAC unless Excess Cutting Payments are made for such Excess Cuts in accordance with Section 4.2.6.  In any Fiscal Year that a CAH shall exist, the CAH shall be applicable under Sections 4.2.6 and 4.2.7 instead of the AAC in determining the Timber that may be cut and the Excess Cut.

4.2.6   For any cutting period in which the volume of Timber harvested is more than the AAC or CAH, as applicable (an “Excess Cut”), Borrower shall pay to Lender an amount equal to Seventy-five Percent (75%) of: (a) the volumes, species and products of the Timber comprising the Excess Cut (that is, the volumes, species and products of Timber which caused the harvest for such year to exceed the applicable AAC or CAH), multiplied by (b) the Administrative Values of such Timber comprising the Excess Cut (an “Excess Cutting Payment”).  The Administrative Values determined by Lender as of the date of Closing are established on Schedule 4.2.6 hereto, and may be adjusted from time to time, at Lender’s option because of changes in the inventory or volume projections indicated by cruise results, estimated growth rates, casualties, disease, regulatory changes or other similar reasons as determined by Lender in its reasonable discretion.  Any Excess Cutting Payment for Excess Cuts performed during any fiscal quarter shall be paid by Borrower to Lender on the next Payment Date (as defined in the Note) following the close of that fiscal quarter.  Any such prepayment of principal shall be treated in accordance with the terms and manner provided in the Note and this Agreement in the same manner as any other prepayment and shall be subject to any prepayment premium, if any, as set forth in the Note.  Borrower’s Excess Cut in any cutting period shall be an allowable harvest of Timber and shall not result in a breach of this Agreement or any Deed of Trust so long as Borrower timely pays any Excess Cutting Payment, if any, as required to be paid under this Agreement for such Excess Cut.

4.2.7           Notwithstanding anything else contained herein, Borrower may harvest and shall not be obligated to pay any Excess Cutting Payment for any cutting periods during the term of the Loan in which the volume of Timber severed exceeds the CAH for such cutting period by not more than ten percent (10%) of the AAC and Borrower may harvest the related volume of Timber; provided, however, that in no event shall the volume harvested over a period of any five (5) successive calendar years exceed 100% of the sum of each AAC for such 5-year period.  Any excess over said 100% volume for such 5-year period shall constitute an Excess Cut for which an Excess Cutting Payment shall be due.

4.2.8           The volume of Timber harvested in any cutting period shall be consistent with, and shall not exceed the volumes set forth in the Plan for such Fiscal Year, unless changes to such Plan are agreed by Lender in advance in writing.

4.2.9           On any harvest units operated on as part of the Annual Plan, no significant pockets of Merchantable Timber identified for harvest in such Plan shall be left uncut due to difficult logging conditions.  If pockets of Merchantable Timber are left, Lender can require that these pockets be removed from the Timber inventory as reflected in Quarterly or Annual Collateral Reports if previously included.  All timber products removed shall be reported according to its highest applicable product classification.

4.2.10         The words “year(s)” and “cutting period(s)” as used in this Agreement shall mean the period of any Fiscal Year, and the Fiscal Year shall be each twelve-month period from January 1 to December 31.  The period from the date of Closing to December 31, 2010 will be considered as the first cutting period, for which the prorated AAC under Section 4.2.3 shall be 4,000 MBF.  For any subsequent cutting period which is less than twelve (12) full months, the amount of the AAC shall be prorated.

4.2.11         All timber harvest and removal made from the Timberlands from and after the Closing are subject to the terms of this Agreement.

4.2.12         If during any cutting period there is material damage to the timber on the Timberlands by mining, drilling, right-of-way clearing, fire, disease, insects, storm or other hazards, Borrower shall promptly cut timber or take such other reasonable and prompt measures as may be necessary to protect timber from further damage in accordance with good forestry practices and this Agreement.  Any timber cut under such circumstances may thereafter be removed from the Timberlands by Borrower, provided Borrower furnishes to Lender a periodic accounting of the amount of such timber cut and removed.  Further, any Timber damaged, lost or destroyed, and any Timber cut under such circumstances, or in the event of the removal of Timber under the Alta Rock Lease Documents, shall be treated in the same manner as any other Timber cut under this Agreement, including, without limitation, application of the AAC or CAH, as the case may be, and any requirement for an Excess Cutting Payment, which shall be subject to prepayment premium, if any, in the same manner as any other prepayment.

4.2.13         Borrower shall notify Lender promptly in the event any trees are severed or removed from the Timberlands by Borrower, its customers, agents, employees, permittees, contractors or assigns, other than in accordance with this Section, as the same may be amended from time to time.  Borrower shall then have the period of time afforded under Section 7.1.6 for the cure of any related Default.

4.2.14         That Borrower shall comply with, and such volume shall be permitted under, all then current federal, state and local laws, regulations and ordinances concerning the harvesting of timber and operation of a tree farm with respect to the Timberlands, including without limitation the Washington Forest Practices Act (RCW Chapter 76.09) and the Oregon Forest Practices Act (ORS Chapter 527) and related regulations as well as the Best Management Practices in Forestry as promulgated by the Department of Natural Resources, Forest Practices Board and Department of Forestry or the equivalent in each State with respect to the portion of the Timberlands located in such State from time to time.

4.3        Reporting.  Borrower shall keep and maintain in Borrower’s offices adequate and accurate books and records of all timber cut and removed from the Timberlands and the payments received therefrom.  Such books and records (including financial records) shall be available for inspection by any authorized representative of Lender at any reasonable time and any representative may inspect, examine and be furnished by Borrower with copies thereof.  Borrower shall furnish to Lender a record of harvesting and receipts as set forth below (except that during any period that a Default or Event of Default shall exist, Lender may require reports more frequently and may require additional information in such reports) and all such records and reports shall be in form and substance satisfactory to Lender:

4.3.1   A quarterly report (“Quarterly Collateral Report”) shall be due within sixty (60) days after the end of each Fiscal Year quarter, with the first such Quarterly Collateral Report due no later than June 1, 2011.  Each Quarterly Collateral Report shall summarize the Timberland inventory as of the end of the current Fiscal Year quarter, and shall be calculated starting with the Timberland inventory as stated in the prior Quarterly Collateral Report adjusted for the depletion of the forest inventory volume associated with the acres harvested, as opposed to logs scaled, during the current Fiscal Year quarter (“Quarterly Depletion”), and further adjusted for re-inventory cruises undertaken during such fiscal quarter (“Quarterly Cruises”) and shall include re-inventory and cruise data sufficient to reflect satisfaction of the requirements in Section 4.5.5.  Each Quarterly Collateral Report shall include a certification by Borrower and Project Manager (subject to Section 4.5.5(d) below) of the total volume of timber harvested and logs scaled by species for each product type with a comparison of the respective period’s volumes as set forth in the Plan for such period, and year to date, and shall demonstrate and certify compliance with all conditions and restrictions on harvesting hereunder.  The Quarterly Collateral Report shall also include the results of any timber cruise or inventory analysis relating to all or any portion of the Timberlands performed by or on behalf of Borrower or become available to Borrower from any source.

4.3.2   Within sixty (60) days after each Fiscal Year end, Borrower shall deliver an annual collateral report (“Annual Collateral Report”), which shall be a certification by Borrower and the Project Manager to Lender as to the then-standing timber inventory volumes on the Timberlands.  The methodology to prepare the Annual Collateral Report shall be identical to the Quarterly Collateral Report, with the addition of an adjustment for  biological growth as discussed below.  The Annual Collateral Report shall incorporate for the Fiscal Year all Quarterly Depletions (including any Timber otherwise removed or destroyed pursuant to the records and/or knowledge of Borrower and Project Manager), volume adjustments as a result of Quarterly Cruises, plus the then applicable added biological growth of the timber volumes since the date of the last Annual Collateral Report, such annual growth percentage to be acceptable to Lender (the “Annual Growth”).  The Annual Collateral Report will contain a reconciliation explaining any variances in year-end Timber inventory volumes between it and the data used by the appraiser to develop his year-end value as described in Section 4.5.4 below and shall include a certification that the re-inventory cruises required under Section 4.5.5 have been completed.  The first Annual Collateral Report shall cover the period from the Closing Date through December 31, 2010.  To the extent Borrower or Project Manager has any suspicion or belief that the existing Timber inventory volumes are inaccurate or misleading, the certification required hereunder shall include and explain such suspicion or belief and provide alternate calculations therefore.  The Annual Collateral Report shall also include the results of any appraisal, Timber cruise or inventory analysis relating to all or any portion of the Timberlands that may have been performed by or on behalf of Borrower or become available to Borrower from any source.

4.3.3   Borrower agrees that Lender, and its agents, contractors, and consulting forester shall have the right, but not the obligation, to inspect the Timberlands and any activities carried out thereon, scaling practices, scaling slips, and log scale summaries, at any reasonable time, upon prior notice and during normal business hours.  During the continuance of an Event of Default, property inspections by Lender and/or its agents may occur at such times and frequency as Lender may deem necessary, at Borrower’s expense.

4.3.4   Borrower shall provide to Lender, together with the Annual Collateral Report, but no more frequently than annually, current GIS shape file layer data with respect to the Timberlands in form and manner reasonably satisfactory to Lender.

4.4         Lender Consulting Forester.  Lender may, at its option and at Borrower’s expense (payable thirty (30) days after receipt of invoice) appoint an independent third-party consulting forester(s) of the Lender’s choice to perform loan monitoring services, make such inspections and to perform other services as set forth in the Loan Documents or as deemed necessary by Lender, including, without limitation, property inspections, evaluation of release requests, monitoring of timber management and harvesting, audit of Borrower’s cruise data, timber inventory and inventory systems, confirmation of timber volumes, review of timber management plans, appraisals, valuations and confirmation of any term of this Agreement or the other Loan Documents.

4.5         Appraisals; Timber Cruises.

4.5.1   Borrower has provided to Lender, prior to the date hereof, evidence of the volume of Timber on the Timberlands as of a current date, in the form of a timber inventory report and verification report prepared and certified to Lender by Borrower and Project Manager (subject to the terms of Section 4.5.5(d) below) pursuant to Section 2.6.1 above.

4.5.2   Borrower has, prior to the date hereof, furnished to Lender a comprehensive appraisal of the Copper Creek Block portion of the Timberlands as of July 19, 2010, prepared by The Healy Company.  Said appraisal has been accepted by Lender.  Lender has established, in its sole discretion, the final opinion of value for all purposes under this Agreement.  Borrower shall furnish to Lender a comprehensive appraisal (which appraisal may be an abbreviated format acceptable to Lender) of the Riffe Lake Block portion of the Timberlands as of December 31, 2011, to be delivered no later than February 15, 2012.

4.5.3   Borrower shall cause to be prepared and delivered to Lender at Borrower’s expense a comprehensive appraisal of the entire Timberlands addressed to and for the benefit of Lender and Borrower, (i) as of December 31, 2013 and every third (3rd) year thereafter (as of December 31), to be delivered no later than 45 days after the valuation date; and (ii) at the request of Lender at any other time that an Event of Default shall exist, as of a date determined by Lender.  Each such appraisal shall be done by a third party professional acceptable to Lender and in accordance with USPAP standards, and the appraisal, as well as the methods and assumptions included therein, must be approved by, and acceptable in all respects to Lender.  Borrower shall obtain Lender’s prior written consent as to the appraiser, which consent may be withheld in Lender’s sole discretion, and Borrower shall also obtain Lender’s prior written consent as to the scope of work planned, and the volumes, methods, assumptions, form and substance of the appraisal.  The appraisal shall incorporate all data from the cruises under Section 4.5.5 below, updated for growth, harvest and then current market conditions as necessary in a manner acceptable to Lender and any other information known to Borrower and Project Manager from any source, including, without limitation, any information required to be furnished under Section 4.5.5(d) below.

4.5.4   Not later than February 15, 2012 and not later than each subsequent February 15th (other than any year for which a comprehensive appraisal is being prepared as of December 31 of the previous year pursuant to Section 4.5.3), Borrower shall cause to be prepared and addressed to and for the benefit of Lender and Borrower at Borrower’s expense, an update of the last comprehensive appraisal as of the end of the prior Fiscal Year taking into account the Quarterly Cruises, Quarterly Depletions, Annual Growth as described in Sections 4.3.2 and 4.5.5 and then current market conditions in a manner reasonably acceptable to Lender.  Borrower anticipates providing the appraiser with necessary timber inventory data early in the fourth quarter of each Fiscal Year and will concurrently provide the same data to Lender.  The updated appraisals shall be completed by the same third party professionals that did the most recent comprehensive appraisal, shall be in accordance with USPAP standards, shall be prepared in form and manner and with methodology and assumptions acceptable in all respects to Lender and shall be subject to approval by Lender.

4.5.5   Timber Re-Inventory Requirements.

(a)   Borrower shall meet certain timber re-inventory requirements in part by completing re-inventory cruises in order to maintain an up-to-date forest inventory of the Timberlands.  Borrower shall provide Lender with copies of all forest inventories maintained with respect to the Timberlands and any supporting data within ten (10) days of Lender’s request. The forest inventory will be used to (among other purposes) manage the Timberlands and provide information for the Quarterly Collateral Reports, the Annual Collateral Reports, and the appraisal. The Borrower shall complete re-inventory cruises which represent on an annual rotational basis, a minimum of fifteen percent (15%) of the Timberlands acreage which is considered by both Borrower and Lender to contain Merchantable Timber.  If the Borrower completes the re-inventory of all merchantable acres on an accelerated schedule, the annual cruising requirement shall then be modified and consist of re-inventory of all merchantable stands having cruise ages greater than seven (7) years, the effect being no merchantable stand shall have a cruise age greater than seven years.

(b)   The re-inventory timber cruises under clause (a) shall be stand level cruises completed by ORM or other a third party professional reasonably acceptable to Lender.  The re-inventory cruises shall each be completed to acceptable cruising standards established in advance by Lender and Borrower as to methodology, assumptions, form and substance.  References to a “re-inventory timber cruise”, “timber inventory cruise”, “timber cruise” or “cruise” shall all have the same meaning hereunder.  The updated inventory information shall be furnished to the appraiser for incorporation into the appraisal or appraisal update, as the case may be.  The appraiser shall be provided the updated inventory information in a timely fashion in order to facilitate delivery of the appraisals as described in Sections 4.5.3 and 4.5.4.  The forest inventory data provided to the appraiser shall reflect all forest inventory updates occurring in the first three quarters of the Fiscal Year, including an estimate of Annual Growth and the Quarterly Depletion for the final Fiscal Quarter of the year.  All variances to the estimates of growth and harvests shall be reconciled in the Annual Collateral Report for the Fiscal Year.

(c)   Notwithstanding anything herein to the contrary and for the avoidance of doubt, Borrower and Project Manager hereby covenant and agree with Lender that at any time that either Borrower or Project Manager have any reason to suspect or believe that the then current Timber inventory, any cruise data, or any other data or information regarding Timber volumes, species, product types, ages, quality or any other criteria with respect to the Timberlands and the Collateral, which is directly or indirectly reflected in any reports, financial data, certificates, projections, statements or other information furnished to Lender or any appraiser (who is to prepare an appraisal hereunder) by Borrower or Project Manager, or upon which any information furnished to Lender may be based in whole or in part, is misleading or is not true, complete or accurate, including, without limitation any statement or certification which is prepared or given in accordance with the specific terms of this Agreement or industry standards, but is nevertheless suspected or believed to be misleading, inaccurate, untrue or incomplete with respect to the actual amount of Timber then in existence on the Timberlands, as to volume, species, product types, ages, quality or any other criteria, Borrower and Project Manager shall each have an independent and overriding obligation and duty to Lender to promptly provide information concerning such suspicion or belief to Lender, and any certification as to Timber inventory volumes shall also be determined or re-determined in a manner consistent with such suspicion or belief, without regard to the volumes set forth in any then outstanding appraisal, cruise or Timber inventory of Borrower and Project Manager.  The Borrower and Project Manager make this agreement knowing that Lender shall rely on their faithful performance in fulfilling their obligations and duties under this Section.  Borrower shall cause Project Manager to execute and deliver to Lender as a condition to Closing a document in form and substance acceptable to Lender whereby Project Manager agrees to the terms and conditions of this Section.

4.5.6   At any time that an Event of Default shall exist, or Borrower shall be in Default for failing to comply with the LTV required under Section 5.4.2, or Lender has reasonable cause to believe that the re-inventory cruise reports or certifications of inventory volumes are inaccurate, Borrower shall cause to be prepared and delivered to Lender,  at Lender’s request and at Borrower’s expense, a complete stand-level timber cruise of the Timberlands and a complete appraisal of the Timberlands, each on and as of a date reasonably designated by Lender.  The timber cruise and appraisal shall each be done by a third party professional acceptable to Lender, and the timber cruise and the appraisal, as well as the methods and assumptions included therein, must be acceptable in form and substance to Lender, including, without limitation, the applicable methodology and assumptions.

4.5.7   At any time that Borrower requests a Material Partial Release (as defined in Section 4.8.7 below) of Timberlands hereunder, Lender may require as a condition to considering whether to approve such request or in determining the amount of prepayment of the Loan that may be required, that Borrower furnish to Lender at Borrower’s expense a stand-level timber cruise and/or appraisal of the portion of the Timberlands proposed to be partially released as well as the balance of the Timberlands, all to be in form and substance, prepared by a third party professional, and with methods and assumptions, acceptable to Lender.

4.5.8   Borrower shall provide to Lender a copy of any appraisal, timber cruise or inventory analysis of the Timberlands, or any audit thereof at any time commissioned by, obtained by, or made available to, Borrower within ten (10) days after receipt thereof by Borrower.

4.5.9   Other than appraisals or cruises as required above, Lender may have the Timberlands appraised or cruised at any time at its own expense.

4.6        Timber Sale, Harvesting and Stumpage Agreements.  Without the prior written approval of Lender, provided that Borrower furnishes to Lender all necessary documentation and information required by Lender and its agent with respect to such request, Borrower shall not enter into, and the Timberlands shall not be subject to, any individual contract or agreement, or any series of contracts or agreements that may reasonably be construed as one contract or agreement (whether written or oral) for the sale or disposition of timber, whether harvested by or on behalf of Borrower or by third parties which are granted the privilege of entry upon the Timberlands for cutting and removal of timber, which:  (a)  has a term of more than two (2) years (including any renewal options and any extensions for weather or any other reason), (b) affect five percent (5%) or more of the total then existing merchantable Timber inventory on the Timberlands, or (c) has terms and conditions inconsistent with the then current approved Plan or this Agreement (each, a “Material Contract”).  As long as no Event of Default shall exist and unless otherwise not permitted under this Agreement, Borrower may enter into contracts or agreements to sell timber that are not Material Contracts, without the prior written consent of Lender.

4.7        Timber Sale and Release.  Provided that no Default shall then exist, or be caused thereby, permission is hereby granted by Lender to Borrower to cut, or allow others to cut, Timber from the Timberlands in accordance with the current Plan previously approved by Lender and on the terms and conditions set forth in this Agreement.  Subject to Section 4.2 and the payment of any amounts due thereunder and provided that no Default shall have occurred and be continuing:  (A) the lien of the Deeds of Trust (and the related security interests under the Code) against any such cut or severed Timber (but not the proceeds thereof, it being the intent hereof that Lender’s Lien and security interest continues in proceeds) shall be released, without any action by Borrower or Lender, from any such Timber cut or severed in the ordinary course of business upon the sooner of:  (a) receipt by Borrower of full payment therefor, or (b) removal of such Timber from the Timberlands and after weight or volume is established and payment therefore assured in a manner reasonably acceptable to Lender and which creates a receivable owned by Borrower under the applicable UCC, or (B) Lender shall furnish to Borrower, upon request, a partial release with respect to any Timber sold as permitted pursuant to the Plan or a Material Contract approved by Lender, provided that (i) Borrower shall pay to Lender within thirty (30) days after written request all reasonable fees, costs and expenses incurred by Lender to third parties in connection with any such partial releases including, without limitation, legal, appraisal and accounting fees incurred by Lender and all other expense, and recording and title insurance and title expenses, but without any administrative fee charged by Lender, (ii) Borrower furnishes to Lender all necessary documentation and other information to process such request, and (iii) Lender, upon its request therefor, shall have received satisfactory evidence of Borrower’s compliance with the covenants contained in this Loan Agreement.

4.8        Partial Release Provisions.  Lender agrees to provide Borrower with partial releases of the liens of the Deeds of Trust with respect to certain portions of the land and timber encumbered thereby comprising certain portions of the Timberlands (the “Release Parcel”), upon written request therefore, subject to the following terms and conditions:

4.8.1   No Release Parcel shall be released except in connection with an arms-length bona fide sale of such Release Parcel to a third party in the ordinary course of Borrower’s business in operating the Timberlands, as determined by Lender in its sole judgment.

4.8.2   No Default shall then exist (including, without limitation, any non-compliance with the LTV as required under Section 5.4) and the partial release shall not create a Default.

4.8.3   Lender will, in its sole and absolute discretion, calculate a reasonable payment (the “Release Price”) for such partial release and communicate same to Borrower.  The Release Price shall be paid by Borrower to Lender for application to prepayment of principal of the Note.  Any such prepayment shall be treated in the same manner as any other prepayment and shall be subject to prepayment premium in the same manner as any other prepayment.  Notwithstanding the foregoing, so long as the partial release of the Release Parcel does not cause the LTV to exceed 40% (as determined pursuant to Section 5.4 below), and otherwise complies with all of the provisions of this Section 4.8, no Release Price shall be required, although Borrower shall be responsible for all costs and expenses incurred by Lender in reviewing and processing such partial release as set forth in Section 4.8.9.

4.8.4   Any request by Borrower shall be accompanied by an LTV calculation by Borrower in accordance with Section 5.4 on a pro forma basis as if the partial release requested had been granted, and any partial release shall be subject to verification by Lender of such pro forma LTV in accordance with Section 5.4 and shall be otherwise acceptable to Lender.  No partial release will be permitted which may cause any non-compliance with Section 5.4 below as determined with respect to such pro forma LTV by Lender in the exercise of its sole judgment based upon the most recent appraisal or appraisal update approved by Lender, adjusted for any previous releases, removals, growth, any other matters since such date and the best information then available to Lender.  However, any request for a partial release which meets all of the requirements in this Section except this Subsection 4.8.4 shall nevertheless be approved by Lender, provided that Borrower shall pay to Lender, on or before the delivery of any such partial release, for application to prepayment of principal of the Note, an amount determined by Lender which shall, at the least, be sufficient to cause compliance with this Subsection.  Any such prepayment shall be treated in accordance with the terms of this Agreement and the Note in the same manner as any other prepayment and shall be subject to prepayment premium, if any, as set forth in the Note.

4.8.5   No partial release will be provided which may have a negative effect on access to, value of, income producing ability or operations of, the remaining Collateral, as certified by Borrower and as determined by Lender in the exercise of its reasonable judgment.

4.8.6   At Lender’s request, Borrower shall cause the title insurance company which issued Lender’s Title Policy in connection with the Deeds of Trust to issue an endorsement to such Title Policy with respect to any partial release, which endorsement shall be in form and substance satisfactory to Lender and at Borrower’s expense.

4.8.7   Lender may require a timber cruise and appraisal to be made by Borrower under Section 4.5.7 above in the case of a request for a “Material Partial Release”, which shall mean: (a) any partial release request where the timber proposed to be released exceeds fifteen percent (15.00%) of either the total (i) value or (ii) volume of all merchantable Timber included in the Timberlands at such time, or (b) any partial release request where the land proposed to be released exceeds fifteen percent (15.00%) of either the total (i) value or (ii) acreage of the land included in the Timberlands at such time.

4.8.8   Borrower shall furnish to Lender all necessary documentation and information to process said partial release request.

4.8.9   All reasonable third-party fees, costs and expenses incurred by Lender in connection with the consideration of any request for a partial release under this Section, and in connection with the execution and delivery of any such partial release, including without limitation, legal, appraisal and accounting fees and expenses, and all recording, title insurance premiums and title expenses, shall be borne solely by Borrower.  Borrower agrees to pay all such fees, costs and expenses promptly upon presentation of an invoice therefor or upon demand by Lender.  In addition, in connection with each request for a partial release under this Section, Lender shall be entitled to receive payment of a reasonable administration fee for each parcel released.  To the extent possible, the forms of partial releases attached hereto as Exhibit B shall be utilized for all partial releases hereunder.  All closing deliveries may be made by Lender under escrow conditions or otherwise in a manner satisfactory to Lender and its counsel.  Lender, upon its request therefore, shall have received satisfactory evidence of Borrower’s compliance with the covenants contained in the Loan Agreement.

4.8.10   Timber volume attributable to any released parcel will be removed from the Timberlands’ inventory.

4.9        Substitution of Timberlands.  Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may request Lender’ s approval to receive a partial release of any portion of the Timberlands in return for the simultaneous mortgage and pledge of additional Property that would constitute replacement Timberlands (the “Replacement Timberlands”) including in connection with a like-kind exchange through an exchange facilitator (including so-called “forward” or “reverse” exchanges, in which case, Lender agrees to cooperate with Borrower in effecting such an exchange other than on a simultaneous basis, provided, however, that any prepayment required by any partial release cannot be postponed, deferred or avoided on account of any such non-simultaneous exchange) as long as Lender shall have no liability or expense in regard to such exchange (it being understood that a forward or reverse exchange may cause more expense than others) and provided that Borrower shall indemnify and hold harmless Lender from any loss, cost or expense arising from any such exchange, subject, however, to the following conditions:

4.9.1   The Replacement Timberlands shall be of equal or greater value and have the same or greater volume of Timber thereon, as compared with the portion of the Timberlands released, shall be comparable Timberlands with stands of similar size, age, quality and product type in a comparable market, have satisfactory access, be capable of producing comparable income and be environmentally acceptable, all in Lender’s sole discretion, and shall otherwise be satisfactory in every way to Lender and in conformity with Lender’s then underwriting criterion, in Lender’s sole discretion, including, without limitation, the location, access, soils, timber type, quality and quantity, marketability, title condition, title insurance coverage availability and all other aspects of the Replacement Timberlands.

4.9.2   No substitution will be approved by Lender unless the LTV after the substitution shall be in compliance with Section 5.4 and shall be equal to or less than the LTV which existed immediately prior thereto, as determined by Lender on a pro forma basis.

4.9.3   Borrower shall furnish to the Lender, at Borrower’s expense, all information reasonably required by the Lender to analyze such substitution, including, without limitation, all documentation required by Lender to establish the value of the released portion of the Timberlands and of the Replacement Timberlands.  In connection with the evaluation of the requested substitution, appraisals and/or timber inventory cruises may be required in Lender’s sole discretion, and Lender may also require inventory data, pro forma calculations of LTV, analyses and such other reports, information, data and projections as Lender may reasonably request, with respect to the Timberlands to be released as well as the Replacement Timberlands, all of which materials must be in form and substance satisfactory to the Lender in its sole discretion.  Any such appraisals or cruises shall be done by a third party professional acceptable to Lender and the methods and assumptions thereof must be in a form and manner acceptable to Lender.

4.9.4   In connection with any such substitution, Borrower shall furnish to Lender, at Borrower’s expense, all documentation, amendments to the Loan Documents, instruments, title insurance, consents, opinions and such other information and agreements as the Lender may determine or require in its reasonable discretion.

4.9.5   All decisions with respect to the release of any portion of the Timberlands and the substitution of Replacement Timberlands therefor shall be in the sole discretion of the Lender.  Borrower shall be responsible for payment of all reasonable fees and expenses associated with such request (whether or not granted) and the consideration and documentation thereof, including, without limitation, the fees and expenses of third-party advisors and attorneys of the Lender, a reasonable administrative fee and processing fees charged by the Lender, the cost of any title insurance policies or endorsements required by the Lender and all fees and expenses relating to the preparation of the materials relating to such request.

4.10       Coal, Oil, Gas and Other Minerals.

4.10.1   Borrower shall not at any time (a) undertake or hold any permit or license which allows, or (b) cause or permit any other party to undertake or hold any permit or license which allows, as Borrower’s agent or for the benefit of Borrower (other than through a lease as set forth in Section 4.10.2 below); whether directly or indirectly, the exploration, extraction, mining, processing, production, storage, transportation or handling of any coal, oil, gas or any other minerals owned by the Borrower (collectively, “Mineral Activity”).

4.10.2   Borrower may, however, enter into bona fide leases to third parties permitting such third parties to undertake Mineral Activity on the Timberlands for their own account, including, without limitation, the Alta Rock Lease Documents (“Mineral Leases”), which Mineral Leases shall be reasonably satisfactory to Lender.  Lender approves the making of any lease pursuant to the Alta Rock Lease Documents; provided that (i) Borrower shall provide Lender with notice of the exercise of any option under the Alta Rock Lease Documents together with an executed copy of the related lease within five (5) days of exercise and delivery; (ii) any of the rights of Borrower arising under the “Table Rock – Bagby Butte Agreement” dated as of September 1, 2010 (the “Alta Rock Three Party Agreement”) among Borrower, Alta Rock Energy, Inc. and Weyerhaeuser Real Estate Development Company and any leases executed pursuant to the Alta Rock Lease Documents and compensation paid thereunder are hereby assigned to Lender for security purposes as additional Collateral under the Loan Documents and Borrower shall execute all such additional documents as may be required by Lender to confirm such assignment; (iii) Borrower shall not modify, assign or extend the Alta Rock Lease Documents absent Lender’s prior written consent except to the extent Borrower is otherwise obligated under the Alta Rock Three Party Agreement and in such event Borrower shall provide written notice to Lender; and (iv) Borrower shall provide to Lender, within ten (10) days of  receipt, copies of all exploration plans, requests, notices and other information provided to Borrower under the terms of the Alta Rock Lease Documents.

4.10.3   Any Mineral Activity on the Timberlands permitted hereunder shall not be undertaken or permitted by Borrower, except in such manner that Borrower and Lender shall not be liable under applicable law with respect to the existence of any Hazardous Substances, non-hazardous wastes, claims of surface owners, existence or generation of pollution or contamination, discoloration or degradation of any water or streams, interference with the bed of any stream or the natural flow thereof, old mine works, reclamation or revegetation or violation or non-compliance with any Environmental Protection Laws or any other applicable laws which may arise directly or indirectly from such Mineral Activity.  Borrower shall assure or use commercially reasonable efforts to assure that all reclamation and revegetation is timely completed in accordance with applicable laws, Environmental Protection Laws and applicable Best Management Practices (as referenced above).

4.10.4   If any Mineral Activity shall cause there to be any Hazardous Substances in or upon the Timberlands, Borrower at its sole cost and expense, to the extent required by applicable Environmental Protection Laws, shall immediately remove, or cause to be removed, such Hazardous Substances in compliance with all applicable laws, keeping Lender fully informed and shall provide to Lender full information with respect to proposed plans and comply with Lender’s reasonable requirements with respect to such plans.

4.10.5   Borrower shall furnish any documentation requested by Lender necessary for Lender to obtain a perfected security interest in any minerals, royalties or rights of Borrower to minerals related to the Timberlands.

4.10.6   Borrower shall indemnify and hold harmless Lender and its officers, directors and employees and their respective successors, from and against all fines, penalties, actions, suits, legal proceedings and all costs and expenses associated therewith (including legal fees) arising out of or in any way connected with any failure of Borrower to perform its obligations under this section or with any deposit, spill, discharge or other release of any Hazardous Substances or non-hazardous waste materials that occurs during the term of this Agreement upon or from the Timberlands and which constitutes a violation of, or requires remediation under, applicable Environmental Protection Laws, or is harmful to human health or the environment, or any storage or disposal of any Hazardous Substances or non-hazardous waste materials in, or upon the Timberlands, or the transportation of Hazardous Substances or non-hazardous waste materials from the Timberlands, or from Borrower’s failure to provide all information, make all submissions and take all actions required by the Environmental Protection Laws or any other applicable laws or any Governmental Authority which is in any way related to any mineral activity, except that this indemnity shall not be applicable to the extent that any fines, penalties, actions, suits, legal proceedings and costs and expenses associated therewith are attributable to actions or omissions by any indemnified person constituting gross negligence or willful misconduct.  The obligations of Borrower under this clause shall survive the termination or expiration of this agreement.

4.11       Agreements and Leases.  Borrower shall perform all obligations of the Landlord under all Agreements (as defined in the Deeds of Trust), leases and licenses by which Borrower is bound or affecting the Timberlands, including without limitation, the Mineral Leases.  Borrower shall enforce such Agreements, leases and licenses in a diligent, commercially reasonable and professional manner.  Borrower shall furnish to Lender annually, along with Borrower’s annual financial statement under Section 5.2.2 or at such other time mutually acceptable to Lender and Borrower, and upon request of Lender at any other time, a listing or rent roll certified by Borrower and Project Manager to Lender which lists all such Agreements, leases and licenses, the expiration date, the payments or rental and when paid through, whether any default exists and any other information reasonably requested by Lender.

4.12       Estoppel Certificates.

4.12.1   Borrower, within ten (10) Business Days after request by Lender, shall furnish Lender from time to time with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest on the Note, (iv) the date through which all installments of interest, commitment fees and/or principal have been paid, (v) any offsets or defenses to the payment of the Obligations, if any, (vi) that the Note and this Agreement have not been modified or if modified, giving particulars of such modification and (vii) such other information as shall be reasonably requested by Lender.

4.12.2   Borrower, upon request by Lender, will use commercially reasonable efforts to obtain and furnish (within the time periods, if any, provided in the applicable timber sale agreements, or if no time period is so specified, within thirty (30) days after request) Lender with statements from purchasers or tenants under then existing timber sale agreements, coal leases, and oil and gas leases, as to the amount of timber purchased or coal, oil or gas extracted, as the case may be, and the amounts paid to or for the benefit of Borrower during the preceding twelve months.

4.13       Timberlands Management.  Borrower shall at all times during the term hereof  have professional management of the Timberlands and the operation of the Timberlands with a manager (the “Project  Manager”), which shall have the experience, competence, capacity and professional reputation to manage the Timberlands and shall be subject to Lender’s prior written approval, under a management agreement (as amended, restated or supplemented from time to time, the “Management Agreement”), which shall be subject to Lender’s prior written approval as to form and substance, including any amendments, restatements or supplements.  Borrower shall not cause or permit any modification of the Management Agreement without the written consent of Lender.  Upon any termination of the Management Agreement, Borrower shall, on or before if possible, but in any event within thirty (30) days after, the date of any such termination, replace the Project Manager with a party reasonably acceptable to the Lender under a new management agreement reasonably acceptable to the Lender and otherwise in accordance with this Section.  Any change in the officers, personnel or ownership of the Project Manager which could reasonably be expected to adversely affect the performance of Project Manager shall be deemed to be the appointment of a new Project Manager which shall be subject to Lender’s approval.  Borrower shall cause each Project Manager to deliver a manager’s subordination and agreement to Lender substantially in the form delivered to Lender at Closing by Project Manager, subject to the terms of the Management Agreement involved and in form and substance acceptable to Lender.  Such agreement shall provide, among other things, that (i) such management agreement or arrangement shall not affect or be a lien upon the Timberlands and shall be subordinate to the lien of the Deeds of Trust, and (ii) upon and during the continuance of any Event of Default, any such management agreement or arrangement with any such Project Manager shall be subject to termination by Lender in Lender’s sole discretion.

Lender has approved Olympic Resource Management LLC, a Washington limited liability company (“Olympic”) as the Project Manager, and Lender has approved that certain Management Agreement dated as of June 1, 2010, between Olympic and Borrower as the Management Agreement.  To the extent that such Management Agreement, or any other Management Agreement, conflicts with the provisions of this Agreement, the provisions of this Agreement shall control.

4.14       Purchase Agreement.  Borrower shall not cause or permit any modification, amendment or supplement of the Purchase Agreement, whether in writing, orally or by course of dealing, without in each case the prior written consent of Lender.  Borrower shall promptly furnish to Lender copies of any notices given or received by Borrower with respect to the Purchase Agreement.  Borrower shall exercise and enforce all rights and indemnities inuring to the benefit of Borrower under the Purchase Agreement, provided, however, that Borrower shall not fail to promptly enforce a material right or indemnity under the Purchase Agreement without the prior written consent of Lender.  Borrower shall, upon the request of the Lender, report the status of any claim, action or proceeding with respect to the Purchase Agreement.

ARTICLE 5. FINANCIAL COVENANTS

All financial covenants herein refer and apply to the Borrower and Guarantor, as applicable, and shall be interpreted in accordance with GAAP.

5.1        Financial Records.  Borrower and Guarantor shall each maintain sound accounting policies and an adequate and effective system of accounts and internal accounting controls that will safeguard assets, properly record income, expenses and liabilities and assure the production of proper financial statements in accordance with GAAP, consistently applied.  Borrower has adopted the Fiscal Year as its fiscal year for all purposes, including federal income tax purposes, and shall not change its fiscal year from the Fiscal Year.

5.2        Financial and Business Information.  Borrower shall deliver or cause to be delivered to Lender, in addition to any other reports required to be delivered hereunder or under the Guaranty, the following:

5.2.1   Within sixty (60) days after the end of each quarterly period in each Fiscal Year of Borrower (other than the last quarterly period of each such Fiscal Year), copies of: (i) Borrower’s and Guarantor’s unaudited balance sheet, as at the end of such quarter, and (ii) Borrower’s and Guarantor’s statements of income and cash flows, for such quarter and for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, and prepared in accordance with GAAP, consistently applied, applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by an officer of Borrower and Guarantor, as appropriate, and accompanied by a certificate of an officer of Borrower and Guarantor, as appropriate, that such statements are true, complete and correct and demonstrating compliance with the financial covenants contained in this Agreement (including without limitation the covenant regarding cash on hand set forth in Section 5.5) and certifying, based upon such officer’s knowledge, that no Event of Default exists, or, if such officer is aware of such Event of Default, the nature thereof;

5.2.2   Within ninety (90) days of each Fiscal Year of Borrower and as of the last day of such Fiscal Year, annual audited financial statements (including, but not limited to, a balance sheet as of the end of such year, statements of income and expenses, retained earnings and statement of cash flows) of Borrower for such year, prepared, audited and certified, at Borrower’s expense, by an independent certified public accountant reasonably acceptable to Lender on a GAAP basis consistently applied, and accompanied by a certificate of an officer of Borrower that such statements are true, complete and correct.

5.2.3   Concurrently with the delivery of the financial statements described in subsection 5.2.2 above, a certificate of an officer of Borrower in form and manner acceptable to Lender certifying to Lender that such person is familiar with the financial provisions of this Loan Agreement and that based upon such Person’s examination and knowledge of the affairs of such Borrower obtained in connection with preparation of said financial statements and such officer’s examination and analysis of the financial provisions of this Agreement and the Loan, no Event of Default has occurred or is in existence, or, if an Event of Default does exist, the nature thereof, and the period it has been in existence and such certificate shall contain a certification and demonstration of compliance with the financial covenants and other provisions of this Loan Agreement and the other Loan Documents; and

5.2.4   Such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to any Borrower’s or Affiliate’s financial condition and results of operations or Property.

5.3        Restrictions on Incurrence of Debt.  Borrower shall not at any time have any Debt, other than the Loan. No Debt or indebtedness of Borrower (other than the Loan) may be secured in any manner whatsoever (and including, without limitation, secured in a manner so as to be subordinate or pari passu to the Loan) by Property of Borrower.

5.4        Loan to Value Ratio.

5.4.1   The initial “Loan to Value Ratio” or “LTV,” defined below, as determined by Lender in its sole discretion, shall be the ratio of the outstanding principal balance of the Loan to the value of the Copper Creek Block of the Timberlands as established pursuant to a third party certified appraisal delivered prior to Closing, meeting the standards as set forth in Section 4.5.3.  As of December 31, 2011, and thereafter, the “Loan to Value Ratio” or “LTV” as determined by Lender in its sole discretion, shall mean the ratio of the outstanding principal balance of the Loan to the value of the Timberlands (inclusive of the Copper Creek Block and any additional Timberlands for which certified comprehensive appraisals have been received and updated in accordance with Section 4.5).

5.4.2   Borrower shall not at any time cause or permit the Loan to Value Ratio to exceed Forty Percent (40%), and any such non-compliance shall be a Default hereunder, and any such Default which is not restored to compliance by a prepayment of principal made as required under the terms of Section 5.4.4 below, shall constitute an Event of Default hereunder.  For the avoidance of doubt, the “value of the Timberlands” shall in no event include any money or Property, other than the Timberlands.

5.4.3   The Loan to Value Ratio shall be calculated by Borrower for submission to Lender under Section 5.4.2 on or before March 1, 2011, and thereafter on or before March 1 of each year, as of the prior Fiscal Year end, and with respect to any partial release pursuant to Section 4.8.3 and at any other time as required by Lender, each as of an effective date selected by Lender.  The LTV shall be based upon the outstanding balance of the Loan taking into consideration any payments made and received by Lender on or before the applicable effective date.  For instance, the LTV as calculated annually on March 1, 2011 as of the prior December 31, 2010, shall be based on the outstanding balance of the Loan taking into consideration any payment made on or before said prior December 31, 2010.  The value of the Timberlands used for such scheduled annual calculation shall be as determined by the last comprehensive appraisal or updated appraisal, as applicable, required under Section 4.5.3 or Section 4.5.4, respectively as of such immediately prior Fiscal Year end which has been approved by Lender.

5.4.4   Lender shall review each submission made by Borrower under Section 5.4.2, and all assumptions, information and calculations made by Borrower in connection with such calculation shall be subject to verification and approval by Lender, it being agreed that the LTV shall in each case under this Section 5.4 and this Agreement, be determined by Lender in its sole discretion.  At any time that Lender shall decide to determine the LTV, except as set forth in the preceding sentence, Lender may, in its sole discretion, consider any information available to Lender in determining value, including, without limitation, evidence of actual volumes of timber, timber removals and growth rates, all from any source, the most recent timber cruise and appraisal reports received and approved by Lender, and any updates thereof or as otherwise determined by Lender, provided, however, that, except as set forth in the preceding sentence, Lender may require that an appraisal be done at any time for the purpose of applying the Loan to Value test.  Further, Lender may determine the Loan to Value Ratio at any time and from time to time at its sole discretion.

5.4.5   If at any time Lender shall give notice to Borrower that Borrower is not in compliance with subsection 5.4.2 above, Borrower shall make a prepayment of the Loan in an amount sufficient to cause Borrower to be in compliance with subsection 5.4.2, and such prepayment shall be made within ten (10) days after the date said notice of non-compliance is given by Lender to Borrower.  Any such prepayment shall be treated in the same manner as any other prepayment, including, without limitation, any requirement for a prepayment premium.

5.5        Restrictions on Distributions.  From the period from Closing until the first anniversary of Closing, Borrower shall at all times maintain a minimum cash balance equal to one full year of interest payments to be due under the Loan. Borrower shall not make any Distributions provided, however, that Distributions shall be permitted as long as (1) there is no Event of Default or Default, (2) all financial covenants herein are in compliance, (3) the Loan-to-Value Ratio shall be in compliance, (4) prior to and after such Distribution the Borrower’s minimum cash balance shall be equal to one full year of interest payments prospectively due on the Loan, and (5) such Distribution will not cause any such Default or Event of Default, non-compliance or shortfall and shall otherwise be in accordance with the terms of this Agreement, but, in any event, Borrower shall not declare or make or incur any liability to declare or make any Distribution, or redeem, retire, purchase or otherwise acquire ownership interests in the Borrower during the continuance of a Default or Event of Default, or which would or may reasonably be expected to give rise to a Default or Event of Default.

ARTICLE 6. CLOSING

The closing of the Loan (the “Closing”) is scheduled to be held in a manner acceptable to Lender on or before September 1, 2010 (herein referred to as the “Closing Date”).  Notwithstanding any other provision of this Agreement or any other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender’ obligation to fund the Loan is subject to fulfillment of the terms and conditions of the Application, Lender’s closing checklist and other terms and conditions established by Lender, and that Lender shall have no obligation to fund the Loan if any Default or Event of Default shall exist at such time and unless and until the following conditions have been satisfied, all in form and substance satisfactory to Lender and their special counsel:

6.1        Documentation.  Lender shall have received the following documents, each to be in form and substance satisfactory to Lender:

6.1.1   The original Note, duly executed by Borrower, and the original Guaranty Agreement duly executed by the Guarantor;

6.1.2   Multiple original counterparts of each of the Security Documents, including, without limitation, the Security Documents listed in Section 1.5, with evidence that the Security Documents intended to be recorded have been duly recorded, or that arrangements satisfactory to Lender have been made for such recordation, in each Office where such recordation, in each office where such recordation is necessary;

6.1.3   Multiple original counterparts of the Environmental Indemnity Agreement executed by Borrower and Guarantor (the “Environmental Indemnity Agreement”);

6.1.4   A solvency certificate of Borrower and Guarantor;

6.1.5   Such UCC-1 financing statements as may be required by the Lender;

6.1.6   Original written opinions of counsel covering the State of Delaware and each State in which any part of the Timberlands is located in form and substance satisfactory to the Lender with respect to the transactions contemplated by this Agreement, including, without limitation, the enforceability of the Loan Documents executed by the Borrower and Guarantor.

6.1.7   Certificates of Liability Insurance evidencing liability insurance in the amount of $5,000,000 in form and substance acceptable to Lender for all insurance required hereunder or otherwise carried by Borrower, and, upon the request of Lender certified copies of Borrower’s insurance policies, together with an endorsement naming the Lender as additional insured, as its interests may appear, under the liability policy, and a mortgagee loss payee endorsement under the property policy, and such other endorsements as the Lender may reasonably require, which endorsements shall be in form and substance reasonably satisfactory to the Lender;

6.1.8   Copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of the Lender in the Collateral and evidence in a form acceptable to the Lender that such Liens constitute valid and perfected first priority Liens, provided that, to the extent that gap coverage has been provided pursuant to Lender’s Title Policy with respect to any such filing or recordation or such filing consists of a Uniform Commercial Code Financing Statement, such filing receipts or acknowledgments may be delivered within a reasonable time after the Closing;

6.1.9   Certificates of a duly authorized officer or Manager of each Borrower and Guarantor certifying (i) that attached thereto is a true and complete copy of the Certificate of Formation and Operating Agreement, or Articles of Incorporation and Bylaws, as applicable, and all other organizational documents of such entity, as amended to the date of such certification, (ii) that attached thereto are true and complete copies of consents executed and delivered by the officers and Manager of each Borrower and Guarantor authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such entity is a party, (iii) that attached thereto is a true and complete copy of the organizational documents of Manager, as amended to the date of such certification, and (iv) as to the incumbency, authority and genuineness of the signature of each officer of Borrower executing this Agreement or any of the other Loan Documents to which Borrower or Guarantor is a party, and such other authority documents as may be requested by Lender;

6.1.10   Good standing certificates (or the equivalent) for Borrower, Guarantor and the Manager of Borrower, issued by the appropriate official of each jurisdiction where the conduct of Borrower’s and Guarantor’s business activities or the ownership of its Properties necessitates qualification;

6.1.11   The Title Policy, in form and substance satisfactory to the Lender, with such endorsements as the Lender may require, insuring the validity and first priority of the lien and effect of the each of the Deeds of Trust, subject only to such exceptions to and exclusions from coverage as may be acceptable to the Lender.  In addition, the Lender shall have received copies of all instruments and other matters affecting title to the Property encumbered by the Deeds of Trust to the extent shown as exceptions to coverage under the Title Policy.  Ingress and egress to the Timberlands shall be by public road or deeded right of way easement included as part of the mortgaged property and insured under the Title Policy, except as disclosed on Schedule 2.6.3 attached hereto.  All premiums, charges, fees, costs and expenses of the title insurer or related to the Title Policy shall be paid in full by Borrower;

6.1.12   Multiple original counterparts of this Agreement, duly executed by all parties;

6.1.13   Rent Roll (as required in Schedule 2.7) and all other Schedules and Exhibits to this Agreement;

6.1.14   Environmental Questionnaire;

6.1.15   Such other documents, instruments and agreements as are required by the Application or as the Lender shall reasonably request in connection with the foregoing matters, including without limitation, updates, revisions or supplements to previously delivered information or documents where necessary to make such previously delivered information or documents true, complete and accurate; and

6.1.16   A certificate signed by a duly authorized officer of Borrower dated as of the Closing Date, stating the Borrower and any Affiliate of Borrower is in compliance with all of the terms and provisions set forth in this Agreement; and

6.1.17           A consent and subordination agreement duly executed by the Project Manager with respect to the Management Agreement of the Timberlands.

6.2        Other Conditions.  The following conditions shall have been and at the time of Closing shall continue to be satisfied, to the satisfaction of Lender:

6.2.1   Lender shall have received a satisfactory independent appraisal confirming a value of the Copper Creek Block of the Timberlands of $34,000,000.  Such appraisal shall include a map or maps of the Copper Creek Block and shall be in form and substance reasonably satisfactory to Lender;

6.2.2   Borrower agrees that Borrower shall have furnished to Lender on or before the date of Closing, copies of any appraisals, valuations, timber inventory cruises or the like, and all environmental reports, in each case available to the Borrower;

6.2.3   The ratio of the principal amount of the Loan to the value of the Copper Creek Block and Timber thereon pursuant to the appraisal approved by Lender shall not exceed thirty-five percent (35%).

6.2.4   No action, proceeding, investigation, regulation or legislation shall have been instituted, proposed or, to the knowledge of Borrower, threatened in writing before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, and which, in Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement;

6.2.5   The Note shall on the Closing Date qualify as a legal investment for Lender under applicable insurance law including, without limitation, Section 1045 of the New York Insurance Law (without regard to any “basket” or “leeway” provisions), and such acquisition shall not subject Lender to any penalty or other onerous condition in or pursuant to any such law or regulation, and Lender shall have received such evidence as Lender may request to establish compliance with this condition;

6.2.6   Borrower shall have good and marketable fee simple title to the Timberlands, subject to no Liens except the Permitted Encumbrances, and Borrower shall have full power and authority to assign, lease, transfer, pledge and mortgage the Collateral;

6.2.7   The warranties and representations of each of Borrower, Guarantor and Project Manager contained herein and in the other Loan Documents shall be true and correct;

6.2.8   The organizational documents of Borrower and Guarantor shall be acceptable in form and substance to Lender;

6.2.9   All proceedings taken in connection with the Loan and the other transactions contemplated hereby and by the other Loan Documents and all documents and papers relating thereto shall be satisfactory to Lender and its special counsel.  Lender and its special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, all in form and substance satisfactory to Lender and its special counsel.

ARTICLE 7.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

7.1        Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default”:

7.1.1   (i) Failure to make payment of any scheduled installment of interest or principal under the Note on or before the date which is four (4) days after the due date, or (ii) failure to make payment of any partial prepayment of principal under the Note, including without limitation any Excess Cutting Payment, and any premiums thereon on or before the date due, or (iii) failure to make payment of the entire indebtedness under the Note and any premium thereon on or before the applicable maturity or due date;

7.1.2   Borrower shall fail to make payment on or before the due date of any amount other than an amount referenced in Section 7.1.1 payable to Lender hereunder or under the Note, the Deeds of Trust or any other Loan Document  (after any applicable grace or notice period) or if no grace or notice period is specified, within ten (10) days of written notice thereof, or Borrower shall be in default of payment in respect of any Taxes or Other Charges (except to the extent contested in accordance with Section 3) or with respect to any insurance premiums or payments;

7.1.3   Any warranty, representation, certificate, schedule or other statement or written information made or furnished to Lender in writing by or on behalf of Borrower or Guarantor herein or in any instrument delivered in connection with the Loan was false or misleading when made or furnished;

7.1.4   Borrower defaults in the performance of or compliance with any covenant or agreement contained in Sections 3.3, 3.4, 3.6, 3.8, 3.9 (other than 3.9.6), 3.10, 3.11 (other than 3.11.11 and 3.11.12), 3.12, 3.15,  4.6 or in Article 5 (but not including Section 5.2);

7.1.5   Borrower defaults in the performance of any of the obligations or covenants set forth in Section 4.5 and the same is not cured to Lender’s satisfaction within ten (10) days after written notice thereof by Lender;

7.1.6   Borrower fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement which is required to be performed, kept or observed by Borrower (other than those referred to in any of the other paragraphs of this Section) and the same is not cured to Lender’s satisfaction within thirty (30) days after written notice thereof by Lender; provided that with regard to Defaults other than in respect of reporting obligations, if (i) such failure cannot be cured within such thirty (30) day period, (ii) such failure is susceptible of cure, (iii) Borrower is proceeding with diligence and in good faith to cure such failure, and (iv) the Lender shall receive an officer’s certificate of Borrower to the effect of clauses (i), (ii) and (iii) above and specifying the action Borrower is taking to cure such failure, then such thirty (30) day cure period shall be extended by an additional period of time necessary to effect the cure not to exceed ninety (90) days.

7.1.7   There shall occur a default (after the expiration of any applicable notice or cure periods thereunder, or if no grace or notice period is specified, within ten (10) days of written notice thereof) or event of default (however defined), under any other Loan Document, including, without limitation, under the Environmental Indemnity Agreement or the Guaranty.

7.1.8   The occurrence of any default (after the expiration of any applicable notice or cure periods thereunder) or event of default (however defined) on the part of Borrower under any other agreement, document or instrument to which Borrower is a party or by which Borrower is bound creating, evidencing or related to any debt, liability or obligation of Borrower (other than Material Contracts subject to Section 7.1.18) in excess of $50,000;

7.1.9   Any statement, report, financial statement or certificate made or delivered by Borrower or Guarantor, or any of their officers, employees or agents, furnished to Lender in connection with the Closing or pursuant to any term or condition herein, or in any other Loan Document, to Lender proves to have been false or incorrect in any material respect on the date as of which made;

7.1.10   Borrower, Guarantor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of the Bankruptcy Code or any other bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing;

7.1.11   A court or governmental authority of competent jurisdiction enters an order appointing, without consent by Borrower, Guarantor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to such Borrower, Guarantor or any Subsidiary or with respect to any substantial part of the property of such Borrower, Guarantor or any Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, Guarantor or any Subsidiary, or any such petition shall be filed against Borrower, Guarantor or any Subsidiary and such petition shall not be dismissed within sixty (60) days;

7.1.12   There shall occur any loss or casualty to, or condemnation or government expropriation of, all or any material portion of the Collateral, and the amount of the prepayment of the Loan made by Borrower is insufficient to achieve compliance under Section 5.4 or is otherwise insufficient in the reasonable judgment of Lender, notwithstanding that such prepayment shall include the entire insurance proceeds or condemnation award, as the case may be, received by Borrower;

7.1.13   A notice of Lien, levy or assessment is filed of record with respect to all or any of Borrower’s, Guarantor’s or any Subsidiary’s assets by any Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation or if any taxes or debts owing at any time or times hereafter to any Governmental Authority becomes a lien or encumbrance upon the Collateral or any other of Borrower’s or such Subsidiary’s assets, and the same is not released within thirty (30) days after the same becomes a Lien or encumbrance or, in the case of ad valorem taxes, prior to the last date when payment may be made without penalty, provided, that Borrower may contest any such notice of Lien, levy or assessment or any such lien in accordance herewith and the Deeds of Trust, and, with respect to any such Lien, levy, assessment or taxes in any amount, as long as no foreclosure proceeding has been filed with respect to such Lien, levy or assessment, regardless of the amount thereof;

7.1.14   A garnishment, summons or a writ of attachment is issued against or served upon Lender for the attachment of any Property of Borrower, whether or not in Lender’s possession and such garnishment, summons or writ of attachment is not discharged by bond or otherwise within thirty (30) days after the issuance of service thereof, provided, however, that no foreclosure or similar proceeding shall have been filed with respect thereto, regardless of the amount thereof;

7.1.15   If Borrower, whether voluntarily or involuntarily, sells, conveys, mortgages, pledges, leases or otherwise transfers the Collateral, or any portion thereof, other than as permitted hereunder, without the prior written consent of the Lender;

7.1.16   Borrower, Manager or Guarantor shall dissolve or cease to exist;

7.1.17   This Agreement, the Note, the Assignment of Timber Contracts, the Manager’s Consent and Subordination of Management Agreement, any of the Deeds of Trust, the Environmental Indemnity Agreement, the Guaranty Agreement or any other Loan Document shall cease to be in full force and effect (other than with the consent of Lender);

7.1.18   Any material default by Borrower under any Material Contract or any conservation easement, lease or other encumbrance on the Timberlands.

7.2        Acceleration of the Obligations.  Upon the occurrence and during the continuance of an Event of Default described in subparagraph 7.1.10 or 7.1.11 of Section 7.1 above, all of the Obligations shall automatically become due and payable without notice or demand by Lender, and Borrower will forthwith pay to Lender, in addition to any and all other Obligations due or to become due, the entire principal of and interest and premium due on the Note.  If any other Event of Default shall have occurred and be then in existence, the Lender may declare, in a notice provided to Borrower pursuant to Section 8.9, the Obligations to be immediately due and payable, and, in such event, Borrower will forthwith pay to Lender, without notice or demand by Lender, the Obligations, including the entire principal of and interest and premium due on the Note.

7.3        Remedies.  Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies available hereunder and under the other Loan Documents, at law and in equity.

7.4        Remedies Cumulative.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in this Agreement, any of the other Loan Documents or in any documents referred to herein or contained in any agreement supplementary hereto, or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrower herein contained, and all remedies of Lender thereunder shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise.  No act of omission or commission of Lender, including without limitation, any failure or delay of Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or collateral for the Loan, or to exercise its option to accelerate the Scheduled Maturity Date of the Note, for a period of time or on more than one occasion, shall be deemed to be, or shall operate as a waiver or release of such Liens, rights, powers, remedies, and options but all such Liens, rights, powers, remedies and options shall continue in full force and effect until all of the Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied, and all Liens, rights, powers, remedies and options herein provided for are cumulative and none is exclusive.  Further, once Lender has exercised any of its rights or remedies hereunder, or under the Loan Documents, during the existence of an Event of Default, all actions theretofore or thereafter taken by Lender in pursuit of such rights and remedies shall not be affected by any cure of such Event of Default, unless Lender shall accept the cure and terminate pursuit of any such right or remedy, in which case, the parties shall be restored to their position which existed prior to Lender’s exercise of its rights or remedies.

7.5        Indemnification.  Borrower hereby covenants and agrees unconditionally and absolutely to indemnify, defend and save harmless Lender, its officers, directors, shareholders, employees, agents and attorneys against all damages, losses, liabilities, obligation, claims, litigation, demands or defenses, judgments, suits, proceedings, fines, penalties, costs, disbursements and expenses of any kind or nature whatsoever (including without limitation attorneys’ fees reasonably incurred), which may at any time be imposed upon, incurred by or asserted or awarded against Lender and arising from any failure of Borrower to comply with and perform its Obligations hereunder and under the other Loan Documents, any representation of Borrower herein or in the other Loan Documents being false or misleading in any material respect when made, except that this indemnity shall not be applicable to the extent that any damages, losses, liabilities or other matters or amounts are attributable to actions or omissions by any indemnified person constituting gross negligence or willful misconduct.  This indemnity shall survive any foreclosure of the Deeds of Trust, the taking of a deed in lieu thereof, or any other discharge of the obligations of the Borrower hereunder or under the Loan Documents, even if the indebtedness secured hereby is satisfied in full.  Borrower agrees that the indemnification granted herein may be enforced by Lender without resorting to or exhausting any other security or collateral or without first having recourse to the Note or the Collateral through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Lender from suing on the Note or foreclosing the Deeds of Trust or from exercising any other rights under the Loan Documents.

ARTICLE 8. MISCELLANEOUS

8.1        Audit and Appraisal Rights.  Borrower will permit Lender, after prior notice to Borrower, to visit and inspect any of the Timberlands, and Lender and its representatives shall have the right during normal business hours at the office of the Borrower set forth in Section 2.10.3 to examine and audit all of Borrower’s and Guarantor’s books of account, financial statements, records, reports and other papers, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by Lender, and to discuss the Borrower’s affairs, finances and accounts with any Borrower, Guarantor and its officers, employees and independent public accountants (and by this provision the Borrower authorize said accountants to discuss the finances and affairs of Borrower and Guarantor with Lender or its representatives) all at such reasonable times and as often as may be reasonably requested.  Without limiting any of the other inspection, audit, appraisal or similar obligations of Borrower hereunder, or such rights granted to Lender herein, Lender may have the Collateral reappraised from time to time if it deems such reappraisal to be prudent in its reasonable judgment.  Borrower shall promptly reimburse Lender for the costs of conducting any such inspection, audit, examination or reappraisal permitted by this Section if an Event of Default exists or if such audit, examination or reappraisal discloses a difference of income or value in an amount greater than five percent (5%) of the amount originally reported to Lender.

8.2        Fees and Expenses Incurred by Lender.  Borrower shall pay all reasonable costs and expenses of Lender associated with the administration of the Loan, and, after a Default, shall also pay all costs and expenses actually incurred by Lender associated with the enforcement of the Loan, including, in each case, without limitation, outside attorneys’ fees; consulting fees (including environmental); appraisal fees; accountants’ fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; corporate search fees; title commitment and insurance fees; filing and recording fees and taxes; air express charges; and all expenses relating to telecommunications, facsimile transmissions, overnight mail and the like.  Borrower shall also pay all reasonable costs and expenses of Lender incurred in connection with any amendment, modification or waiver of this Agreement or any of the Loan Documents.  All such expenses, costs, charges and other fees shall be payable thirty (30) days after written request to Borrower therefor by Lender (unless otherwise specifically provided herein) and shall be additional Obligations hereunder.

    In addition, if any taxes (excluding income taxes levied against Lender) shall be payable on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest or penalty thereon, and will indemnify, defend and hold Lender harmless from and against liability in connection therewith.

8.3        Waiver by the Lender.  Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.  Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement or the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement or the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type.  None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the other Loan Documents and no Event of Default by Borrower under this Agreement or the other Loan Documents shall be deemed to have been suspended, released or waived by Lender, unless such suspension, release or waiver is by an instrument in writing, and only to the extent specifically recited therein, and such writing is signed by a duly authorized representative of Lender and directed and delivered to Borrower.  Any such written waiver or release in connection with one event shall not be construed as a waiver or release of any subsequent event or as a bar to any subsequent exercise of Lender’s rights or remedies hereunder.

8.4        Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under applicable law, then it is the intent of Borrowers and Lender that there shall be added in lieu thereof a provision as similar in terms to such provision as is possible which is legal, valid and enforceable, without invalidating the remaining provisions of this Agreement.

8.5        Modification of Agreement.  This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing duly executed by Borrowers and Lender, and any other party thereto.

8.6        Authorization to Disseminate Information.  Upon the occurrence and during the continuance of any Event of Default, Lender may distribute to any Person (other than distribution or release to the public news media, except if required by law or regulation) such information as Lender may have concerning the business affairs, financial condition or any other information Lender reasonably deems relevant for the purpose of assisting Lender in the enforcement of its rights and remedies in respect of such Event of Default (including, but not limited to, discussing with such Person a possible foreclosure by private sale of all or any part of the Collateral or a sale of Lender’s interest in the Loan), and Lender shall have no liability for any loss or damages suffered or incurred by Borrower as a result of such distribution.

8.7        Waivers by Borrower.  Except as otherwise provided for in this Agreement, Borrower waives under the Note, this Agreement and the other Loan Documents that Borrower is a party to (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of the Lender’s remedies; (iii) the benefit of all valuation, appraisement and exemption laws; and (iv) notice that any amounts that are due have not been paid.

8.8        Authorized Signature.  The signature upon this Agreement or upon any of the other Loan Documents of a duly authorized officer of Borrower to which they are a party shall bind Borrower, and be deemed to be the act of such Borrower, affixed pursuant to and in accordance with the provisions of Borrower’s certificate of formation and operating agreement or articles of incorporation and bylaws, as the case may be.

8.9        Notices.  The addresses for notices to Borrower and Lender are as follows:

If to Lender, at:

Metropolitan Life Insurance Company
6750 Poplar Avenue, Suite 109
Memphis, Tennessee  38138
Attention:  Loan No. 194231

with a copy to:

Metropolitan Life Insurance Company
8717 West 110th Street, Suite 700
Overland Park, Kansas  66210
Attention:  Agricultural Investments
 Loan No. 194231

and to:

Metropolitan Life Insurance Company
Agricultural Investments – Legal
10 Park Avenue
Morristown, New Jersey  07962
Attention:  Loan No. 194231

If to Borrower, at:

c/o Olympic Resource Management LLC
19245 Tenth Avenue NE
Poulsbo, Washington 98370
Attention: Thomas M. Ringo
Email: tringo@orminc.com

with a copy to:

Davis Wright Tremaine LLP
1201 Third Avenue, Suite 2200
Seattle, Washington 98101-1688
Attention: Greg Adams
Email: gregadams@dwt.com

or to such other address as each party may designate for itself by like notice given in accordance with this Section.

Except for any notices, demands, requests or other communications required under applicable law to be given in another manner, whenever Borrower or Lender gives or serves any notices, demands, requests or other communications with respect to this Agreement or the Note, each such notice, demand, request or other communication shall be in writing and shall be delivered personally, mailed by United States Postal Service certified or registered mail or sent by a nationally recognized courier service such as Federal Express and properly addressed in accordance with this Section and shall be deemed given upon receipt or refusal to accept.  Any party may at any time change its address for such notices by delivering or mailing to the other party hereto, as aforesaid, a notice of such change.

Notwithstanding anything to the contrary set forth herein or in the other Loan Documents, the delivery of the annual Plan, Quarterly Collateral Reports, Annual Collateral Reports and other reports submitted pursuant to Section 4, notices required under Section 3.15, the Tax Certificate and the financial information required under Section 5.2 by electronic mail delivery, addressed to Paulette Oxner (poxner@metlife.com) and Scott Marshall (smarshall@metlife.com) or such other electronic address as Lender may designate from time to time, and such items shall be deemed delivered upon Borrower’s receipt of electronic confirmation of receipt from Lender.

8.10       Assignment.

8.10.1   Borrower may not sell, assign or transfer this Agreement, or the other Loan Documents or any portion thereof, including, without limitation, any one or more of Borrower’s rights, title, interests, remedies, powers and/or duties hereunder or thereunder.

8.10.2   Lender shall have the right to, and Borrower hereby consents to, any participation or sale, assignment, transfer or other disposition of all or any interest in the Loan.  Any such participation or disposition by Lender of this Agreement or the other Loan Documents, or of any portion hereof or thereof, may include, without limitation, Lender’s rights, title, interests, remedies, powers and duties hereunder or thereunder.  Lender shall give Borrower reasonable notice of any such participation, sale, assignment, transfer or other disposition.  Lender may forward to each assignee or participant, and each prospective assignee or participant, all documents and information which Lender now has or may hereafter acquire relating to the Loan, the Collateral, the Borrower or anything else relating hereto.  Upon an assignment of the Note or a portion thereof together with Lender’s rights under the Loan Documents related thereto to a Person as permitted in accordance with the provisions hereof, Lender shall have no further obligation to Borrower under the Loan Documents in respect of the interest so assigned except to the extent arising out of events or conditions existing on or prior to the date of such transfer.

8.11       Actions by Lender.  Without affecting the personal liability of any Person, including Borrower or Guarantor, for the payment of the Obligations, and without affecting the lien of the Deeds of Trust for the full amount of the Secured Obligations (as defined therein) remaining unpaid upon any property conveyed pursuant hereto, Lender is authorized and empowered at any time and from time to time, either before or after the maturity of the Note, and without notice, to:  (a) release any Person liable for the payment of any of the Obligations, (b) make any agreement extending the time or otherwise modifying the terms of payment of any of the Obligations, (c) accept additional security therefor of any kind or (d) release any property, real or personal, securing the Obligations.

8.12       Performance by Lender.  If Borrower fails to make any payment required under this Agreement or any of the other Loan Documents, whether for real estate taxes, insurance premiums, attorneys’ fees or otherwise, or fails to do any act as may be required hereunder or thereunder, Lender may, at the discretion of Lender, without obligation to do so and without releasing Borrower from any obligation, make any such payment or do any such act in such manner and such order as Lender shall deem reasonably necessary to protect the Collateral.  Lender may at any time bill Borrower for such payments and expenses, which, subject to the following sentence, shall be paid promptly by Borrower.  At the option of Lender, upon notice to Borrower, such payments and expenses shall be added to the principal of the Loan and accrue interest at the Default Rate until paid, whether at the maturity of the Loan or otherwise.

8.13       Entire Agreement.  This Agreement, together with the other Loan Documents and all documents evidencing or securing the Loan referred therein, constitutes and sets forth the entire understanding and agreement between the parties with respect to the Loan, and no party hereto has relied upon any representations, agreements or understandings, verbal or written, not set forth herein, or in such other Loan Documents, whether made by any party hereto or by any agent, employee or representative of any party hereto.

8.14       Partial Payment.  Acceptance by Lender of any sum in payment or part payment of any portion of the Obligations after the same is due shall not constitute a waiver of Lender’s right to require prompt payment when due of the remainder of the Obligations, nor shall such acceptance cure or waive any remaining default or waive any subsequent default or prejudice any of the rights of Lender under this Agreement or the other Loan Documents.

8.15       Time of the Essence.  Time is, and shall be, of the essence in the performance of each and every obligation of Borrower under the Note, this Agreement and the other Loan Documents.

8.16       Default Rate.  Any amounts owed to Lender by Borrower under this Agreement or any other Loan Document which are not paid when due shall thereafter bear interest at the Default Rate, as defined in the Note (this Section shall not apply to amounts specifically due under the Note, which amounts shall be governed by said Note).

8.17       Brokerage Commission.  Lender represents to Borrower that it has dealt with no broker in connection with the Loan.  Lender shall not be obligated to pay any commission or brokerage fee in connection with the Loan, the Application or the consummation of the Loan.  Borrower shall pay any and all such commissions and fees and hereby agrees to indemnify, defend and hold Lender harmless from any claim for such commissions or fees.

8.18       Further Assurances.  Borrower will from time to time execute such further instruments and do such further acts and things as Lender may reasonably require by way of further assurance to Lender of the matters and things in this Agreement provided for or intended so to be.

ARTICLE 9.   INTERPRETATION OF THIS AGREEMENT

9.1         Defined Terms.  When used herein, the following terms shall have the following meanings:

“Affiliate” – means Olympic Resource Management LLC, a Washington limited liability company (also referred to from time to time in this Agreement as “Manager” and as “Olympic”), and any Subsidiaries of Borrower or Guarantor.

A. The term “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

“Agreement” – this Loan Agreement, as it may be amended from time to time.

“Alta Rock Lease Documents” – means that certain unrecorded Geothermal Lease Option Agreement dated December 15, 2008, by and between Weyerhauser Company as Grantor and Alta Rock Energy, Inc. as Grantee, as amended by a First Amendment dated March 1, 2010, and as supplemented by that certain Table Rock – Bagby Baty Butte Agreement dated September 1, 2010, among Weyerhauser Real Estate Development Company, Alta Rock Energy, Inc. and Borrower, a memorandum of which will be recorded at the Closing Date.

“Bankruptcy Code” - shall mean any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect.

“Borrower” – as defined in the introductory paragraph of this Agreement.

“Business Day” –means any day on which the New York, New York office of Lender and the New York Stock Exchange are open for the general transaction of business.

“Closing” – as defined in Article 6 of this Agreement.

“Closing Date” – as defined in Article 6 of this Agreement.

“Collateral” – means, at any time, all Property of Borrower which is security for the Loan pursuant to the provisions of the Deeds of Trust and the other Loan Documents, including, without limitation, the Timberlands and the Timber thereon or derived therefrom.  The Collateral includes all Property set forth in Section 1.4, the Deeds of Trust, any Security Agreement given by any Subsidiary and in any other Loan Document.

 “Commonly Controlled Entity” – shall have the meaning specified in Section 2.13 of this Agreement.

“Copper Creek Block” – means the portion of the Timberlands in Marion and Clackamas Counties, Oregon as more fully identified in Exhibit A attached hereto.

“Debt” – means, at any time, with respect to any Person, without duplication:

(a)   All obligations of such Person for borrowed money (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or Security, but also including all such obligations for borrowed money not so evidenced);

(b)   All obligations of such Person, to pay the deferred purchase price of Property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements;

(c)   All capital lease obligations of such Person;

(d)   All obligations for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such obligations have been assumed by such Person or recourse in respect thereof is available against such Person);

(e)   Any Guaranty or endorsement of such Person of any obligation or liability of another Person;

(f)   All its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money).; and

(g)   All obligations of such person pursuant to any judgment or order issued by a court or any agreement of settlement of any litigation.

              Debt of a Person shall include all obligations of such Person of the character described in clause (a) through clause (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Deeds of Trust” – as defined in Section 1.5.1. of this Agreement.

“Default” – an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Distribution” – in respect of any Person means:

(a)   The payment of any dividends or other distributions on capital stock or equity interests of such Person (including distributions in such stock); and

(b)   The redemption or acquisition of any Securities of such Person.

“Employee Welfare Plan” – shall mean an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

“Environmental Indemnity Agreement” – that certain Environmental Indemnity Agreement dated as of even date herewith by Borrower in favor of Lender, as the same may be amended, restated or supplemented from time to time.

“Environmental Protection Laws” – means all federal, state, (specifically including any state where any part of the Timberlands are located) municipal and local laws, statutes, ordinances, rules, regulations, policies, guidelines, directives and decisions of all governmental or quasi-governmental authorities, agencies, regulatory or rule-making bodies, commissions, departments, boards or courts or other tribunals, as the same may be amended, supplemented or reissued from time to time, with respect to or related to any materials or substances dangerous to human health or the environment or Hazardous Substances, pertaining to environmental regulations, contamination, clean-up or disclosures, superliens, health, safety or protection of the environment or applicable to exploration, mining, drilling, extraction, transportation, storage and processing (including, without limitation, reclamation of land affected thereby) of coal, oil, gas and any other minerals, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 et seq. (“CERCLA”); the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et seq. (“RCRA”); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (“SARA”); Toxic Substances Control Act, 15 U.S.C. section 2601 et seq. (“TSCA”); the Hazardous Materials Transportation Act, 49 U.S.C. section 1801 et seq.; the Clean Air Act; the Clean Water Act; and the Surface Mining Control and Reclamation Act of 1977 (“SMCRA”).

“ERISA” – the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

“Event of Default” – as defined in Section 7.1 of this Agreement.

“Exchange Act” – means the Securities Exchange Act of 1934, as amended from time to time.

“Fiscal Year” – means each twelve-month period from January 1 through December 31.

“GAAP” – means accounting principles generally accepted in the United States of America from time to time in effect and consistently applied.

“Governmental Authority” – means:

(a)   The government of

                              (i)   The United States of America and any state or other political subdivision thereof, or

                             (ii)   Any other jurisdiction (x) in which Borrower or any Subsidiary or Affiliate conducts all or any part of its business or (y) that asserts jurisdiction over the conduct of the affairs or Properties of any of such Persons; and

(b)   Any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” – means ORM TIMBER FUND II, INC., a Delaware corporation.

“Guaranty” – with respect to any Person means an obligation other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection of such Person which guarantees or in effect guarantees, or assures the payment of, or performance with respect to, any indebtedness, dividend or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, but not limited to, obligations incurred by such Person through an agreement, contingent or otherwise:

(a)   To purchase such indebtedness or obligation or any Property or assets constituting security therefor;

(b)   To advance or supply funds

               (i)   For the purchase or payment of such indebtedness or obligation, or

               (ii)   To maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligations;

               (iii)   To lease Property or to purchase any Security or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of such indebtedness or obligations (but excluding any agreement to purchase goods or services in the ordinary course of business); or

               (iv)   Otherwise to assure the owner of such indebtedness or obligation of the primary obligor against loss in respect thereof.

“Guaranty Agreement” means that certain Guaranty Agreement executed by Guarantor at and as a condition to Closing in form and substance acceptable to Lender.

“Hazardous Substances” – means pollutants, contaminants, hazardous or toxic substances, wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, any contaminant, dangerous goods and wastes, chemicals, wastes (including, without limitation, subject wastes, liquid industrial wastes, other industrial wastes, toxic wastes, hazardous wastes, solid wastes, special wastes, medical wastes and waste oil), hazardous materials, hazardous substances or radioactive materials or coal in any form, natural gas in any form, petroleum (including, without limitation, crude oil or any fraction thereof, or synthetic gas).

“Lender” – as defined in the introductory paragraph of this Agreement.

“Lien” – any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest, security title or lien arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

“Loan” – as defined in Section 1.1 of this Agreement.

“Loan Documents” – this Agreement, the Note, the Deeds of Trust, the Assignment of Timber Contracts, the Environmental Indemnity Agreement, the Guaranty Agreement, the documents listed under Sections 1.5 and 6.1 above, and any and all other agreements, instruments and documents, including, without limitation, mortgages, security agreements, assignments, pledges, powers of attorney, consents, and all other written agreements heretofore, now or hereafter executed by Borrower in favor of Lender or the Lender or in respect to the transactions contemplated by this Agreement, in each case as may be amended from time to time.

“LTV” – as defined in Section 5.4 of this Agreement.

“Manager” – as defined in Section 2.10.2 of this Agreement.

“Mandatory Prepayment” – any prepayment required to be made under the terms of the Loan Documents, including, without limitation, any prepayments required under Sections 4.2.2, 4.2.6, 4.8.3 and 5.4 herein.

“Margin Security” – means “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, 12 C.F.R., Chapter II, as amended from time to time.

“Material Contracts” – as defined in Section 4.6 of this Agreement.

“Merchantable Timber” – means that portion of the Timber greater than 35 years in age located on acres classified as “Available” in Borrower Forest Inventory Reporting System measured in Scribner long log scale.

“Multiemployer Plan” – shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Note” and “Notes” – as defined in Section 1.2 of this Agreement.

“Obligations” – any and all obligations to repay sums at any time loaned or advanced by Lender to or on behalf of Borrower, including, but not limited to, the principal of, and interest and premium, if any, due on, the Notes and other sums loaned or advanced pursuant to the terms of this Agreement (including accrued interest) the full, prompt and complete performance of all obligations at any time owed by Borrower to Lender, including, without limitation, any and all amounts owed to or advanced by Lender pursuant to any of the Loan Documents; all obligations of Borrower to indemnify, defend and hold Lender harmless as set forth in this Loan Agreement or any other Loan Document, and all other obligations or liabilities of any and every kind at any time owed by Borrower to Lender, including, but not limited to, the Loan, howsoever created, evidenced or acquired and whether direct, indirect, primary, secondary, fixed, or contingent.

“Other Charges” –  as defined in Section 3.1.5 of this Agreement.

“Permitted Encumbrances” – as defined in Section 3.6.1 of this Agreement.

“Permitted Liens” – as defined in Section 3.6.1 of this Agreement.

“Person” – an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof or other legal entity.

“Phase I Report”  - means the URS Phase I Environmental Site Assessment Rayonier Lewis County Timberlands, Lewis County, Washington dated August 16, 2010, and URS Phase I Environmental Site Assessment Copper Creek Timberlands, Clackamas and Marion Counties, Oregon dated August 16, 2010.

“Project Manager” – as defined in Section 4.13 of this Agreement.

“Property” – all property or assets of any kind whatsoever, whether real, personal or mixed, or tangible or intangible.

“Release” – as defined in Section 2.15.2 of this Agreement.

"Riffe Lake Block" – means the portion of the Timberlands in Lewis County, Washington as more fully identified in Exhibit A attached hereto.

“Scheduled Maturity Date” – shall mean September 1, 2020.

“Security” – shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Documents” – as defined in Section 1.5 of this Agreement.

“Subsidiary” – means, as to any Person, any corporation, association or other business entity in which such Person  directly or indirectly owns an equity interest, and any partnership or joint venture in which an interest in the profits or capital thereof is directly or indirectly owned by such Person.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Borrower.

“Timber” – means any trees of any age, species or condition, whether standing, lying, growing or to be grown, alive or dead, all biomass and any other organic products growing or to be grown, all now or hereafter at any time located on the Timberlands.

“Timberlands” – means the fee simple interest in and to that certain land and real estate interests located in Marion and Clackamas Counties, Oregon and in Lewis County, Washington all as described in Section 2.5, as set forth in Exhibit A hereof and more particularly described in the Deeds of Trust and including, without limitation, (a) all easements, rights and appurtenances thereto, (b) all Timber, thereon from time to time, (c) all fixtures, buildings, structures and improvements thereon from time to time, (d) all coal, oil, gas and other minerals thereon owned at any time by Borrower, and (e) all rights of Borrower to royalties, profits, proceeds, products and income therefrom, (f) all right, title and interest in and to any credits, claims, rights or benefits arising from or related to the absorption of carbon dioxide by the trees and other organic plants growing on the Timberlands, carbon sequestration, carbon credits, carbon financial instruments or any other benefit by any other name or description, financial or otherwise related to the control or reduction of greenhouse gases, carbon dioxide or any other form of air or atmospheric quality incentives, whether created or sponsored through legislation of any government, industry arrangements, barter, private market or otherwise, and all proceeds, accounts and general intangibles resulting from the sale of such agricultural products or the sale, issuance, trade, barter or other transactions with any such credits, claims, rights or benefits, and (g) all other Real Estate as defined in the Deeds of Trust.  The Timberlands includes the Copper Creek Block and a portion of the Riffe Lake Block but does not include the Unencumbered Timberlands.

“Title Policy” – shall mean those certain lenders policies of title insurance and all endorsements thereto covering the Timberlands issued to Lender in Washington and Oregon by Chicago Title Insurance Company in the aggregate amount of $11,000,000 which shall be in form and substance satisfactory to and accepted by Lender.

"Unencumbered Timberlands" – means certain land and real estate interests together with all Property of the Borrower located thereon or related exclusively thereto, which timberlands and related Property shall not be encumbered by the Deeds of Trust or the other Security Documents.  These timberlands are generally described below:

Willamina Tree Farm                                                      5,297 acres                     Tillamook, Yamhill Counties, Oregon

Rockaway Tree Farm                                                      6,378 acres                    Tillamook County, Oregon

Riffe Lake Tree Farm (Portions)                                    3,640 acres                     Lewis County, Washington not described in
                                        the Deeds of Trust.

9.2     Accounting Terms; Interpretation of Financial Covenants.  Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP at the time in effect.  The financial covenants and terms contained herein shall be applied to Borrower and its permitted Subsidiaries, if any, on a consolidated basis.

9.3        Directly or Indirectly.  Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any limited liability company or partnership in which such Person is a member or general partner, respectively.

9.4        Section Headings and Table of Contents, etc.  The titles of the Sections of the Note, this Agreement, the other Loan Documents and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof.  The words “herein,” “hereof,” “hereunder” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision.  All references in this Agreement to Schedules, Exhibits, Annexes or other addenda shall be deemed to mean the Schedules, Exhibits, Annexes or other addenda to this Agreement, each of which is hereby incorporated herein as though fully set forth herein.  Each reference in this Agreement to any gender shall be deemed also to refer to any other gender.  The use in this Agreement of the singular shall be deemed also to include the plural and vice versa, unless the context requires otherwise.

9.5        Construction.  Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.  The Recitals are hereby incorporated into this Agreement.

9.6        Governing Law.  This Agreement, the Note and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the law of the State of Washington and the Federal laws of the United States of America in force therein, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such jurisdiction; except that the Deeds of Trust and the other Loan Documents recorded or which may be recorded or which so state, and the creation, perfection and enforcement of the Deeds of Trust and the liens and security interests under the Deeds of Trust and the other Loan Documents recorded or which may be recorded or which so state, shall be governed by and construed and enforced in accordance with the law of the state in which any Deed of Trust is recorded or such other Loan Document may be recorded or as so stated therein.  Borrower and Lender stipulate and agree that the State of Washington has a substantial relationship to Lender, the Loan Documents, the Obligations and this transaction, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, and performance of the Loan Documents, it being understood and agreed that the law of the State of Washington, except as specifically provided otherwise in this Section, shall govern the validity and enforceability of this Agreement and the other Loan Documents.

9.7        Jurisdiction.  Borrower hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Washington or Oregon or, at the option of Lender in its sole discretion, and to the extent permitted by law, of any state or federal court(s) located within any other county, state or jurisdiction in which any of the Timberlands is located, and to the extent permitted by law, Borrower waives any objection based on forum non conveniens and any objection to venue of any such action or proceedings.  To the extent permitted by law, if such litigation is commenced, Borrower agrees that service of process may be made by serving a copy of the summons and complaint upon Borrower, through any lawful means, including upon its registered agent within said state, whom Borrower hereby appoints as their agent for these purposes.  Nothing contained herein shall prevent Lender from bringing any action or exercising any rights against Borrower personally or against any property of Borrower within any other county, state or country.  The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by applicable law.

9.8        Waiver of Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES TRIAL BY JURY IN ANY PROCEEDING RELATING TO THIS LOAN AGREEMENT OR ANY OF THE OTHER DOCUMENTS RELATING TO THE LOAN AND AGREES THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

9.9        Counterparts.  This Agreement may be executed in any number of identical counterparts, each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding upon and enforceable against the parties hereto.

          9.10      Joint and Several Liability.  If more than one person or entity is included in the definition of Borrower, the obligations and liabilities of each such person or entity shall be joint and several.

9.11       Successors and Assigns.  Borrower agrees that all the rights, benefits and privileges herein and hereby conferred upon Lender shall vest in, and be enforceable by Lender and their respective successors and assigns.  Borrower agrees that this Agreement shall bind Borrower’s heirs, executors, administrators, personal representatives, successors and assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWER: ORM TIMBER OPERATING COMPANY II, LLC a Delaware limited liability company

By:	Olympic Resource Management LLC, a
Washington limited liability company
Its Manager

	By:	___________________________________
Printed Name: ________________________
Title: ______________________________

LENDER: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:
Name: C. Ray Smith
Title: Director

[Signature Page to Loan Agreement]

STATE OF WASHINGTON	)
) ss.
COUNTY OF ___________________	)

On this _____ day of ________________, 2010, before me personally appeared ___________________________________, to me known to be the _____________________ of Olympic Resource Management LLC, a Washington limited liability company, the Manager of ORM TIMBER OPERATING COMPANY II, LLC, the Delaware limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that _____ was authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Signature:_____________________________________

Name (Print):___________________________________

NOTARY PUBLIC in and for the State
of Washington, residing at ________________________
My appointment expires:__________________________

[Acknowledgement Page to Loan Agreement]

STATE OF TENNESSEE
COUNTY OF SHELBY

Before me, the undersigned Notary Public in and for the State and County aforesaid, personally appeared C. Ray Smith, with whom I am personally acquainted, and who, acknowledged himself to be the Director of Metropolitan Life Insurance Company, a New York corporation, and that he, on behalf of such corporation, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of Metropolitan Life Insurance Company, a New York corporation, by himself as Director of such corporation as his free act and deed and the free act and deed of said corporation.

Witness my hand and seal at office this ___ day of ____________, 2010.

______________________________________
Print Name:
Notary Public
My Commission Expires:

SCHEDULE 1.2

PROMISSORY NOTE

Loan No. 194231

$11,000,000	September 1, 2010

FOR VALUE RECEIVED, the undersigned, ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company with an  address at 19245 Tenth Avenue NE, Poulsbo, Washington 98370 (hereinafter referred to as “Maker”), promises to pay to the order of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, together with any subsequent holder of this Note (“Holder”), at the location and in the manner provided in Section 1.3 of the Loan Agreement between Maker and the Lender (as defined therein) (as amended, restated or supplemented from time to time, the “Loan Agreement”), or at such other location and manner as Holder may designate in writing from time to time, the principal sum of ELEVEN MILLION AND NO/100 DOLLARS (US$11,000,000.00) in lawful money of the United States of America (the “Loan”) together with interest thereon at the rates and times specified below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Loan Agreement.

ARTICLE 1.	INTEREST RATE

1.1      Interest.  Maker promises to pay interest on the unpaid principal balance from the date of funding by Holder until payment in full at the rate of four and 85/100 percent (4.85%) per annum (the “Loan Rate”).  Interest at the Loan Rate shall be calculated on the basis of a three hundred sixty day (360) calendar year containing twelve (12) months of thirty days (30) each; provided that for partial payment periods, interest shall be calculated on the basis of the actual number of days elapsed over a three hundred sixty-five (365) day calendar year.  The date of funding hereunder shall be considered the date that the Loan funds are wired or delivered by Holder to Maker or if the Loan is being closed through an escrow, to the escrow agent responsible for closing the Loan, regardless of the date that the escrow agent releases such funds to Maker.

1.2      Default Interest.  Upon the occurrence of (i) an Event of Default and/or (ii) maturity of this Note (whether maturity occurs by demand, acceleration, lapse of time or otherwise), at the option of Holder, the unpaid principal balance of the Loan and accrued but unpaid interest due on this Note and all other sums owed by Maker to Holder shall bear interest until paid at a default rate of interest of four percent (4.00%) per annum above the Loan Rate but not in excess of the maximum interest rate permitted by law (the “Default Rate”).  Any interest due at the Default Rate shall be added to the amount due hereunder, and shall be deemed to be secured by the Deeds of Trust.  The fact that any such interest shall become due hereunder shall not be construed as an agreement or privilege to extend the date of the payment of any amount due hereunder, nor as a waiver of any other right or remedy available to Holder by reason of the occurrence of any Event of Default, nor to prevent Holder from collecting the late fee rate set forth in Section 2.3 below.

- Schedule 1.2 - 1 -

ARTICLE 2.	PAYMENTS; MATURITY DATE

2.1      Payments.     Maker promises to pay the principal and interest under this Note to Holder as follows:

            2.1.1      Accrued interest only at the Loan Rate shall be due and payable quarterly, commencing on October 1, 2010 and continuing on the first day of each succeeding January, April, July and October thereafter (each such day, a “Payment Date”) until the Maturity Date.

            2.1.2      The outstanding principal balance and all accrued and unpaid interest thereon and all other sums and fees due under this Note, the Loan Agreement and the other Loan Documents shall be due and payable on September 1, 2020 (the “Maturity Date”).

2.2      Payment on Non-Business Days.      If a payment of principal or interest on this Note is due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.  A “Business Day” shall mean any day that is not a Saturday, Sunday or holiday and on which the New York, New York office of Holder and the New York Stock Exchange are open for business.

2.3      Late Fee.      In the event Maker fails to make any required payment by the end of the fourth (4th) calendar day following the due date of any such payment (the “Grace Period”), Holder shall be entitled to collect, and Maker agrees to pay, in addition to the amount of the scheduled payment, a late charge equal to five percent (5%) of the overdue amount, as liquidated damages for the costs and risk incurred by Holder as a result of the delinquent payment (the “Late Charge”). The Late Charge is intended to reimburse Holder for a portion of the administrative cost and additional loan risk associated with said late payment and shall be in addition to, and not in lieu of, any other remedy Holder may have (e.g., to collect Default Rate interest) and is in addition to Holder’s right to collect reasonable fees and charges of any agents or attorneys which Holder employs in connection with any Event of Default, whether or not litigation is commenced.  Such late charges if not previously paid shall become part of the indebtedness evidenced hereby and shall, at the option of Holder, be added to any succeeding monthly payment due hereunder.  Failure to pay such late charges with such succeeding monthly payment shall constitute an Event of Default and such late charges shall bear interest at the Default Rate from the date due.  Notwithstanding the foregoing, in no event shall Maker be entitled to the benefit of the Grace Period for payments due on the Maturity Date.

- Schedule 1.2 - 2 -

ARTICLE 3.          APPLICATION OF PAYMENTS

Provided no Event of Default has occurred, each payment received with respect to the Loan may be applied by Holder as follows:  first, to recovery, with interest thereon at the Default Rate, of any expenses, costs, or fees, including attorneys’ fees, funds paid or advanced by Holder or any similar charges pursuant to any of the Loan Documents; second, to any scheduled escrow for tax, insurance or similar items; third, to any late charge or interest calculated at the Default Rate then due; fourth, to the payment of accrued interest at the Loan Rate from time to time remaining unpaid; fifth, to any prepayment premium due with respect to the current payment and any other prepayment premium that may remain unpaid; and sixth, subject to the prepayment provisions of this Note, to reduce the principal hereunder, whether or not due and payable.  If any partial payment is accepted on this Note at a time when an amount in excess of such partial payment is then due and payable, such partial payment shall be applied to the oldest outstanding amount in arrears in the order of the arrearage unless Holder elects to apply such payment in some other order.  Notwithstanding any other provision of this Note or of any of the other Loan Documents, from and after the occurrence of an Event of Default, all payments and other amounts received by Holder may be applied by Holder in such manner and to such indebtedness (whether to payment of advances made by Holder pursuant to any provision of any of the Loan Documents, interest, principal, Late Charges, interest at the Default Rate, prepayment premium, fees and expenses or otherwise) and in such amounts and order of priority as Holder may determine in the exercise of its sole and absolute discretion.

ARTICLE 4.	PREPAYMENTS

4.1      Prepayment.       Subject to the provisions of this Section 4, upon not less than thirty (30) days prior written notice to Holder, which notice must identify the amount being prepaid and the date of prepayment (a “Prepayment Notice”), Maker shall have the right to prepay this Note in full or in part, subject to the conditions provided below, on any Payment Date by paying, in addition to the amount of the principal prepayment, all accrued and unpaid interest hereunder and all additional sums and charges due under this Note and/or the other Loan Documents, together with a prepayment premium equal to the greater of:

(a)              an amount determined by calculating one percent (1%) of the outstanding principal balance;

OR

(b)              an amount determined by:

        (i)         calculating the sum of the present values of all unpaid principal and interest payments required under the Loan Documents through and including the scheduled Maturity Date and including the present value of the outstanding principal balance as of such date (prior to the application of the principal being prepaid), by discounting such payments from their scheduled payment dates back to the date prepayment will be made utilizing a discount rate equal to the Converted Treasury Yield (as defined below); and

    (ii)        subtracting from such sum the outstanding principal balance (prior to application of the principal being prepaid) as of the date prepayment will be made; and

- Schedule 1.2 - 3 -

(iii)       multiplying such remainder by the quotient of (A) the principal being prepaid, divided by (B) the outstanding principal balance as of the date of prepayment (prior to application of the principal being prepaid).

The “Converted Treasury Yield” means 50 basis points plus the yield available, or if there is more than one yield available, the average yields of United States Treasury non-callable bonds and notes having a maturity date closest to (before, on, or after) the scheduled Maturity Date as reported in The Wall Street Journal or similar publication on the fifth (5th) Business Day preceding the date prepayment will be made (as calculated by Holder in the exercise of its reasonable judgment), converted to a quarterly equivalent yield.  As used herein, the terms “Converted Treasury Yield” and quarterly equivalent yield are annualized rates which reflect the frequency of the interest payments made during a calendar year.

Notwithstanding the foregoing, no prepayment premium shall be payable if Maker voluntarily prepays the Loan in full or in part, within the fifteen (15) day period immediately preceding  the scheduled Maturity Date, and on the date such prepayment is made Holder has not exercised and is not entitled to exercise its right to accelerate the scheduled Maturity Date.

    4.2      Prepayment Rights.       Maker acknowledges that it possesses no right to prepay the Loan, except as expressly provided herein.  Maker further acknowledges and agrees that, except as expressly provided herein, if the Loan is prepaid prior to the scheduled Maturity Date, for any reason, including, but not limited to, acceleration of the Maturity Date by reason of an Event of Default, any subsequent tender of payment of the Loan made by Maker or by anyone on behalf of Maker or otherwise, including any tender of payment at any time prior to or at foreclosure sale or proceedings or during any redemption period following foreclosure, or during any federal or state bankruptcy or insolvency proceedings, shall constitute an evasion of the restrictions on prepayment set forth herein, and shall be deemed a voluntary prepayment prior to the scheduled Maturity Date requiring payment of the prepayment premium provided for, if any, and Holder shall not be required to accept such prepayment if it does not include payment of the prepayment premium provided for, if any.  Further, Holder’s acceptance of such prepayment without the requisite prepayment premium shall not constitute or be deemed to constitute a waiver by Holder of its right to seek payment of the required prepayment premium in accordance with the terms hereof or any rights and remedies Holder may have under this Note, the other Loan Documents, at law or in equity on account of Maker’s failure to timely pay such prepayment premium as and when required hereunder.  To the extent permitted by law, Holder may bid at any foreclosure sale, as part of the indebtedness evidenced by the Loan Documents, the amount of the prepayment premium, if any, which is payable hereunder calculated as if prepayment of the Loan occurs on the date of such foreclosure sale.  To the extent the amount of the indebtedness evidenced by this Note must be determined as of a date certain pursuant to a judicial foreclosure, the Loan will be deemed prepaid as of the date judgment enters and the prepayment premium due and payable hereunder (if any) will be calculated as if prepayment of the Loan occurred on the date of said judgment.

- Schedule 1.2 - 4 -

    4.3      Negotiation of Prepayment Premium.       Maker and Holder have negotiated the Loan upon the understanding that if the Loan is paid or prepaid prior to the scheduled Maturity Date, for any reason, except as expressly provided herein, Holder shall receive the prepayment premium provided for as partial compensation for: (i) the cost of reinvesting the prepayment proceeds and/or the loss of the contracted rate of return on the Loan; and (ii) the privilege of early payment of the Loan, which Maker has expressly bargained for and which privilege Holder would not have granted to Maker without a prepayment premium.  Maker agrees that the prepayment premium provided for herein is reasonable.  Maker agrees that Holder shall not be obligated, as a condition subsequent to its receipt of the prepayment premium provided for, to actually reinvest all or any part of the amount prepaid in any United States Treasury instruments or obligations or otherwise.

    4.4      Application of Prepayments.       Any partial prepayments of the principal of this Note shall be applied to installments of principal coming due hereunder in the inverse order of maturity, and shall not reduce the scheduled installments of principal payable hereunder, if any.  If the amounts necessary to prepay this Note in accordance with the terms and provisions hereof are received by Holder after 2:00 p.m. (Eastern Time), such prepayment shall be deemed to have been made on the next occurring Business Day and Holder shall be entitled to receive interest on the outstanding principal balance of the Loan, calculated at the Loan Rate or the Default Rate, as applicable, and a re-calculated prepayment premium to the effective date of such prepayment.

    4.5      Prepayment in Connection with Casualty, Condemnation or Excess Interest.       Notwithstanding anything to the contrary set forth in this Note or the other Loan Documents, Holder agrees that provided no Event of Default has occurred, no prepayment premium shall be due and payable in connection with the reduction of the outstanding principal balance of the Loan pursuant to (i) the application of insurance or condemnation proceeds received by Holder pursuant to the Deed of Trust, or (ii) the application of Excess Interest (as defined in the this Note).

    4.6      Prepayment Permitted Without Premium.       Subject to the provisions of this Section 4, but notwithstanding Section 4.1, Maker may prepay principal in an amount of not more than ten percent (10%) of the original principal amount of the Loan during any calendar year or portion thereof without prepayment premium, provided that no Event of Default exists.

    4.7      Notice of Prepayments.       Any prepayment otherwise permitted under Sections 4.1 4.5 and 4.6, shall not be permitted unless Holder shall have received written notice from Maker of the amount of such prepayment and the date such prepayment will be paid at least thirty (30) days prior to such date of prepayment.

    4.8      Prepayment Not Permitted.     Except as hereinabove set forth, no full or partial prepayments of principal shall be allowed.

MAKER’S INITIALS _____	INITIALS ______	INITIALS ______

ARTICLE 5.	ISSUANCE PURSUANT TO LOAN AGREEMENT

This Note has been issued by the Maker pursuant to the terms of the Loan Agreement, and Maker and Holder are entitled to the benefits and subject to the obligations thereof.  This Note is secured by, among other things, the Deeds of Trust.  Reference is hereby made to the

- Schedule 1.2 - 5 -

Loan Agreement for a full statement of the rights of the holder of, and the nature and extent of the security for, this Note.  All covenants, conditions and agreements contained in the Loan Agreement, the Deeds of Trust and any other document securing this Note, are hereby made a part of this Note.  In the event of any conflict between the terms of the Note and the terms of the Loan Agreement, the Deeds of Trust and other security instruments, the terms of this Note shall govern.  Maker acknowledges and agrees that the Loan and the other obligations evidenced and secured by the Loan Documents are fully recourse and that, subject to the provisions of this Note, the Loan Agreement, the Loan Documents and the Deeds of Trust and applicable law, Holder’s remedies upon default by Maker are not limited to foreclosure of the Deeds of Trust.

ARTICLE 6.	EVENTS OF DEFAULT AND REMEDIES

The entire unpaid principal balance and accrued interest under this Note, and any and all other notes of Maker to Holder or other sums owed from Maker to Holder, shall, as set forth in the Loan Agreement, either automatically or as declared at the option of Holder, be immediately due and payable upon the occurrence of an Event of Default with respect to any automatic acceleration and upon the occurrence and during the continuance of one or more Events of Default, with respect to any optional acceleration.  Upon the occurrence and during the continuance of one or more Events of Default, Holder shall also have the right to (i) demand additional security in lieu of asserting any other remedy; (ii) use any remedy Holder has under any federal, state, or local law of the United States; and (iii) use any remedy given to Holder in the Loan Agreement or in any of the Loan Documents.

ARTICLE 7.	ACTIONS BY HOLDER

Any forbearance by Holder in exercising any right or remedy under this Note, the Deeds of Trust, the Loan Agreement, or any other Loan Document or otherwise afforded by applicable law shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Holder of any payment after the due date of such payment or in an amount which is less than the required payment shall not be a waiver of Holder’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Holder of any security for Maker’s obligations under this Note shall not constitute any election by Holder of remedies so as to preclude the exercise of any other right or remedy available to Holder.

ARTICLE 8.	ATTORNEYS’ FEES

If Holder shall employ the services of legal counsel in connection with (i) any request made by Maker to Holder for a modification, amendment, waiver, or consent in connection with the Loan Documents, (ii) defending or protecting Holder’s interests in any Loan Document or any property securing the Loan from and against any claim or assertion made by any third party, (iii) rendering advice to Holder, enforcing Holder’s legal rights, or performing other legal services for Holder upon the occurrence of an Event of Default, including, without limitation, any services relating to any so-called “work-out” or other negotiations following or anticipating the occurrence of any Event of Default, (iv) representing the interests of Holder in any lawsuit arising out of or in connection with the Loan Documents or Holder’s position as secured party or beneficiary under any Loan Document, or (v) any other judicial or nonjudicial action, suit or proceeding instituted by Holder or any other person connected with or related to or with reference to the Loan or to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Holder’s interest in this Note or the Deeds of Trusts or any other Loan Document (including proceedings under state or federal bankruptcy or insolvency law, in eminent domain, under probate proceedings, or in connection with any state or federal tax lien), then in such event Maker promises to pay or reimburse Holder, within fifteen (15) days following demand, for all reasonable attorneys’ fees and reasonable costs and expenses and any other professional’s fees incurred by Holder and/or its attorney in connection with the above-mentioned events.

- Schedule 1.2 - 6 -

ARTICLE 9.	MAXIMUM INTEREST RATE/CHARGES

It being the intention of Holder and Maker to comply with the laws of the State of New York with regard to the rate of interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any of the other Loan Documents, no such provision shall require the payment or permit the collection of any amount (“Excess Interest”) in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note.  If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or any of the other Loan Documents, then in such event:

(a)           The provisions of this paragraph shall govern and control;

(b)           Maker shall not be obligated to pay any Excess Interest;

(c)           Any Excess Interest that Holder may have received hereunder shall, at the option of Holder, be (i) applied as a credit against the then-outstanding principal balance due under this Note, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing;

(d)           The applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable usury laws of the aforesaid State, and this Note, the Loan Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

(e)           Maker shall not have any action or remedy against Holder for any damages whatsoever or any defense to enforcement of the Note, Loan Agreement or any of the other Loan Documents arising out of the payment or collection of the Excess Interest.

ARTICLE 10.	GOVERNING LAW AND OTHER AGREEMENTS

Maker agrees that:  (i) this Note and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Washington without reference to the conflict of law principles of such state; (ii) the obligation evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. Section 1601, et seq.; and (iii) said obligation constitutes a business loan and is not intended by Maker for use for personal, family, or household purposes.

- Schedule 1.2 - 7 -

ARTICLE 11.       WAIVERS

Maker and any and all others who may become liable for all or part of the obligations of Maker under this Note (collectively the “Obligors”) agree to be jointly and severally bound hereby and jointly and severally, to the extent permitted by law:  (i) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii)waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder, except as otherwise specifically provided in the Loan Documents; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of each Obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Holder to any Obligor or any such other person or entity; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Holder with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such obligors or security shall not affect the liability of any of Obligors for the payment hereof.

ARTICLE 12.       ENTIRE AGREEMENT

This instrument, together with the other Loan Documents as defined above, constitutes and sets forth the entire understanding and agreement between the parties, and no party hereto has relied upon any representations, agreements or understandings, verbal or written, not set forth herein, or in such other Loan Documents, whether made by any party hereto or by any agent, employee or representative of any party hereto.  Specifically, without limiting the generality of the foregoing, the parties agree that Holder has made no agreement to extend or renew this Note in any way, and no such agreement will be binding upon Holder unless made in writing, subsequent to the date hereof, and executed by a duly authorized representative of Holder.

ARTICLE 13.	HEADINGS AND INTERPRETATION

Headings are for convenience only and are not intended as a limitation on the content of the paragraph following, nor as an aid to the construction thereof.  The parties hereto intend and believe that each provision in this Note comports with all applicable law.  However, if any provision in this Note is found by a court of law to be in violation of any applicable law, and if such court should declare such provision of this Note to be unlawful, void or unenforceable as written, then it is the intent of Maker and Holder that there shall be added in lieu thereof a provision as similar in terms to such provision as is possible which is legal, valid and enforceable, provided, however, that if any provision of this Note which is found to be in violation of any applicable law concerns the imposition of interest hereunder, the rights, obligations and interests of Maker and Holder with respect to the imposition of interest hereunder shall be governed and controlled by the provisions of this Note.  TIME IS OF THE ESSENCE OF THIS NOTE.  Use of the word “including” shall not be construed as a limitation and the word “including” shall be deemed to mean “including, but not limited to.”

- Schedule 1.2 - 8 -

ARTICLE 14.	MISCELLANEOUS

14.1      Changes to Note.       This Note may not be modified, amended, waived, extended, changed, discharged, or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by both Maker and Holder.  Holder may change any terms of payment of this Note, including extensions of time and renewals, and release any security for, or any party to, this Note, without notifying or releasing any accommodation maker, endorser or guarantor from liability on this Note.

14.2      Loss, Theft or Destruction of Note.       In the event of the loss, theft or destruction of this Note, upon Maker’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Maker by Holder or in the event of the mutilation of this Note, upon the surrender of the mutilated Note by Holder to Maker, Maker shall execute and deliver to Holder a new note in form and content identical to this Note in lieu of the lost, stolen, destroyed or mutilated Note.

14.3      Meaning of Particular Terms.       Wherever used, the singular member shall include the plural, the plural the singular, and the words “Holder” and “Maker” shall include their respective successors, assigns, heirs, executors and administrators.  Upon any endorsement, assignment, or other transfer of this Note by Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Holder then becoming the holder of this Note.  This Note shall inure to the benefit of Holder and its successors and assigns and shall be binding upon the undersigned Maker and its successors and assigns.  Maker agrees that Holder and any future Holders or participants may grant or sell participation interests in this Note to other Persons without notice to, or approval of Maker.

14.4      Notices.       All notices required to be given hereunder shall be given in the manner specified in the Loan Agreement directed to the parties at their respective address as provided therein.

14.5      Joint and Several Liability.       If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

14.6      Counterparts.       This Note may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  In making proof of this Note, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such Note is sought.

14.7      Purpose of Note.       MAKER ACKNOWLEDGES, REPRESENTS AND WARRANTS TO HOLDER THAT THE LOAN EVIDENCED BY THIS NOTE IS FOR COMMERCIAL PURPOSES.  MAKER FURTHER ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT IS ENGAGED EXCLUSIVELY IN COMMERCIAL PURSUITS AND THAT THE PROCEEDS OF THIS NOTE ARE TO BE UTILIZED IN THE BUSINESS ACTIVITIES OF MAKER AND WILL NOT BE UTILIZED FOR CONSUMER PURPOSES.

- Schedule 1.2 - 9 -

14.8      Waiver of Trial by Jury.       MAKER WAIVES TRIAL BY JURY IN ANY PROCEEDING RELATING TO THIS NOTE, THE DEEDS OF TRUST, OR THE OTHER DOCUMENTS OR TRANSACTIONS EVIDENCED HEREBY OR THEREBY AND AGREES THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

14.9      NO ORAL AGREEMENTS.

THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF THE BORROWER AND THE LENDER AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE LOAN AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE BORROWER AND THE LENDER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER. THE PROVISIONS OF THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE BORROWER AND THE LENDER.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

- Schedule 1.2 - 10 -

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

ORM TIMBER OPERATING COMPANY II, LLC a Delaware limited liability company

By:	Olympic Resource Management LLC, a
Washington limited liability company
Its Manager

By:
David L. Nunes President & Chief Executive Officer

SCHEDULE 1.3

PAYMENT INSTRUCTIONS

Midland Loan Services, Inc.

Customer Service Information:

Main Phone:  1-800-894-9205
Main Fax:  1-913-253-9737

General Correspondence:

Mailing Address:
Midland Loan Services, Inc.
Attn:  (name of contact)
P.O. Box 25965
Shawnee Mission, KS  66225-5965

Overnight Package Mailing Address:
Midland Loan Services, Inc.

Attn:  (name of contact)
10851 Mastin, Suite 300
Overland Park, KS  66210

Payments:

Overnight Address:
Midland Loan Services, Inc.
c/o JP Morgan Chase Lockbox 974754
14800 Frye Road, TX1-0006
Fort Worth, TX  76155

Wire:
PNC Bank NA
ABA#: 043000096
Midland Loan Services Inc.
Credit #:  1006967647
Ref Loan#:

Wire Address:  (if necessary)
PNC Bank
620 Liberty Avenue
Two PNC Plaza
Pittsburgh, PA  15222

Schedule 1.3 - 1

SCHEDULE 2.3

OWNERSHIP OF BORROWER, SUBSIDIARIES, OFFICERS OF
BORROWER AND STATUTORY AGENTS IN EACH STATE

Ownership of Borrower:

Direct ownership of Borrower is as follows:
-	99% owned by ORM Timber Fund II, Inc. (“Guarantor”)
-	1% owned by Olympic Resource Management LLC (“Olympic”) and Olympic is the member-manager of the LLC

Direct ownership of Guarantor is as follows:
-	100% owned by 25 common stock investors, one of which is Pope Resources, A Delaware Limited Partnership (“Pope Resources”) that owns 19.2% of Guarantor
-	There are approximately 125 preferred non-voting stock investors in Guarantor

Direct ownership of Olympic is as follows:
-	100% owned by ORM, Inc., a Washington corporation, that is in turn owned 100% by Pope Resources
-	Pope MGP, Inc., the managing general partner of Pope Resources and has a profit-sharing interest only in Olympic

Subsidiaries of Borrower (100% owned):

Tillamook Log Company LLC, a Delaware limited liability company

Officers of Borrower:
David L. Nunes, President & Chief Executive Officer of Olympic
Thomas M. Ringo, Vice President, Chief Financial Officer, Treasurer & Secretary of Olympic

Officers of Guarantor:
David L. Nunes, President
Thomas M. Ringo, Treasurer & Secretary

Officers of Project Manager:
David L. Nunes, President & Chief Executive Officer
Thomas M. Ringo, Vice President, Chief Financial Officer, Treasurer & Secretary

Statutory Agents for Service of Process:

Washington:	Olympic Resource Management LLC
19245 Tenth Avenue NE
Poulsbo, Washington 98370

Oregon:	Davis Wright Tremaine LLP
1300 SW Fifth Avenue, Suite 2300
Portland, Oregon 97201

Schedule 2.3 - 1

SCHEDULE 2.4.1

PENDING LITIGATION

None

Schedule 2.4 - 1

SCHEDULE 2.6.1

PROJECT MANAGER CERTIFICATE

The undersigned Thomas M. Ringo, the Vice President, Chief Financial Officer, Treasurer and Secretary of Olympic Resource Management LLC, a Washington limited liability company, the Project Manager for the Timberlands as that term is defined in paragraph 4.13 of that Loan Agreement dated as of September 1 2010, by and between ORM Timber Operating Company II, LLC as Borrower and Metropolitan Life Insurance Company as Lender, certifies that he is authorized to execute this Project Manager Certificate in the name of and on behalf of the Project Manager, and further certifies and represents to the Lender on behalf of Borrower that:

1.
The information set forth in the timber inventory verification report attached hereto as Schedule 2.6.1A setting forth the species, age, quantity, location and volumes of all standing Timber located on the Timberlands is not misleading and is true, correct and complete at 95% confidence level with a margin of error of +/- 5%, and is the same information that was provided by Borrower and Project Manager to The Healy Company in its development of the comprehensive appraisal of the Copper Creek Block referenced in Section 4.5.2 of the Loan Agreement.

2.	The information referred to above is certified knowing that Lender is relying on such certification to make this Loan.

WITNESS, the signature of the undersigned as an officer of the Project Manager, and not individually, on this Certificate as of this 1st day of September, 2010.

By: __________________________________________ Printed Name: Thomas M. Ringo Title: Vice President, Chief Financial Officer, Treasurer and Secretary

Schedule 2.6.1 - 1

SCHEDULE 2.6.1A

TIMBER VOLUMES

Appraisal Summary Report
All Properties
Property Owner Stand# Available Parcel Yr. Est. Ct. Yr. Stand Type L.S. Owl Cir
All Properties * * * * * * * * *

Misc1 Misc2 SubParcel Mortgage * * * MetLife Collateral

LAND	Gross Acres
Timberland: Non-Timbered:	18,924 2,954
Grand Total:	21,878

PRE-Merchantable	Net Acres
0 - 4 5 - 9 10 - 14 15 - 19 20 - 24 25 - 29 30 - 34	1,597 1,280 790 2,407 1,641 1,518 1,332
Total Pre-Merch Acres	10,566

SUB-Merchantable Timber: Age 35-44
	Acres	12+	8-11	Chipnsaw	Pulpwood	Total MBF
Doug-fir		1,343	5,151	3,767	2,177	49,194
Hemlock		865	1,638	1,364	1,133	5,000
Cedar		43	13	27	38	121
Oth. Con.		196	526	424	285	1,431
Red Alder		1	55	217	407	680
Oth. Hwd.		10	10	90	110	219
Total Sub-Merch Acres	5,178	2,458	7,393	5,889	4,151	56,646

Merchantable Timber: Age 45+
	Acres	12+	8-11	Chipnsaw	Pulpwood	Total MBF
Doug-fir		4,944	7,577	3,400	1,685	56,226
Hemlock		1,965	2,770	2,179	1,731	8,645
Cedar		28	91	53	64	236
Oth. Con.		495	713	355	623	2,186
Red Alder		15	309	924	487	1,735
Oth. Hwd.		69	233	255	105	661
Total Merch MBF	3,180	7,516	11,692	7,165	4,695	69,689

GRAND TOTAL MBF	9,974	19,085	13,054	8,846	126,335

Olympic Resource Management	Area Source: NetAcres	8/20/2010 @ 08:34 AM

Schedule 2.6.1A-1

Appraisal Summary Report
Copper Creek
Property Owner Stand# Available Parcel Yr. Est. Ct. Yr. Stand Type L.S. Owl Cir
Copper Creek * * * * * * * * *

Misc1 Misc2 SubParcel Mortgage * * * MetLife Collateral

LAND	Gross Acres
Timberland: Non-Timbered:	11,308 1,451
Grand Total:	12,759

PRE-Merchantable	Net Acres
0 - 4 5 - 9 10 - 14 15 - 19 20 - 24 25 - 29 30 - 34	848 301 63 97 350 597 1,214
Total Pre-Merch Acres	3,470

SUB-Merchantable Timber: Age 35-44
	Acres	12+	8-11	Chipnsaw	Pulpwood	Total MBF
Doug-fir		997	3,934	3,054	1,712	46,452
Hemlock		441	1,122	1,115	853	3,530
Cedar		7	8	27	31	72
Oth. Con.		184	515	421	282	1,401
Red Alder		1	37	91	214	343
Oth. Hwd.		0	0	77	66	143
Total Sub-Merch Acres	4,912	1,629	5,615	4,786	3,157	51,942

Merchantable Timber: Age 45+
	Acres	12+	8-11	Chipnsaw	Pulpwood	Total MBF
Doug-fir		4,525	7,011	3,135	1,473	54,764
Hemlock		1,503	2,343	1,833	1,567	7,246
Cedar		10	52	46	60	169
Oth. Con.		495	713	355	623	2,186
Red Alder		15	51	334	202	603
Oth. Hwd.		0	6	34	17	57
Total Merch MBF	2,926	6,548	10,178	5,736	3,943	65,024

GRAND TOTAL MBF	8,176	15,793	10,522	7,100	116,967

Olympic Resource Management	Area Source: NetAcres	8/20/2010 @ 08:32 AM

Appraisal Summary Report
Riffe Lake
Property Owner Stand# Available Parcel Yr. Est. Ct. Yr. Stand Type L.S. Owl Cir
Riffe Lake * * * * * * * * *

Misc1 Misc2 SubParcel Mortgage * * * MetLife Collateral

LAND	Gross Acres
Timberland: Non-Timbered:	7,617 1,502
Grand Total:	9,119

PRE-Merchantable	Net Acres
0 - 4 5 - 9 10 - 14 15 - 19 20 - 24 25 - 29 30 - 34	750 979 727 2,310 1,291 921 118
Total Pre-Merch Acres	7,096

SUB-Merchantable Timber: Age 35-44
	Acres	12+	8-11	Chipnsaw	Pulpwood	Total MBF
Doug-fir		346	1,218	713	465	2,741
Hemlock		425	516	249	280	1,470
Cedar		37	5	0	7	49
Oth. Con.		12	12	3	3	31
Red Alder		0	18	126	193	337
Oth. Hwd.		10	10	13	44	76
Total Sub-Merch Acres	267	829	1,777	1,103	993	4,704

Merchantable Timber: Age 45+
	Acres	12+	8-11	Chipnsaw	Pulpwood	Total MBF
Doug-fir		419	566	265	213	1,463
Hemlock		462	426	346	164	1,399
Cedar		18	39	7	3	67
Red Alder		0	257	590	285	1,132
Oth. Hwd.		69	227	221	88	604
Total Merch MBF	254	968	1,515	1,429	752	4,665

GRAND TOTAL MBF	1,798	3,292	2,532	1,746	9,368

Olympic Resource Management	Area Source: NetAcres	8/20/2010 @ 08:30 AM

SCHEDULE 2.6.2

NON-ACCESS TO TIMBERLANDS

RIFFE LAKE TREE FARM

The following portions of the Riffe Lake Block currently are accessible to vehicles by private roads for which Borrower does not currently hold perpetual easements or irrevocable licenses:

South half of the Northwest quarter; the Southwest quarter; the West half of the Southeast quarter of Section 4;
All of Section 8, except the Southeast quarter;
All of Section 9;
All of Section 17, all in Township 11 North, Range 5 East, W.M., County of Lewis, State of Washington.

Government Lots 1, 2, and 3, and the Southwest quarter of the Northeast quarter all in Section 6, Township 12 North, Range 4 East, W.M., County of Lewis, State of Washington.

Northeast quarter of the Southwest quarter and the Southeast quarter of the Northwest quarter, Section 32, Township 12 North, Range 4 East, W.M., County of Lewis, State of Washington.
EXCEPT that portion described as follows: Beginning at the Northwest corner of said Southeast quarter of the Northwest quarter;
Thence South 88° 10’ 29” East 1,333.79 feet;
Thence South 1° 22’ 58” West 971.98 feet;
Thence North 52° 14’ 46” West 1,656.44 feet to the point of beginning.

West half of Section 31, Township 13 North, Range 4 East, W.M., County of Lewis, State of Washington.

COPPER CREEK TREE FARM

The Copper Creek Block currently is accessible to vehicles only via BLM-owned roads passing through Weyerhaeuser lands, BLM lands, the Copper Creek Block, and other private property, under Right-of-Way and Road Use Agreement RWA S-975 dated November 2, 1987, as amended from time to time (as amended, the “Road Use Agreement”), which covers extensive lands owned by Weyerhaeuser.  After closing, the BLM is required to cooperate with the former and new owners in a full or partial assignment of the access rights under the Road Use Agreement, and Weyerhaeuser is required under Section 13.19(b) of the Purchase Agreement to cooperate with Borrower in completing the assignment.

Schedule 2.6.2-1

SCHEDULE 2.6.3

TIMBER SALE AGREEMENTS

1.           Master Stumpage Agreement dated June 7, 2010 between ORM Timber Operating Company II, LLC as Seller, and Tillamook Log Company as Purchaser.

2.           Log Marketing Agreement dated June 1, 2010 between Olympic Resource Management LLC as Contractor, and Tillamook Log Company LLC as Company.

Schedule 2.6.3-1

SCHEDULE 2.6.4

LEASES AFFECTING TIMBERLANDS

None

Schedule 2.6.4-1

SCHEDULE 2.6.5

MINING PERMITS

None

Schedule 2.6.5-1

SCHEDULE 2.7

RENT ROLL – RECREATIONAL LICENSES AND LEASES

None

Schedule 2.7.2-1

SCHEDULE 2.15.4

ENDANGERED SPECIES ISSUES

RIFFE LAKE TREE FARM

None.

There are no known activity centers for Northern Spotted Owls, marbled murrelets, bald or golden eagles, osprey, and other species known to negatively impact timberland management, although these species may be found on nearby and adjacent timberlands.

The majority of the Riffe Lake Tree Farm is located in the Mineral Spotted Owl Special Emphasis Area, which requires special timberland management provisions if habitat exists and an activity center is established.

COPPER CREEK TREE FARM

There are no known activity centers for Northern Spotted Owls, bald or golden eagles, osprey, and other species known to negatively impact timberland management, although these species may be found on nearby and adjacent timberlands.

Northern Spotted Owls are located on adjacent federal timberlands, and adjacent mature timber on the Copper Creek Tree Farm suitable for habitat has been classified as “Unavailable” in the Borrowers Forest Inventory Reporting System.

Upper Willamette River Chinook and Upper Willamette River Steelhead are present in the Molalla River and its larger tributaries, including Copper Creek and the Table Rock Fork of the Molalla River.  These waterways are protected by riparian management zones where they flow through and adjacent to the Copper Creek Tree Farm.

Schedule 2.15.4-1

SCHEDULE 2.15.5

STORAGE TANKS

None

Schedule 2.15.5-1

SCHEDULE 4.2.6

ADMINISTRATIVE VALUES

Schedule 4.2.6 - AdIministiative Values

Species	$ per MBF
Douglas-fir	320

Whitewoods	206

Hardwoods	267

Red Cedar	838

Schedule 4.2.6-1

EXHIBIT A

TIMBERLANDS

COPPER CREEK:

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 7 SOUTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, CLACKAMAS COUNTY, OREGON:

Section 1:
That portion of the South half of the Southwest quarter lying South of the centerline of the Table Rock Fork of the Molalla River
TOGETHER WITH an easement for Access, Utilities, Storm Water Easement Area and Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 2:
That portion of the South half lying South of the centerline of the Table Rock Fork of the Molalla River
TOGETHER WITH an easement for Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 3:
That portion of the  Southeast quarter, Southwest quarter, and the South half of the Northwest quarter lying South of the centerline of the Table Rock Fork of the Molalla River
TOGETHER WITH an easement for Access, Utilities, Storm Water Easement Area and Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 4:
That portion of the Southeast quarter of the Northeast quarter lying South of the centerline of the Table Rock Fork of the Molalla River, the North half of the Southeast quarter, and the Northeast quarter of the Southwest quarter
TOGETHER WITH an easement for Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 10:	The North half

Section 11:	All

Section 12:	All

Section 13:	All

Exhibit A-1

Section 14:	The East half and the Northwest quarter

Section 23:	The East half

Section 24:	The North half; the North half of the Southwest quarter; the Southeast quarter of the Southwest quarter; and the Southeast quarter

Section 28:	The South half

Section 29:	The Southeast quarter

Section 30:	All

Section 31:	Government Lots 1, 2, 5, 6, 7, 8, 13 and 14; the Northeast quarter; and the East half of the Northwest quarter

Section 32:	All

Section 33:	All

Section 34:	All

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 3 EAST OF THE WILLAMETTE MERIDIAN, CLACKAMAS COUNTY, OREGON:

Section 12:	The Northeast quarter, and the North half of the Southeast quarter

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, CLACKAMAS COUNTY, OREGON:

Section 4:	All

Section 5:	All

Section 6:	All

Section 8:	All

Section 9:
The North half, and the Ogle Mountain Consolidated Mining Claim, comprising the Hillside, Franklin No. 1, Franklin No. 2, Oregon City, Silver Leaf, Russell No. 1, Wildcat and Russell Fraction Lodes, being portions of the North half of the Southwest quarter, the Southeast quarter of the Southwest quarter, and the West half of the Southeast quarter of said Section 9, more particularly described as follows:

Exhibit A-2

Commencing at the South quarter section corner of said section; thence North 88o10’ West a distance of 62.5 feet to Corner No. 1 of Hillside Lode, the true point of beginning, said corner being marked by a porphyry stone, 30 x 14 x 7 inches, set 15 inches in the ground, chiseled 1-710, whence a fir, 30 inches in diameter, bears North 35o30’ West 28 feet, and a hemlock, 20 inches in diameter, bears South 74o West 24.2 feet, each blazed and scribed BT 1-710; thence South 89o22’ West, along the Southerly line of said lode, a distance of 115.00 feet to Corner No. 2 therefrom, which is marked by a basalt stone 24 x 9 x 8 inches, set 12 inches in the ground, chiseled 2-710, whence a fir, 48 inches in diameter, bears South 77o20’ West 21.6 feet and a hemlock, 16 inches in diameter, bears North 27o West 11.4 feet, each blazed and scribed BT 2-710; thence North 5o49’ East, along the Westerly line of said lode, a distance of 280.37 feet to its intersection with the Southeasterly line of Franklin No. 1 Lode; thence South 55o50’ West, along the Southeasterly line of said Franklin No. 1 Lode, a distance of 290.49 feet to Corner No. 1 thereof, which is marked by a porphyry stone 24 x 15 x 14 inches, set 12 inches in the ground, chiseled 1-710, whence a hemlock, 16 inches in diameter, bears North 68o30’ East 9.3 feet, and a hemlock, 18 inches in diameter, bears South 58o45’ West 28.0 feet, each blazed and scribed BT 1-710; thence North 34o40’ West, along the Southwesterly line of said lode, a distance of 1445.30 feet to Corner No. 2 thereof, which is also Corner No. 1 of Franklin No. 2 Lode, and is marked by a basalt stone 24 x 14 x 10 inches, set 12 inches in the ground, chiseled 2-1-710, whence a hemlock, 18 inches in diameter, bears North 33o10’ East 26.0 feet, and a hemlock, 18 inches in diameter, bears South 11o30’ East 12.6 feet, each blazed and scribed BT 2-1-710; thence North 30o35’ West, along the Southwesterly line of Franklin No. 2 Lode, a distance of 1160.00 feet to Corner No. 2 thereof, which is marked by a cross (x) at the exact corner point and 2-710 chiseled on the East face of a ledge of rock, whence a fir, 30 inches in diameter, bears North 64o East 18.0 feet, and a fir, 36 inches in diameter, bears North 40o West 13.0 feet, each blazed and scribed BT 2-710; thence North 55o50’ East, along the Northwesterly line of said lode, a distance of 600.00 feet to Corner No. 3 thereof, which is marked by a basalt stone 26 x 12 x 7 inches, set 13 inches in the ground, chiseled 3-710, whence a hemlock, 18 inches in diameter, bears North 74o30’ East 9.3 feet and a hemlock, 18 inches in diameter, bears South 40o West 9.8 feet, each blazed and scribed BT 3-710; thence South 30o35’ East, along the Northeasterly line of said lode, a distance of 740.00 feet to Corner No. 3 of the Oregon City Lode, which is marked by a porphyry stone 24 x 14 x 14 inches, set 12 inches in the ground, chiseled 3-710, whence a hemlock, 16 inches in diameter, bears North 83o30’ East 22.6 feet, and a hemlock, 36 inches in diameter, bears North 18o East 36.4 feet, each blazed and scribed BT 3-710; thence North 59o25’ East, along the

Exhibit A-3

Northerly line of said Oregon City Lode, a distance of 365.00 feet to Corner No. 4 thereof, which is marked by a porphyry stone 24 x 16 x 12 inches, set 12 inches in the ground, chiseled 4-710, whence a hemlock, 14 inches in diameter, bears South 52o East 15.3 feet, and a hemlock, 30 inches in diameter, bears South 48o30’ West 15.8 feet, each blazed and scribed BT 4-710; thence South 21o15’ East, along the Easterly line of said lode, a distance of 449.70 feet to Corner No. 5 thereof, which is also Corner No. 2 of Silver Leaf Lode, and is marked by a porphyry stone 26 x 10 x 6 inches, set 13 inches in the ground, chiseled 2-710, whence a fir, 30 inches in diameter, bears South 15o20’ East 8.6 feet, and a hemlock, 18 inches in diameter, bears North 42o25’ East 10.7 feet, each blazed and scribed BT 2-5-710; thence North 62o50’ East, along the Northerly line of said Silver Leaf Lode, a distance of 537.9 feet to Corner No. 3 thereof, which is also Corner No. 2 of Russell Fraction Lode, and is marked by a basalt stone 26 x 10 x 5 inches, set 14 inches in the ground, chiseled 3-2-710, whence a hemlock, 18 inches in diameter, bears South 44o40’ West 24.8 feet, and a hemlock, 18 inches in diameter, bears North 33o45’ West 22.8 feet, each blazed and scribed BT 3-710; thence North 15o58’ West, along the Westerly line of said Russell Fraction Lode, a distance of 535.50 feet to Corner No. 3 thereof, which is marked by a cross (x) at the exact corner point and 3-710 chiseled on a ledge of rock facing West, whence a hemlock, 20 inches in diameter, bears North 33o30’ West 17.5 feet, and a hemlock, 22 inches in diameter, bears South 23o West 18.2 feet, each blazed and scribed BT 3-710; thence North 80o21’ East, along the Northerly line of said lode, a distance of 575.00 feet to Corner No. 4 thereof, which is marked by a basalt stone 24 x 10 x 6 inches, set 12 inches in the ground, chiseled 4-710, whence a hemlock, 20 inches in diameter, bears North 3o20’ East 10.5 feet, and a hemlock, 16 inches in diameter, bears South 89o30’ West 10.3 feet, each blazed and scribed BT 4-710; thence South 0o17’ West, along the Easterly line of said lode, a distance of 701.15 feet to its intersection with the Northerly line of Russell No. 1 Lode; thence North 72o13’ East, along the Northerly line of said Russell No. 1 Lode, a distance of 306.30 feet to Corner No. 3 thereof, which is also Corner No. 2 of Wildcat Lode, and is marked by a basalt stone 24 x 10 x 8 inches, set 12 inches in the ground, chiseled 3-2-710, whence a larch, 26 inches in diameter, bears South 54o10’ West 26.6 feet, and a fir, 30 inches in diameter, bears South 6o30’ West 7.0 feet, each blazed and scribed BT 3-2-710; thence South 86o24’ East, along the Northerly line of said Wildcat Lode, a distance of 565.90 feet to Corner No. 3 thereof, which is marked by a basalt stone 26 x 12 x 7 inches, set 12 inches in the ground, chiseled 3-710, whence a hemlock, 36 inches in diameter, bears South 30o West 23.3 feet, and a fir, 24 inches in diameter, bears South 38o30’ West 45.6 feet, each blazed and scribed BT 3-710; thence South 1o35’ West, along the Easterly line of said lode, a distance of 1120.70 feet to Corner No. 4 thereof, which is marked by a basalt stone 24 x 20 x 6 inches, set 12 inches in the ground, chiseled 4-710,

Exhibit A-4

whence a fir, 24 inches in diameter, bears South 31o15’ West 21.2 feet, and a pine, 18 inches in diameter, bears South 27o30’ East 18.5 feet, each blazed and scribed BT 4-710; thence North 86o24’ West, along the Southerly line of said lode, a distance of 600.00 feet to Corner No. 1 thereof, which is also Corner No. 4 of said Russell No. 1 Lode, and is marked by a basalt stone 24 x 10 x 6 inches, set 12 inches in the ground, chiseled 1-4-710, whence a fir, 26 inches in diameter, bears North 39o10’ East 8.8 feet, and a fir, 26 inches in diameter, bears North 13o West 5.8 feet, each blazed and scribed 1-4-710; thence South 72o13’ West, along the Southerly line of said Russell No. 1 Lode, a distance of 466.80 feet to Corner No. 1 thereof, which is also Corner No. 4 of said Hillside Lode, and is marked by a basalt stone, 24 x 14 x 12 inches, set 12 inches in the ground, chiseled 4-1- 710, whence a hemlock, 30 inches in diameter, bears North 40o East 18.9 feet, and a hemlock, 30 inches in diameter, bears South 10o30’ West 21.4 feet, each blazed and scribed BT 4-1-710; thence South 20o57’ West, along the Easterly line of said Hillside Lode, a distance of 809.00 feet to the true point of beginning.

(The diameters of the bearing trees mentioned herein were measured in the period October 5 to 20, 1908.)

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 3 EAST OF THE WILLAMETTE MERIDIAN, MARION COUNTY, OREGON:

Section 12:	The Southeast quarter of the Southeast quarter, and Government Lot 6.

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, MARION COUNTY, OREGON:

Section 16:	The North half, the Southwest quarter, and the West half of the Southeast quarter

Section 17:	The East half

Section 18:	All

Section 20:	All

Section 21:	The Northwest quarter

Exhibit A-5

RIFFE LAKE:

THE FOLLOWING DESCRIBED PROPERTY IN SITUATED IN LEWIS COUNTY WASHINGTON:

PARCEL 1

South half of the northwest quarter; the southwest quarter; the west half of the southeast quarter of Section 4, Township 11 North, Range 5 East, W.M., Lewis County, Washington.

PARCEL 2

ALL of Section 8, Township 11 North, Range 5 East, W.M., Lewis County, Washington.
EXCEPT the southeast quarter of said Section 8.

PARCEL 3

ALL of Section 9, Township 11 North, Range 5 East, W.M., Lewis County, Washington.

PARCEL 4

ALL of Section 17, Township 11 North, Range 5 East, W.M., Lewis County, Washington.

PARCEL 5

Southwest quarter of the northeast quarter; the west half of the southwest quarter; the north half of the southeast quarter; Government Lots 5-11 inclusive in Section 3, Township 11 North, Range 6 East, W.M., Lewis County, Washington.
TOGETHER WITH those easement rights as disclosed by that document recorded June 17, 1968, under Auditor's File No. 724363.

PARCEL 6

Government Lots 1-4 inclusive, 8 and 9 in Section 4, Township 11 North, Range 6 East, W.M., Lewis County, Washington.
EXCEPT that portion of the northwest quarter of Section 4, Township 11 North, Range 6 East, W.M., Lewis County, Washington, described as follows:
BEGINNING at the northwest corner of said Section; thence south 02º58'30" west along the west line of said Section a distance of 346.61 feet to the true point of beginning; thence south 66º45'18" east a distance of 445.73 feet; thence south 78º47'35" east a distance of 175.48 feet; thence north 77º41'25" east a distance of 1374.99 feet; thence south 81º27'58" east a distance of 202.86 feet; thence south 04º10'13" west to the right bank of the Cispus River; thence continuing southerly and westerly along the top bank of said River to the intersection of said west line and the northerly top bank of said River; thence continuing north 02º58'30" east along said west line to the true point of beginning.

Exhibit A-6

TOGETHER WITH those easement rights as disclosed by that document recorded June 17, 1968, under Auditor's File No. 724363.

PARCEL 7

ALL of Section 14, Township 11 North, Range 6 East, W.M., Lewis County, Washington.
TOGETHER WITH those easement rights as disclosed by that document recorded June 17, 1968, under Auditor's File No. 724363.

PARCEL 8

ALL of Section 1, Township 12 North, Range 3 East, W.M., Lewis County, Washington.
EXCEPT Government Lot 1 and the southeast quarter of the northeast quarter.
TOGETHER WITH easement rights as disclosed by that document recorded May 15, 1989, under Auditor's File No. 8903952.

PARCEL 9

ALL of Section 3, Township 12 North, Range 3 East, W.M., Lewis County, Washington.
EXCEPT the south half of the southeast quarter.

PARCEL 10

ALL of Section 4, Township 12 North, Range 3 East, W.M., Lewis County, Washington. EXCEPT that portion of the southwest quarter of said Section, described as follows:
BEGINNING at the southwest corner of said southwest quarter; thence north 400 feet along the west line of said southwest quarter; thence east 270 feet to the true point of beginning; thence west 270 feet to the west line of said southwest quarter; thence north 1613 feet along said west line; thence east 60 rods; thence south 42 rods; thence southwesterly to the true point of beginning.

PARCEL 11A

North half of Section 5, Township 12 North, Range 3 East, W.M., Lewis County, Washington. EXCEPT the southeast quarter of the northwest quarter thereof.

PARCEL 11B

South half of the southeast quarter of Section 5, Township 12 North, Range 3 East, W.M., Lewis County, Washington.
EXCEPT a tract of land in the northeast quarter of the southeast quarter of the southeast quarter described as follows:
BEGINNING at the northeast corner of said southeast quarter of the southeast quarter; thence 170 feet west along the north line of said southeast quarter of the southeast quarter to a point; thence south approximately 15 feet to the north boundary of the Lewis County Road; thence southeasterly along the east boundary of said County Road to a point where it intersects the east line of said southeast quarter of the southeast quarter; thence north along the east line of said southeast quarter of the southeast quarter approximately 514 feet to the point of beginning.
ALSO EXCEPT the Young County Road.

Exhibit A-7

PARCEL 11C

The southeast quarter of the northwest quarter and the northeast quarter of the southwest quarter of Section 5, Township 12 North, Range 3 East, W.M., Lewis County, Washington.
EXCEPT that portion of the northeast quarter of the southwest quarter of Section 5, Township 12 North, Range 3 East, W.M., Lewis County, Washington, more particularly described as follows:
BEGINNING at the southwest corner of said Subdivision; thence north 2º26'56" east along the west line of said Subdivision a distance of 441.49 feet; thence south 88º36'56" east a distance of 1280.20 feet to the east line of said Subdivision; thence south 1º45'11" west along the east line of said Subdivision a distance of 441.42 feet to the southeast corner of said Subdivision; thence north 88º36'56" west along the south line of said Subdivision a distance of 1285.56 feet to the point of beginning.

PARCEL 12

Government Lots 1 and 2 of Section 6, Township 12 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 13

Northeast quarter of the northeast quarter of the northeast quarter of Section 8, Township 12 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 14

North half of the north half of Section 9, Township 12 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 15

The north half of the north half of Section 10, Township 12 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 16

All of Section 11, Township 12 North, Range 3 East, W.M., Lewis County, Washington, EXCEPT that part of the south half of the southwest quarter lying southwesterly of the following described line:
Beginning at the northwest corner of the southwest quarter of the southwest quarter; thence southeasterly to the south one-quarter corner and the terminus of said line.  ALSO EXCEPT Primary State Highway No. 5.

Exhibit A-8

PARCEL 17

South half of Section 12, Township 12 North, Range 3 East, W.M., Lewis County, Washington.
EXCEPT that part lying southeasterly and south of a line described as follows:
BEGINNING at the southeast corner of the northeast quarter of the southeast quarter; thence northerly along the east line of said Section a distance of 400.0 feet; thence westerly parallel to the south line of said northeast quarter of the southeast quarter to a point on the west line of said Subdivision; thence southwesterly to the southwest corner of the southeast quarter of the southeast quarter of the southwest quarter and the terminus of said line.
ALSO EXCEPT Primary State Highway No. 5.
ALSO EXCEPT Rife-Morton Highway.

PARCEL 18

That portion of the north half of the northwest quarter of Section 13, Township 12 North, Range 3 East, W.M., Lewis County, Washington, lying northwesterly of the following described line:
BEGINNING at the southwest corner of the north half of the northwest quarter; thence north 58º57'36" east to the northwest corner of the northeast quarter of the northeast quarter of the northwest quarter and the terminus of said line.

PARCEL 19

That part of the northwest quarter of the northeast quarter of Section 14, Township 12 North, Range 3 East, W.M., Lewis County, Washington, lying northerly of a line beginning at the north quarter corner; thence on a bearing south 60º54'03" east to the northeast corner of the southeast quarter of the northwest quarter of the northeast quarter.
ALSO that part of the northeast quarter of the northeast quarter of Section 14, Township 12 North, Range 3 East, W.M., Lewis County, Washington, lying northerly of a line beginning at the northwest corner of the southwest quarter of the northeast quarter of the northeast quarter; thence south 60º37'52" east to the southeast corner of the northeast quarter of the northeast quarter.

PARCEL 20

Government Lots 1, 2, and 3, and the southwest quarter of the northeast quarter all in Section 6, Township 12 North, Range 4 East, W.M., Lewis County, Washington.

Exhibit A-9

PARCEL 21

Northeast quarter of the southwest quarter and the southeast quarter of the northwest quarter, Section 32, Township 12 North, Range 4 East, W.M., Lewis County, Washington.
EXCEPT that portion described as follows:  Beginning at the northwest corner of said southeast quarter of the northwest quarter; thence south 88º10'29" east 1333.79 feet; thence south 1º22'58" west 971.98 feet; thence north 52º14'46" west 1656.44 feet to the point of beginning.

PARCEL 22

That portion of Section 33, Township 12 North, Range 6 East, W.M., Lewis County, Washington, lying southeasterly of Line "A":
BEGINNING at the northwest corner of said Section; thence south 01º11'41" west a distance of 276.50 feet to a point on the west line of said Section; thence south 04º45'45" east along said west line a distance of 344.18 feet; thence north 35º39'51" east a distance of 597.29 feet; thence north 84º34'31" east a distance of 521.07 feet; thence south 69º21'42" east a distance of 963.53 feet; thence north 87º37'09" east a distance of 470.73 feet; thence south 75º09'24" east a distance of 662.91 feet; thence south 58º55'09" east a distance of 358.49 feet; thence north 47º52'15" east a distance of 628.57 feet; thence north 30º10'05" east a distance of 435.77 feet to the north line of said Section; thence north 89º26'00" east along said north line a distance of 1072.76 feet to the true point of beginning of Line "A"; thence south 05º41'23" west a distance of 1053.06 feet; thence south 37º40'05" west a distance of 1589.65 feet; thence south 68º35'31" west a distance of 1361.82 feet; thence north 29º14'23" west a distance of 665.42 feet; thence south 65º23'29" west a distance of 1657.40 feet; thence south 87º41'13" west a distance of 580.65 feet to the west quarter corner of said Section and the terminus of said Line "A".

ALSO that portion of the north half of Section 33, Township 12 North, Range 6 East, W.M., Lewis County, Washington, lying northerly of the following described property:
That portion of the north half of Section 33, Township 12 North, Range 6 East, W.M., Lewis County Washington, described as follows: BEGINNING at the northwest corner of said Section; thence south 01º11'41" west a distance of 276.50 feet to a point on the west line of said Section; thence south 04º45'45" east along said west line a distance of 344.18 feet to the True Point of Beginning; thence north 35º39'51" east a distance of 597.29 feet; thence north 84º34'31" east a distance of 521.07 feet; thence south 69º21'42" east a distance of 963.53 feet; thence north 87º37'09" east a distance of 470.73 feet; thence south 75º09'24" east a distance of 662.91 feet; thence south 58º55'09" east a distance of 358.49 feet; thence north 47º52'15" east a distance of 628.57 feet; thence north 30º10'05" east a distance of 435.77 feet to the north line of said Section; thence north 89º26'00" east along said north line a distance of 1072.76 feet; thence south 05º41'23" west a distance of 1053.06 feet; thence south 37º40'05" west a distance of 1589.65 feet; thence south 68º35'31" west a distance of 1361.82 feet; thence north 29º14'23" west a distance of 665.42 feet; thence south 65º23'29" west a distance of 1657.40 feet; thence south 87º41'13" west a distance of 580.65 feet to the west one quarter corner of said Section; thence north 04º45'45" west along the west line a distance of 2275.51 feet to the True Point of Beginning.
EXCEPTING THEREFROM the Cowlitz River.
TOGETHER WITH those easement rights as disclosed by that document recorded June 17, 1968, under Auditor's File No. 724363.
ALSO TOGETHER WITH those easement rights as disclosed by those documents recorded August 3, 2010, under Auditor's File Nos. 3348832 and 3348833.

Exhibit A-10

PARCEL 23

The southwest quarter of the northeast quarter and Government Lot 6 (fractional southwest quarter of the northwest quarter) and the south half of Government Lot 7 (fractional southeast quarter of the northwest quarter) and that portion of the east half of Government Lot 2 (fractional northwest quarter of the northeast quarter), lying south of Bennett County Road, all in Section 24, Township 12 North, Range 7 East, W.M., Lewis County, Washington.

ALSO that portion of Government Lot 5 (fractional northwest quarter of the northwest quarter) in Section 24, Township 12 North, Range 7 East, W.M., Lewis County, Washington, described as follows:
BEGINNING at the northwest corner of said Section 24; thence south 1020 feet; thence north 63º east 630 feet; thence north 17º east 225 feet; thence north 43º east to the north line of the said Section; thence west along the Section line to the point of beginning.

PARCEL 24

The northeast quarter of the southeast quarter of Section 31, Township 13 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 25

The south half of Section 34, Township 13 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 26

South half of the northwest quarter; the east half of the southeast quarter; the east half of the west half of the southeast quarter all in Section 35, Township 13 North, Range 3 East, W.M., Lewis County, Washington.

PARCEL 27

The south half of the southwest quarter of Section 24, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
ALSO the northeast quarter of Section 24, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
EXCEPT the southwest quarter of the northeast quarter.
TOGETHER WITH those easement rights as disclosed by those documents recorded August 4, 2010, under Auditor's File Nos. 3348881, and December 2, 2008, under Auditor's File No. 3317340.

Exhibit A-11

PARCEL 28

That portion of Section 25, Township 13 North, Range 4 East, W.M., Lewis County, Washington, lying westerly of the North Fork of the Tilton River.
TOGETHER WITH those easement rights as disclosed by that document recorded December 2, 2008, under Auditor's File No. 3317340.

PARCEL 29A

The north half of the south half of Section 26, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
EXCEPT the east half of the northeast quarter of the southeast quarter of Section 26, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
ALSO, the south half of the southeast quarter and the southeast quarter of the southwest quarter of Section 26, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
EXCEPT the east half of the southeast quarter of the southeast quarter of Section 26, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
TOGETHER WITH those easement rights as disclosed by that document recorded December 2, 2008, under Auditor's File No. 3317340.

PARCEL 29B

The east half of the northeast quarter of the southeast quarter of Section 26, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
ALSO, the east half of the southeast quarter of the southeast quarter of Section 26, Township 13 North, Range 4 East, W.M., Lewis County, Washington.
TOGETHER WITH those easement rights as disclosed by that document recorded December 2, 2008, under Auditor's File No. 3317340.

PARCEL 30

West half of Section 31, Township 13 North, Range 4 East, W.M., Lewis County, Washington.

Exhibit A-12

PARCEL 31

The northwest quarter of the northeast quarter of Section 35, Township 13 North, Range 4 East, W.M., Lewis County, Washington.

EXCEPT State Road No. 7, as described in Warranty Deed recorded November 9, 1971, under Auditor's File No. 760141.

ALSO that part of the west half of the northeast quarter of Section 35, Township 13 North, Range 4 East, W.M., Lewis County, Washington, described as follows:
BEGINNING at Highway Engineer's Station (hereinafter referred to as HES) 80+00 on the SR 7 Line Survey of SR 7, Morton to Elbe; thence southeasterly to a point opposite said HES and 125 feet southeasterly therefrom; thence northeasterly parallel with said SR 7 Line Survey to a point opposite HES 90+00 thereon; thence northeasterly to a point opposite HES 92+00 on said SR 7 Line Survey and 140 feet southeasterly therefrom; thence northeasterly (along a line drawn from said point opposite HES 92+00 and 140 feet southeasterly therefrom northeasterly to a point opposite HES 97+00 on said SR 7 Line Survey and 110 feet southeasterly therefrom) to a point on the east line of said west half of the northeast quarter; thence northerly along said east line to a point on a line drawn parallel with and 190 feet northwesterly, when measured radially, from said SR 7 Line Survey; thence southwesterly along said parallel line to a point opposite HES 89+00 thereon; thence southwesterly to a point opposite HES 88+00 on said SR 7 Line Survey and 100 feet northwesterly therefrom; thence southwesterly parallel with said SR 7 Line Survey to a point opposite said HES 80+00 thereon; thence southeasterly to the point of beginning.
TOGETHER WITH those easement rights as disclosed by that document recorded December 2, 2008, under Auditor's File No. 3317340.

Exhibit A-13

EXHIBIT B

PARTIAL RELEASE FORMS

REQUEST FOR PARTIAL RECONVEYANCE

TO:           Chicago Title Insurance Company, Trustee

Reference is made to that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated September 1, 2010 recorded on ____________, 2010 in File No. __________________,  Official Records of ____________ County, [Washington] [Oregon], (as supplemented and amended from time to time, the “Deed of Trust”), made by ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company (the “Grantor”) to the above named Title Insurance Company, as trustee (the “Trustee”) for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the “Beneficiary”), in which the Grantor conveyed that certain real property, together with the appurtenances thereto and improvements and timber thereon and other interests therein, as more fully described in the Deed of Trust (the “Property”), reference to which is hereby made, to secure a certain Promissory Note of even date therewith from Grantor to the Beneficiary.

You are hereby requested and directed to reconvey to the Grantor, without warranty, the estate now held by you under the Deed of Trust in and to ONLY that certain portion of the Property more particularly described on Exhibit A attached hereto and made a part hereof, together with the appurtenances thereto and improvements and timber thereon and other interests therein (the “Released Property”).

It is expressly agreed and understood that this is a partial reconveyance only as to the Released Property; and nothing herein contained shall be construed to in any way affect, impair, or release the liens and security interest held by the Trustee under the Deed of Trust as to any other portion of the Property, or any other property whatsoever, real or otherwise, and any appurtenances thereto and improvements or timber thereon, described in the Deed of Trust, but all such other property shall remain bound and encumbered in favor of Beneficiary, pursuant to the terms of the Deed of Trust in the same manner as if this Request for Partial Reconveyance had never been given. You are to record said reconveyance and the recorded document should be mailed to, and your fees and the recording fees in connection herewith paid by:    [Insert the Borrower’s Name].

[Remainder of page intentionally left blank, signature page to follow]

Exhibit B-1

Dated this _____ day of _____________, 20____.

Beneficiary:
METROPOLITAN LIFE INSURANCE COMPANY

By:
Name:
Title:
Duly Authorized

Address of Beneficiary:

Metropolitan Life Insurance Company
6750 Poplar Avenue, Suite 109
Memphis, Tennessee  38138
Attention: Paulette J. Oxner

Exhibit B-2

EXHIBIT A

[Insert Legal Description]

Exhibit B-3

WHEN RECORDED RETURN TO:
[Name of Borrower]
[Address:_____________]
[Attention:____________]

DEED OF PARTIAL RECONVEYANCE
(WITHOUT SATISFACTION)

The undersigned is the trustee (“Trustee”) under that certain Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated September 1, 2010 recorded on ____________, 2010 in File No. __________________,  Official Records of ____________ County, [Washington] [Oregon] (as supplemented and amended from time to time, the “Deed of Trust”), made by ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company (the “Grantor”) for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the “Beneficiary”), in which the Grantor conveyed that certain real property, together with the appurtenances thereto and improvements and timber thereon and other interests therein, as more fully described in the Deed of Trust (the “Property”), reference to which is hereby made, to secure a certain Promissory Note of even date therewith from Grantor to the Beneficiary.

The undersigned, having received a written request from the Beneficiary to reconvey without warranty to the Grantor ONLY that certain portion of the Property more particularly described in Exhibit A attached hereto and made a part hereof, together with the appurtenances thereto and improvements and timber thereon and other interests therein (the “Release Property”), does hereby reconvey the Release Property to the Grantor.

It is expressly agreed and understood that this is a partial reconveyance only as to the Release Property; and nothing herein contained shall be construed to in any way affect, impair, or release the liens and security interest held by the Trustee under the Deed of Trust as to any other portion of the Property, and any other property whatsoever, real or otherwise, and any appurtenances thereto and improvements or timber thereon, described in the Deed of Trust, but all such other property shall remain bound and encumbered in favor of Beneficiary, pursuant to the terms of the Deed of Trust in the same manner as if this Partial Reconveyance had never been given.  The Loan secured by the Deed of Trust remains outstanding and this Partial Reconveyance does not satisfy or evidence the satisfaction of any portion of the outstanding indebtedness.

Dated this   _____ day of _____________, 20___.

Trustee:
CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:
Duly Authorized

Exhibit B-4

STATE OF WASHINGTON	)
) ss.
COUNTY OF	)

On this ____ day of _________, 20___, before me, the undersigned, a Notary Public in and for the State of Oregon, duly commissioned and sworn, personally appeared _____________________, to me known to be the _________________________ of the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, and on oath stated that he/she is authorized to execute the said instrument for the uses and purposes therein mentioned.

Witness my hand and official seal affixed the day and year first above written

NOTARY PUBLIC in and from the State of
My appointment expires:	,
My Commission expires on:

Exhibit B-5

EXHIBIT A

Release Property

[Insert Legal Description]

Exhibit B-6